                     AMERICA FIRST TAX EXEMPT MORTGAGE FUND
                              LIMITED PARTNERSHIP
                         CONSENT SOLICITATION STATEMENT
                               ------------------

                    AMERICA FIRST TAX EXEMPT INVESTORS, L.P.
                                   PROSPECTUS

    This Consent Solicitation Statement/Prospectus is being furnished to the holders of Beneficial Unit Certificates ("BUCs") representing assigned limited partnership interests in America First Tax Exempt Mortgage Fund Limited Partnership (the "Existing Fund") in connection with the solicitation of the written consents of the BUC holders to a transaction (the "Transaction") consisting of a merger of the Existing Fund with America First Tax Exempt Investors, L.P., a newly formed Delaware limited partnership (the "New Fund"), pursuant to the terms of an Agreement of Merger between the Existing Fund and the New Fund (the "Merger Agreement"). Upon completion of the Transaction, the separate existence of the Existing Fund will cease and BUC holders of the Existing Fund will become BUC holders of the New Fund. Consummation of the Transaction is subject to various conditions, including approval thereof by a majority in interest of the BUC holders of the Existing Fund. This Consent Solicitation Statement/Prospectus also constitutes the Prospectus of the New Fund with respect to the issuance of 9,979,128 BUCs representing assigned limited partnership interests in the New Fund to the holders of BUCs in the Existing Fund in connection with the Transaction.

    A consent card is included with this Consent Solicitation Statement/Prospectus and BUC holders are asked to complete, date and sign the consent card and return it to Service Data Corporation in the enclosed envelope as soon as possible. In order to be valid, consents must be received by Service Data Corporation by 5:00 p.m., Central time, on November 5, 1998. A consent will be valid only if it is executed by or on behalf of a person who is a beneficial holder of a BUC as of September 25, 1998 (the "Record Date"). An otherwise valid consent will be deemed to grant consent to the Transaction if it is not marked to withhold consent or to abstain. A CONSENT MAY NOT BE REVOKED AFTER THE CONSENT CARD IS DELIVERED TO SERVICE DATA CORPORATION. No meeting of BUC holders will be held with respect to the Transaction.

THE TRANSACTION INVOLVES RISKS, ADVERSE CONSEQUENCES AND CONFLICTS OF INTEREST THAT SHOULD BE CONSIDERED BY BUC HOLDERS. IN PARTICULAR, BUC HOLDERS SHOULD CONSIDER THE FOLLOWING. FOR A MORE COMPLETE DISCUSSION OF RISK FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING THE TRANSACTION, SEE "RISK FACTORS" ON PAGE 18.

    - The New Fund intends to make additional investments with cash that the Existing Fund would be required to distribute to BUC holders.

    - The New Fund intends to "securitize" its existing tax-exempt bonds by dividing them into a senior security (a "Senior Interest") and a subordinate security (a "Subordinate Interest"). The General Partner has not previously engaged in securitization transactions.

    - The New Fund will keep the Subordinate Interests, but will sell the Senior Interests. If there is not enough cash available to pay all principal or interest on both the Senior Interest and the Subordinate Interest created from a particular tax-exempt bond, the holder of the Senior Interest will be paid before the New Fund is paid on its Subordinate Interest. This may cause the BUC holders in the New Fund to receive smaller cash distributions than they receive from the Existing Fund.

    - The New Fund intends to issue additional BUCs. This will reduce the partnership interests of existing BUC holders and could result in less cash available for distribution per BUC. It may also cause a reduction in the market price for BUCs.

    - The General Partner has not identified any tax-exempt bonds or other investments for the New Fund to acquire. If the New Fund raises additional money from the sale of Senior Interests and additional BUCs and is unable to invest in the kinds of securities it is seeking, its distributions to BUC holders may be less than distributions from the Existing Fund.

                          (continued on inside cover page)

    This Consent Solicitation Statement/Prospectus and the consent cards are first being mailed to BUC holders on or about September 30, 1998.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED
         UPON THE ACCURACY OR ADEQUACY OF THIS CONSENT SOLICITATION
        STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE
   MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

  The date of this Consent Solicitation Statement/Prospectus is September 22 ,
                                      1998

    (continued from cover)

    - The New Fund may acquire mortgages which generate interest income that is subject to federal income taxation. The Existing Fund could only acquire tax-exempt mortgage bonds. Therefore, BUC holders of the New Fund may be subject to federal income taxation on a portion of their share of the New Fund's income.

    - The operating expenses of the New Fund are expected to be higher than those of the Existing Fund. The higher expenses may cause the New Fund to have less cash to distribute to BUC holders than would the Existing Fund.

    - The additional tax-exempt bonds that the New Fund will seek to buy will not be investment grade securities. This means they carry a higher risk of default than other types of debt securities. If a default happens, the amount of cash the New Fund will have to distribute will be reduced.

    - BUC holders will depend on the General Partner to make all decisions regarding the additional investments made by the New Fund.

    - The General Partner has a conflict of interest in recommending the Transaction to BUC holders because the General Partner expects to receive increased amounts of fees and cash distributions as a result of the Transaction.

    - There are alternatives to the Transaction, including (i) continuing the Existing Fund with its present assets and (ii) liquidating the tax-exempt bonds held by the Existing Fund and distributing the proceeds to the BUC holders. The General Partner expects to receive greater fees and cash distributions if the Transaction is completed than if any of the alternatives thereto are undertaken. By approving the Transaction, the BUC holders will effectively preclude the pursuit of any of these alternatives.

    - The General Partner has not obtained an independent fairness opinion or other evaluation of the Transaction.

    - The General Partner will be able to charge the New Fund an annual administrative fee based on the amount of new tax-exempt bonds acquired by the New Fund. If the New Fund pays additional fees to the General Partner, the amount of cash it has to distribute will be reduced.

    - The New Fund could pay the General Partner more to manage properties acquired in foreclosure of tax-exempt bonds than could the Existing Fund.

    - Amendments to the New Partnership Agreement that affect the timing or amounts of cash distributions to BUC holders may be made with the consent of a majority of BUC holders. The Current Partnership Agreement requires such amendments to be approved by all BUC holders.

    - Under the New Partnership Agreement, the amount for which the General Partner is entitled to sell its partnership interest to a successor general partner is calculated in a different manner and this change may increase the price the General Partner could charge for its partnership interest. This may make it more difficult to locate a successor general partner.

    - There will not be an active trading market for Subordinate Interests or many of the additional tax-exempt bonds acquired by the New Fund. This may prevent the New Fund from selling its assets at the time or prices it desires, which may affect the amount and timing of distributions to BUC holders of the New Fund.

    - There is no current trading market for the BUCs of the New Fund and there can be no assurance that one will develop.

    - BUC holders voting against the Transaction will not be entitled to any appraisal or other dissenters' rights under Delaware law and will not be afforded any by the Existing Fund.

                             AVAILABLE INFORMATION

    America First Tax Exempt Mortgage Fund Limited Partnership (the "Existing Fund") is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Regional Offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a web site on the Internet that contains reports and other information regarding the Existing Fund. The address of the Commission's web site is http://www.sec.gov.

    This Consent Solicitation Statement/Prospectus omits certain information contained in the Registration Statement on Form S-4 and exhibits relating thereto, including any amendments (the "Registration Statement"), of which this Consent Solicitation Statement/Prospectus is a part and which America First Tax Exempt Investors, L.P. (the "New Fund") has filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). Reference is made to such Registration Statement for further information with respect to the New Fund and the BUCs of the New Fund offered hereby. Statements contained herein or incorporated herein by reference concerning the provisions of documents are summaries of such documents, and each such statement is qualified in all respects by the provisions of such exhibit or other document to which reference is thereby made for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's offices (at the above addresses) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents, previously filed by the Existing Fund (SEC file no. 14314) with the Commission pursuant to the Exchange Act, are incorporated herein by reference:

    - The Existing Fund's Annual Report on Form 10-K for the year ended December 31, 1997.

    - The Existing Fund's Quarterly Reports on Form 10-Q for the three months ended March 31, 1998 and June 30, 1998.


    Each additional document filed by the Existing Fund pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Consent Solicitation Statement/Prospectus and prior to the last date upon which consents may be validly returned by BUC holders of the Existing Fund shall be deemed to be incorporated by reference in this Consent Solicitation Statement/Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated by reference will be deemed to be modified or superseded for the purpose of this Consent Solicitation Statement/Prospectus to the extent that such statement contained therein or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Consent Solicitation Statement/Prospectus.



    The Existing Fund has incorporated certain of its reports filed with the Commission into the Registration Statement. The Existing Fund will provide without charge to each person, including any beneficial owner of its BUCs, to whom a copy of this Consent Solicitation Statement/Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all reports incorporated by reference in the Registration Statement, other than exhibits to such documents. Such written or oral request should be directed to Maurice E. Cox, Jr. at America First Companies L.L.C., Suite 400, 1004 Farnam Street, Omaha, Nebraska 68102, telephone number (402) 444-1630.

                           FORWARD-LOOKING STATEMENTS

    This Consent Solicitation Statement/Prospectus and the reports of the Existing Fund incorporated by reference herein contain certain forward-looking statements that involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the New Fund or the Existing Fund to be materially different from results or plans expressed or implied by such forward-looking statements. Such factors include, among other things, adverse changes in the real estate or tax-exempt bond markets, risk of default under the mortgage bonds, interest rate fluctuations, tax treatment of the New Fund or the Existing Fund and their investments, environmental/safety requirements, adequacy of insurance coverage, and general and local economic and business conditions. Although the General Partner believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included or incorporated by reference in this Consent Solicitation Statement/ Prospectus will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements, the inclusion of such information should not be regarded as a representation by the General Partner or any other person that the objectives and plans of the New Fund or the Existing Fund will be achieved.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
SUMMARY....................................................................................................           1
  The Transaction..........................................................................................           1
  Purposes of the Transaction..............................................................................           1
  Background for the Transaction...........................................................................           4
  Risk Factors.............................................................................................           5
  Consideration of Alternatives............................................................................           7
  Recommendation of the General Partner....................................................................           8
  Fairness Determination of the General Partner............................................................           8
  Consent of BUC Holders...................................................................................           8
  Comparison of the New Partnership Agreement and the Current Partnership Agreement........................           9
  Transferability of BUCs..................................................................................          15
  Federal Income Tax Consequences..........................................................................          16
  Accounting Treatment.....................................................................................          16

SUMMARY FINANCIAL INFORMATION..............................................................................          17

RISK FACTORS...............................................................................................          18
  New Fund May Reinvest....................................................................................          18
  Senior Interests Will Have First Right to Cash Flow......................................................          18
  New Fund May Issue Additional BUCs.......................................................................          18
  No Additional Tax Exempt Bonds Have Been Identified......................................................          18
  New Fund May Acquire Taxable Mortgages...................................................................          19
  New Fund May Incur Higher Expenses.......................................................................          19
  Additional Bonds Will Not Be Rated Securities............................................................          19
  Dependence on the General Partner........................................................................          19
  The General Partner Has Not Previously Engaged in Securitizations........................................          19
  Conflicts of Interest....................................................................................          20
  Possible Alternatives to the Transaction Will Not Be Pursued.............................................          20
  No Fairness Opinion......................................................................................          20
  Property Management Fees May Be Higher...................................................................          20
  New Partnership Agreement May Be Amended More Easily.....................................................          21
  General Partner's Interest Will Be Valued on a Different Basis If It Is Removed..........................          21
  Additional Bonds and Subordinate Interests Will Not Be Liquid............................................          21
  Potential Lack of Public Trading Market for BUCs.........................................................          21
  No Dissenters' Rights....................................................................................          21

SOLICITATION OF BUC HOLDER CONSENT.........................................................................          22
  Solicitation by the General Partner......................................................................          22
  Communicating With Other BUC Holders.....................................................................          23

THE TRANSACTION............................................................................................          23
  General..................................................................................................          23
  Terms of the Merger Agreement............................................................................          24
  Issuance of BUCs of the New Fund.........................................................................          25
  Costs of the Transaction.................................................................................          25
  Accounting Treatment.....................................................................................          25
  Regulatory Matters.......................................................................................          26
  Background and Reasons for the Transaction...............................................................          26
  Recommendation of the General Partner....................................................................          32
  Consideration of Alternative Courses of Action...........................................................          32
  Fairness Determination of the General Partner............................................................          33

                                                                                                                PAGE
                                                                                                                -----
INFORMATION RELATING TO THE EXISTING FUND..................................................................          35
  Description of Business..................................................................................          35
  Management...............................................................................................          36
  Executive Compensation...................................................................................          37
  Properties...............................................................................................          38
  Legal Proceedings........................................................................................          38
  Voting Securities and Beneficial Ownership Thereof by Principal BUC Holders, Directors and Officers......          39
  Market for the Existing Fund's BUCs and Related BUC Holder Matters.......................................          39
SELECTED FINANCIAL DATA OF THE EXISTING FUND...............................................................          40
INFORMATION RELATING TO THE NEW FUND.......................................................................          40
  Business.................................................................................................          40
  Partners of the New Fund.................................................................................          43
  Properties...............................................................................................          44
  Legal Proceedings........................................................................................          44
TERMS OF THE NEW PARTNERSHIP AGREEMENT.....................................................................          44
  General..................................................................................................          44
  Formation................................................................................................          44
  Issuance of Additional BUCs..............................................................................          44
  Management of the New Fund...............................................................................          44
  Allocations and Distributions............................................................................          45
  Other Payments to the General Partner....................................................................          47
  Liability of Partners and BUC Holders....................................................................          48
  Voting Rights............................................................................................          49
  Reports..................................................................................................          50
  Removal or Withdrawal of the General Partner.............................................................          50
  Effect of Removal, Bankruptcy, Dissolution or Withdrawal of a General Partner............................          50
  Amendments...............................................................................................          51
  Dissolution and Liquidation..............................................................................          51
  Designation of Tax Matters Partner.......................................................................          52
  Tax Elections............................................................................................          52
  Books and Records........................................................................................          52
  Accounting Matters.......................................................................................          52
  Other Activities.........................................................................................          52
  Derivative Actions.......................................................................................          52
DESCRIPTION OF THE BUCS OF THE NEW FUND....................................................................          53
  Beneficial Unit Certificates.............................................................................          53
  Transfers................................................................................................          53
MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION................................................          54
  Partnership Status.......................................................................................          54
  Treatment of the New Fund as a Publicly Traded Partnership...............................................          55
  Tax Exempt Interest......................................................................................          55
  Consequences of a Merger.................................................................................          55
  Nondeductibility of Interest Expense.....................................................................          55
  Tax Elections............................................................................................          55
LEGAL MATTERS..............................................................................................          56
EXPERTS....................................................................................................          56
GLOSSARY...................................................................................................          57

                                    SUMMARY

    THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS CONSENT SOLICITATION STATEMENT/PROSPECTUS AND THE APPENDICES HERETO. THIS SUMMARY DOES NOT PURPORT TO BE A COMPLETE STATEMENT OF ALL INFORMATION RELATING TO THE AGREEMENT OF LIMITED PARTNERSHIP (THE "NEW PARTNERSHIP AGREEMENT") OF THE NEW FUND AND THE AGREEMENT OF MERGER (THE "MERGER AGREEMENT") BETWEEN THE EXISTING FUND AND THE NEW FUND AND IS SUBJECT TO, AND QUALIFIED IN ITS ENTIRETY BY, THE MORE DETAILED INFORMATION AND FINANCIAL STATEMENTS CONTAINED OR INCORPORATED BY REFERENCE IN THIS CONSENT SOLICITATION STATEMENT/PROSPECTUS. THE FORMS OF THE NEW PARTNERSHIP AGREEMENT AND THE MERGER AGREEMENT ARE ATTACHED AS APPENDICES A AND B, RESPECTIVELY, TO THIS CONSENT SOLICITATION STATEMENT/PROSPECTUS. BUC HOLDERS SHOULD READ THIS CONSENT SOLICITATION STATEMENT/ PROSPECTUS IN ITS ENTIRETY PRIOR TO RETURNING THE CONSENT CARD ENCLOSED HEREWITH. CERTAIN TERMS USED HEREIN ARE DEFINED IN THE "GLOSSARY" ON PAGE 57.

THE TRANSACTION

    The General Partner is seeking the consent of the BUC holders of the Existing Fund to a transaction (the "Transaction") in which the Existing Fund will be merged into the New Fund. The New Fund is a newly formed Delaware limited partnership the business of which is to acquire and hold direct or indirect interests in tax-exempt mortgage bonds secured by multifamily residential properties. As a result of the Transaction, the New Fund will acquire all of the assets and liabilities of the Existing Fund, including the seven participating tax-exempt mortgage bonds currently held by the Existing Fund that were issued by various state and municipal issuers to provide construction and permanent financing of seven multifamily residential properties.


    The New Fund intends to sell securities created from its existing tax-exempt bonds and use the money to acquire more tax-exempt bonds. The Existing Fund cannot do this because it is required to distribute any money received from the sale of its assets. Therefore, the Transaction will result in a fundamental change in the nature of the BUC holders' investment.


    The General Partner and the Initial Limited Partner of the Existing Fund are also the General Partner and Initial Limited Partner of the New Fund. As a result of the Transaction, the Initial Limited Partner will assign its limited partner interest in the New Fund to the BUC holders of the Existing Fund on the effective date of the Transaction thereby making them BUC holders of the New Fund. The New Fund will be the surviving entity of the Transaction and the New Partnership Agreement will control the operations of the New Fund after the Transaction. Upon completion of the Transaction, the principal executive offices of the New Fund will remain at Suite 400, 1004 Farnam Street, Omaha, Nebraska 68102, and the telephone number of the New Fund will remain (402) 444-1630. See "THE TRANSACTION," "INFORMATION RELATING TO THE EXISTING FUND" and "INFORMATION RELATING TO THE NEW FUND."

PURPOSES OF THE TRANSACTION

    The General Partner has proposed the Transaction in order to transfer the assets of the Existing Fund to the New Fund which will have the ability to finance the acquisition of additional investments through the issuance of additional BUCs and the sale of "Senior Interests" (defined below). By acquiring additional investments the General Partner hopes to (i) increase the amount of tax-exempt interest available for distribution to BUC holders, (ii) reduce risk through increased asset diversification and (iii) achieve improved economies of scale. Utilizing the multi-family housing and tax-exempt expertise of the General Partner, the New Fund expects to be able to increase the distributions per BUC through the selective acquisition of additional investments at attractive spreads over the cost of financing these acquisitions. In general, the New Fund will seek to acquire additional tax-exempt bonds secured by multifamily real estate. However, the New Fund may also acquire (i) other types of tax-exempt securities, provided that they are rated "investment grade" by a nationally recognized rating agency and (ii) taxable mortgages in connection with the acquisition of tax-exempt bonds secured by the same property. The New

Partnership Agreement limits the amount of tax-exempt securities that are not mortgage revenue bonds secured by multifamily real estate to 25% of the New Fund's assets at the time of acquisition.

    Under the Current Partnership Agreement, the only way the Existing Fund could finance the acquisition of additional investments would be to borrow money. However, this is not a practical way to finance the acquisition of tax-exempt bonds because the borrowed money would probably bear interest at a rate that is higher than the interest rate earned on any additional tax-exempt bonds. In addition, the interest paid on money borrowed to buy tax-exempt securities is not deductible for federal income tax purposes.

    Under the New Partnership Agreement, the New Fund will have the ability to finance the acquisition of additional investments through the sale of Senior Interests and the issuance of additional BUCs. The New Fund may also reinvest interest income, but the General Partner expects to do so only if necessary to provide supplemental funds to finance the acquisition of new investments that are primarily financed by the sale of Senior Interests or BUCs. The New Fund may use other sources of capital, if any, that are available to it in order to finance the acquisition of additional investments. However, the General Partner does not expect to use sources other than additional equity raised from the sale of BUCs and the reinvestment of the proceeds from the sale of Senior Interests supplemented by interest income.

    The New Fund will initially create Senior Interests from the tax-exempt bonds it acquires from the Existing Fund. This can be done directly by causing a bond to be reissued in two classes. It can also be done indirectly by placing one or more bonds in a trust that has two classes of beneficiaries. Each class of bond or beneficiary will have a right to receive some of the total principal and tax-exempt interest paid on the original bond. However, one class of bond or beneficiary (the "Senior Interest") will have a right to be paid its share of principal and interest before principal and interest are paid to the other class (the "Subordinate Interest"). This right helps protect the Senior Interests from the risk that less than all principal or interest payments are made on the underlying tax-exempt bonds. Because of this protection, the Senior Interests are expected to bear interest at current market rates for investment grade tax-exempt securities. This should be a relatively low rate that should be below the rate that would be paid on the type of additional investments the New Fund wants to acquire. The New Fund will keep the Subordinate Interests, but intends to sell the low interest rate Senior Interests and use the money to buy additional investments that bear interest at a higher rate. As a result, the interest income from these new investments, when combined with the interest the New Fund will continue to receive on the Subordinate Interests, should exceed the interest income that was earned on the original tax-exempt bonds.

    The General Partner will not enter into a transaction creating a Senior Interest and a Subordinate Interest unless it receives an opinion of counsel that all interest income to be earned by the New Fund on the Subordinate Interest will be exempt from federal income tax. The New Fund expects to create Senior Interests and Subordinate Interests with respect to each of the seven tax-exempt mortgage bonds acquired from the Existing Fund and also with respect to additional tax-exempt bonds acquired with the proceeds from the sale of Senior Interests and the issuance of additional BUCs.

    The Existing Fund could not take advantage of this financing technique because the Current Partnership Agreement would require that proceeds from the sale of the Senior Interests be distributed to BUC holders rather than reinvested in additional tax-exempt bonds. In addition, the Current Partnership Agreement would not allow the Existing Partnership to hold the Subordinate Interests if the Senior Interests were held by a third party. In contrast, the New Partnership Agreement allows the New Fund to reinvest the proceeds from the sale of Senior Interests and to retain Subordinate Interests. The New Fund may also reinvest interest income to acquire additional tax-exempt bonds rather than make distributions to BUC holders. The Current Partnership Agreement requires that all interest income be distributed to BUC holders.

    The New Fund will also have the authority to issue BUCs to raise additional equity capital. The New Fund will be able to invest this additional capital to acquire additional investments and may create additional Senior Interests and Subordinate Interests from additional tax-exempt mortgage bonds as described above. Therefore, the General Partner expects the New Fund to be able to increase the total amount of interest income it earns by issuing additional BUCs. In addition, by issuing additional BUCs and acquiring additional investments with the proceeds, the New Fund will be able to further diversify its asset base, making it less dependent on the interest income earned on any particular asset. To the extent the New Fund earns interest income from a larger number of mortgage bonds, it will be able to reduce the risk that a default with respect to any single apartment project will have a material affect on the total interest income earned by the New Fund. Because the New Fund will hold Subordinate Interests in many cases, the General Partner believes that it is important that the New Fund be able to mitigate its overall risk through greater diversification of its assets. In addition, by issuing additional BUCs, the General Partner hopes to be able to achieve better economies of scale by spreading the operating expenses of the New Fund among a larger number of BUCs. The General Partner would expect to cause the New Fund to make a public offering of additional BUCs after completion of the Transaction. BUCs issued in such an offering would be sold at a price approximating the then current market price for New Fund BUCs. The General Partner has conducted preliminary discussions with potential underwriters regarding such an offering, although no letter of intent or underwriting agreement has been entered at this time. The Current Partnership Agreement does not allow the Existing Fund to issue additional BUCs.

    The General Partner believes that if it is able to increase the amount of cash distributions paid to BUC holders in the New Fund over the level of distributions currently paid to BUC holders of the Existing Fund, the BUCs of the New Fund may trade at prices above the prevailing prices at which the BUCs in the Existing Fund currently trade. However, there can be no assurance that BUCs of the New Fund will trade at higher prevailing prices than BUCs in the Existing Fund. See "THE TRANSACTION--General" and "--Background and Reasons for the Transaction" and "INFORMATION RELATING TO THE NEW FUND--Business."

    There can be no assurance that the distributions to BUC holders will increase if the New Fund pursues its business strategy. One reason cash distributions may not increase is that the New Fund will hold Subordinate Interests, which will bear a disproportionate share of any losses in the event of a default on the tax-exempt bonds underlying the Senior Interests and the Subordinate Interests. The only source of funds to pay interest on the Senior Interest and Subordinate Interest created from a particular tax-exempt bond is the operating cash flow from the apartment complex that was financed with the tax-exempt bond. The operating cash flow from an apartment complex may be affected by many things, such as the number of tenants, the rental rates, operating expenses, taxes, competition from other apartment complexes and mortgage rates for single-family housing. If an apartment complex does not have enough money to pay all the interest on its tax-exempt bond on any due date, then the holder of the Senior Interest will first receive the entire amount of interest it is entitled to receive. In that case, there will not be enough remaining money to pay the New Fund all the interest it is due on the Subordinate Interest. Similarly, the only source of funds to repay the principal on the Senior Interest and Subordinate Interest created from a particular tax-exempt bond will be the money received from a sale or refinancing of the apartment complex. If there is not enough money to repay the entire principal of the underlying bond, the holder of the Senior Interest will first receive all of the principal payment until it has been repaid in full. The New Fund will receive the remainder of the principal payment, but it will not be enough to repay the entire principal of the Subordinate Interest.

    Another reason cash distributions may not increase as a result of this strategy is that the General Partner is unable to reinvest the proceeds from the sale of Senior Interests or additional BUCs in additional tax-exempt bonds. If the New Fund sells Senior Interests, it will forego the interest income it would earn thereon. Unless it can reinvest the proceeds from the sale of the Senior Interests at a higher interest rate, it will realize less interest income than it would had it retained the Senior Interests.

    The amount of cash available for distribution on a per BUC basis will depend in part on the number of BUCs outstanding. Therefore, the sale of additional BUCs may cause distributions per BUC to decline depending on the price at which additional BUCs are sold or the interest rate earned on the investments acquired through the investment of the proceeds from the offering of additional BUCs.


    In addition, cash distributions will be affected by the level of operating expenses incurred by the New Fund. The New Fund will incur legal fees, due diligence expenses and other costs in connection with creating Senior Interests and Subordinate Interests, issuing additional BUCs and acquiring additional tax-exempt bonds. Therefore, during the period of time the New Fund is in the process of acquiring additional tax-exempt bonds, its operating expenses can be expected to exceed the expenses that the Existing Fund would have incurred during the same period. The General Partner is not able to estimate the amount of such additional expenses at this time, but they could be substantial. The New Fund may also pay the General Partner an Administrative Fee with respect to certain investments. The New Fund also expects to incur higher investor relations and servicing costs if it issues additional BUCs. Therefore, the General Partner believes that the New Fund's operating expenses are likely to be higher than those of the Existing Fund. See "RISK FACTORS."


BACKGROUND FOR THE TRANSACTION

    As of June 30, 1998, the Existing Fund held seven tax-exempt mortgage bonds secured by apartment complexes in five states. At that time, five of the Existing Fund's participating tax-exempt mortgage bonds were classified as nonperforming loans and the Existing Fund accepted interest payments from the owners of the properties securing these nonperforming bonds in amounts less than the full amount of base interest due on these bonds. In addition, while contingent interest has been paid on one of the two performing bonds, the General Partner does not believe that any contingent interest will be paid to the Existing Fund on any of its other bonds. Accordingly, the possibility of the Existing Fund increasing the amount of tax-exempt interest received by it from its current portfolio of mortgage bonds is limited to marginal increases in the operating performance of the properties securing the bonds.

    The prospectus relating to the offering of the Existing Fund's BUCs stated that the Existing Fund's tax-exempt bonds were to be repaid no later than 12 years after they were issued. Upon repayment of the bonds, the Existing Fund planned to distribute all of its cash and dissolve. Even though the Existing Fund's tax-exempt bonds have terms of up to 30 years, they provide that the Existing Fund was to be repaid no later than 12 years after the date of issuance. Accordingly, principal and accrued interest on six of the bonds became due and payable on December 1, 1997 and became due and payable on the remaining bond on July 1, 1998 (the "Repayment Dates"). The terms of the bonds require that the underlying properties be sold or refinanced on the Repayment Dates and that the net proceeds of such sale or refinancing be applied to the payment of principal and accrued interest on the bonds, including any accrued contingent interest. Each of the bonds is a "nonrecourse" obligation of the property owner and, therefore, the net proceeds from the sale or refinancing of the property is the only source of repayment for the bonds. The estimated market value of the properties at June 30, 1998 was approximately $5,500,000 less than the outstanding principal balance of the bonds. Therefore, if these properties were sold or refinanced on the Repayment Dates, it was expected that the net proceeds from the sale or refinancing would not have been sufficient to repay the principal balance of these bonds. Accordingly, the General Partner anticipates that the Existing Fund would have suffered an irretrievable loss of capital of approximately $5,500,000 (representing approximately 7.7% of the principal balance of the bonds) if the bonds had been repaid pursuant to their terms on the Repayment Dates. In addition, it was unlikely that the sale or refinancing of any of these properties would have produced sufficient net proceeds to allow for the payment of accrued contingent interest on the bonds as of the Repayment Dates. Therefore, if the bonds were repaid on the Repayment Dates, the Existing Fund would not achieve two of its principal investment objectives: (1) the preservation of investors' capital and (2) an enhanced tax-exempt yield from contingent interest.

    In order to avoid this loss of capital, the General Partner has proposed that the Existing Fund continue to hold the bonds beyond the respective Repayment Dates so that the General Partner can continue to work to improve the economic performance and value of the properties. The General Partner hopes that this will improve the chances of the bonds being repaid in full. In order to avoid the interest earned on the bonds from possibly becoming subject to federal income taxation, the bonds must be reissued by the state or local housing authorities that originally issued the bonds to the Existing Fund. Upon such reissuance, the base interest rate on the bond is required to be reset, if necessary, to a level at which the projected net revenues of the property financed by the bond will be sufficient to pay the full debt service on the bond. Furthermore, the maximum amount of contingent interest payable on such bond would be reduced to a level at which the full amount of contingent interest would be payable from projected net revenues and net sale proceeds from the property. Therefore, it is expected that the reissued bonds will bear base interest at rates that are lower than the 8.5% per annum interest rate in effect prior to their reissuance. In addition, the maximum interest rate, including contingent interest, payable on the reissued bonds is expected to be less than the 16% per annum in effect prior to their reissuance.

    The reduction in the stated base and contingent interest rates on the reissued bonds is not expected to have an immediate effect on the Existing Fund's interest income because the Existing Fund has been accepting interest payments for less than the full amount of base interest due on most of the bonds. However, the reduction in base and contingent interest rates on the reissued bonds will limit the ability of the Existing Fund to participate in additional net cash flow generated by any future improvements in the economic performance of the properties. Accordingly, the Existing Fund is expected to earn a relatively static amount of interest income in the future. On the other hand, the General Partner believes it is likely that the administrative expenses of operating the Existing Fund will continue to escalate over time due to general price inflation. Accordingly, the General Partner anticipates that the amount of net cash flow that the Existing Fund will have available for distribution to the BUC holders will remain static or decline over time.

    Therefore, the General Partner is proposing that the assets and liabilities of the Existing Fund be transferred to the New Fund, which will have the ability to finance the acquisition of additional tax-exempt bonds with the proceeds from the sale of Senior Interests and additional BUCs. In addition to new tax-exempt bonds that may be issued to finance development or rehabilitation of apartment complexes, a substantial number of existing tax-exempt mortgage bonds are outstanding that were originated in the late 1980s to finance the construction of apartment complexes. Because interest rates are significantly lower now than they were when these bonds were originally issued, the General Partner believes that many apartment complex owners may be interested in refinancing the mortgage loans underlying these existing bonds. Such refinancings would result in the reissuance of the tax-exempt mortgage bonds, making them available for acquisition by the New Fund.

RISK FACTORS

    BUC holders of the Existing Fund should consider the following risk factors in connection with the Transaction. See "RISK FACTORS" on page 18.

    - The New Fund intends to reinvest cash received from the sale of assets and interest income to acquire additional tax-exempt mortgage bonds secured by multifamily real estate, rather than distribute these amounts to BUC holders.

    - In order to acquire additional tax-exempt bonds, the New Fund intends to sell Senior Interests having senior rights with respect to the principal and interest paid on the New Fund's tax-exempt mortgage bonds. The New Fund will retain Subordinate Interests relating to the same tax-exempt bonds. If the principal and interest payments on the underlying tax-exempt bonds do not generate sufficient amounts to pay principal and interest on both the Senior Interests and the Subordinate Interests, the holders of the Senior Interests will be paid the full amount owed to them prior to any payment to the New Fund with respect to the Subordinate Interests and this may cause BUC holders in the New Fund to receive smaller cash distributions than they would receive from the Existing Fund.

    - The New Fund intends to issue additional BUCs in order to finance the acquisition of additional investments. Depending on the price at which new BUCs are issued and the average yield earned on the capital raised from the issuance of additional BUCs, the amount of interest income available to distribute on a per BUC basis may decrease as the result of issuing additional BUCs. The issuance of additional BUCs will dilute the partnership interests of existing BUC holders in the New Fund and may adversely affect the market price of BUCs.

    - The General Partner has not identified any additional tax-exempt bonds for acquisition and there can be no assurance that the New Fund will be able to invest any amounts raised from the sale of Senior Interests or the issuance of additional BUCs in additional tax-exempt bonds. The New Fund may have less cash to distribute to the BUC holders than would the Existing Fund if the New Fund is unable to invest amounts raised from the issuance of additional BUCs or the sale of Senior Interests.

    - The New Fund may acquire mortgages which generate interest income that is subject to federal income taxation. The Existing Fund could only acquire tax-exempt mortgage bonds. Therefore, BUC holders of the New Fund may be subject to federal income taxation on a portion of their share of the New Fund's income.


    - The New Fund will incur legal fees, due diligence expenses and other costs in connection with the acquisition of additional tax-exempt bonds, the creation of Senior Interests and Subordinate Interests and the issuance of additional BUCs. In addition, the New Fund expects to incur higher investor relations and servicing costs if it issues additional BUCs. Therefore, the operating expenses of the New Fund are expected to exceed the expenses of the Existing Fund. To the extent operating expenses are higher than those of the Existing Fund, the amount of cash the New Fund will have available for distribution to BUC holders will be reduced.


    - Additional tax-exempt mortgage bonds that are acquired by the New Fund will not be rated by any nationally recognized rating agency. Therefore, the acquisition of these additional tax-exempt bonds will entail risks generally associated with investing in unrated debt securities. If defaults occur on these tax-exempt bonds, the amount of cash available for distribution to BUC holders will be reduced.

    - BUC holders will be dependent on the General Partner to evaluate the additional investments acquired by the New Fund and to negotiate the terms thereof.

    - Some of the Senior Interests and Subordinate Interests will be created through the "securitization" of tax-exempt bonds. The General Partner has not previously engaged in securitization transactions.

    - The General Partner has a conflict of interest in recommending the Transaction to BUC holders because the General Partner expects to receive increased amounts of fees and cash distributions as a result of the Transaction.

    - There are alternatives to the Transaction, including (i) continuing the Existing Fund with its present assets and (ii) liquidating the tax-exempt bonds held by the Existing Fund and distributing the proceeds to the BUC holders. The General Partner expects to receive greater fees and cash distributions if the Transaction is completed than if any of the alternatives thereto are undertaken. By approving the Transaction, the BUC holders will effectively preclude the pursuit of any of these alternatives.

    - The General Partner has not obtained an independent fairness opinion or other evaluation of the Transaction.

    - The New Partnership Agreement will allow the General Partner to charge an Administrative Fee directly to the New Fund with respect to additional investments acquired by the New Fund that are not held in its Reserve if an Administrative Fee is not payable by a third party with respect to such investments. The Current Partnership Agreement allows the General Partner to charge the Existing Fund an Administrative Fee only with respect to properties acquired in foreclosure of tax-exempt mortgage bonds. To the extent the New Fund pays additional fees to the General Partner, the amount of cash available for distribution will be reduced.

    - The New Partnership Agreement will allow the General Partner to charge a property management fee for properties acquired by the New Fund in foreclosure that is not limited to the General Partner's cost of providing property management services. Therefore, the New Fund could pay more for such services than the Existing Fund if any properties are acquired in foreclosure.

    - Amendments to the New Partnership Agreement that affect the timing or amounts of cash distributions to BUC holders may be made with the consent of a majority of BUC holders. The Current Partnership Agreement requires such amendments to be approved by all BUC holders.

    - Under the New Partnership Agreement, the amount for which the General Partner is entitled to sell its partnership interest to a successor general partner is calculated in a different manner and this change may increase the price the General Partner could charge for its partnership interest. This may make it more difficult to locate a successor general partner.

    - There will not be an active trading market for Subordinate Interests or many of the additional tax-exempt bonds acquired by the New Fund. This may prevent the New Fund from selling its assets at the time or prices it desires, which may affect the amount and timing of distributions to BUC holders of the New Fund.

    - There is no current trading market for the BUCs of the New Fund and there can be no assurance that one will develop.

    - BUC holders voting against the Transaction will not be entitled to any appraisal or other dissenters' rights under Delaware law and will not be afforded any by the Existing Fund.

CONSIDERATION OF ALTERNATIVES

    In addition to the proposed Transaction, the General Partner considered the options of (i) causing the bonds to be repaid and dissolving the Existing Fund or (ii) continuing the Existing Fund with its current portfolio of tax-exempt bonds. The General Partner has rejected each of the alternatives in favor of the Transaction. The General Partner has rejected the first option because it expects that the Existing Fund will not recover the full principal amount of its existing portfolio of tax-exempt bonds from the immediate sale of the properties securing these bonds, therefore resulting in a loss of capital to BUC holders. In addition, it is not expected that any contingent interest will be received if the bonds are repaid at this time. In contrast, if the Transaction is consummated, the properties underlying these bonds may appreciate in value, which may result in a greater return of capital to BUC holders and increase the possibility of receiving contingent interest.


    The General Partner has rejected the second option because it believes the amount of cash that the Existing Fund has available for distribution will not increase, and may decline, over time. If the Transaction is consummated, the General Partner hopes to be able to increase cash available for distribution to BUC holders.


    If the Transaction is not approved, the General Partner anticipates that it will continue the Existing Fund with its current portfolio of tax-exempt bonds. See "THE TRANSACTION--Consideration of Alternative Courses of Action."

RECOMMENDATION OF THE GENERAL PARTNER

    The General Partner believes that the Transaction is in the best interest of the Existing Fund and all of its BUC holders and recommends the approval thereof by the BUC holders. See "THE TRANSACTION--Recommendation of the General Partner."

FAIRNESS DETERMINATION OF THE GENERAL PARTNER

    The General Partner, including the Board of Managers of America First Companies L.L.C. (the general partner of the General Partner) ("America First"), believes that the terms of the Transaction are fair to the BUC holders for the reasons discussed under "THE TRANSACTION--Fairness Determination of the General Partner." The General Partner has not obtained a fairness opinion or any other evaluation of the Transaction from an investment banker or other third party.

CONSENT OF BUC HOLDERS

    The General Partner will not hold a meeting of the BUC holders to consider the Transaction, but instead is seeking the written consent of BUC holders as provided in Section 10.02 of the Current Partnership Agreement. The Transaction may not be consummated without the consent of the holders of a majority of the outstanding BUCs of the Existing Fund.

    A consent card is included with this Consent Solicitation Statement/Prospectus and BUC holders are asked to complete, date and sign the consent card and return it to Service Data Corporation in the enclosed envelope as soon as possible. In order to be valid, consents must be received by Service Data Corporation by 5:00 p.m., Central time, on November 5, 1998, unless such date is extended by the General Partner in its sole discretion. An otherwise valid consent card will be deemed to grant consent to the Transaction if it is not marked to withhold consent or to abstain. A BUC HOLDER MAY NOT REVOKE ITS CONSENT AFTER THE CONSENT CARD IS DELIVERED TO SERVICE DATA CORPORATION. See "SOLICITATION OF BUC HOLDER CONSENT."

    The General Partner has proposed a merger with the New Fund rather than amending the Current Partnership Agreement. The Current Partnership Agreement says that no amendment can be made to it that would reduce the amount of, or delay the timing of, payments received on mortgage loans that are required to be distributed to any BUC holder without the consent of that BUC holder. The General Partner felt that this provision could be interpreted to require that all BUC holders approve an amendment to the Current Partnership Agreement to allow for the reinvestment of money raised from the sale of the Senior Interests. As a practical matter, it would be extremely difficult or impossible to obtain unanimous consent of the BUC holders. Under Delaware law, the merger of the Existing Fund requires the consent of the holders of a majority of the BUCs. Therefore, the proposed merger with the New Fund was determined to be the only practical way to pursue the General Partner's strategy for improving cash distributions to BUC holders. The General Partner believes that this course of action is fair to all BUC holders, and is consistent with its fiduciary duties, because the purpose of the Transaction is to allow the General Partner to pursue a strategy that it believes will allow it to increase cash distributions to all BUC holders. Therefore, the Transaction is consistent with the purpose of protecting distributions to BUC holders that is the reason for the unanimous consent provision of the Current Partnership Agreement. In addition, because the Existing Fund cannot create Senior Interests, it would never be able to distribute cash from the sale of Senior Interests. Therefore, the New Fund will be reinvesting only moneys that would not have been available for distribution by the Existing Fund. Accordingly, as a practical matter, the reinvestment of the proceeds from the sale of Senior Interests will not reduce the amount or delay the timing of cash distributions to BUC holders.

COMPARISON OF THE NEW PARTNERSHIP AGREEMENT AND THE CURRENT PARTNERSHIP
  AGREEMENT

    There are some important differences between the New Partnership Agreement and the Current Partnership Agreement. The following is a list of the material differences between the New Partnership Agreement and the Current Partnership Agreement. See "TERMS OF THE NEW PARTNERSHIP AGREEMENT."

    - The New Partnership Agreement grants the General Partner the authority to
      (i) cause the sale of the Senior Interests to unaffiliated parties without the consent of the BUC holders and (ii) reinvest the proceeds from the sale of the Senior Interests (which amounts may be supplemented with interest income earned by the New Fund) in additional tax-exempt bonds secured by apartment complexes. The Current Partnership Agreement would require (i) the consent of the BUC holders to the sale of the Senior Interests if they represented substantially all of the assets of the Existing Fund and (ii) that the net proceeds from the sale of the Senior Interests and all net interest income earned by the Existing Fund be distributed to BUC holders.

    - The Existing Fund is prohibited from holding junior trust deeds or mortgages. This prohibition has been eliminated in the New Partnership Agreement so that the New Fund may hold the Subordinate Interests, which will have rights in the collateral that are junior to those of the Senior Interests. Accordingly, the New Fund may hold investments that potentially are riskier than the investments that may be held by the Existing Fund.

    - The New Partnership Agreement provides that the General Partner may cause the New Fund to issue additional BUCs from time to time on such terms and conditions as it shall determine. The Current Partnership Agreement does not allow the General partner to cause the Existing Fund to issue additional BUCs.

    - The New Partnership Agreement provides that the New Fund may acquire (i) mortgages that generate taxable interest income in conjunction with the acquisition of tax-exempt mortgage bonds and (ii) investment-grade rated tax-exempt securities that are not secured by real estate. The Current Partnership Agreement requires that all mortgage bonds acquired by the Existing Partnership generate income that is exempt from federal income taxation and that other tax-exempt securities held by the Existing Fund be held as part of its reserve.

    - The New Partnership Agreement will allow the General Partner to charge an Administrative Fee directly to the New Fund with respect to additional investments acquired by the New Fund and not held in its Reserve, if an Administrative Fee is not payable by a third party with respect to such investments. The Current Partnership Agreement allows the General Partner to charge the Existing Fund an Administrative Fee only with respect to properties acquired in foreclosure of tax-exempt mortgage bonds.


    - The Current Partnership Agreement provides that the General Partner would receive 10% of Net Interest Income and 10% of Net Residual Proceeds if BUC holders received distributions equal to certain benchmarks. The New Partnership Agreement limits the General Partner's participation in Net Interest Income to 1% (plus a small amount of contingent interest) no matter how much Net Interest Income is distributed to the BUC holders. Likewise, the General Partner's participation in Net Residual Proceeds is limited to a small amount of contingent interest no matter how much Net Residual Proceeds are distributed to the BUC holders.


    - If the Existing Fund acquires a property in foreclosure of a tax-exempt bond and the General Partner assumes the management of this property, it may charge a property management fee only to the extent that the fee does not exceed its cost of providing property management services. The New Partnership Agreement will allow the General Partner to charge a property management fee for such properties that are not limited to the General Partner's cost of providing property management services. Therefore, the New Fund could pay more for such services than the Existing Fund if any properties are acquired in foreclosure.

    - The Current Partnership Agreement provides that the price at which a removed General Partner is entitled to sell its partnership interest to a successor general partner is based on the share of Net Residual Proceeds the General Partner would receive in the event the assets of the Existing Fund were sold at their fair market values. The New Partnership Agreement provides that the price at which a removed General Partner is entitled to sell its partnership interest to a successor general partner is based on the present value of future Administrative Fees and distributions of Net Interest Income, rather than its interest in the current liquidation value of the New Fund's assets.

    - The Current Partnership Agreement provides that any amendment to the Current Partnership Agreement that affects cash distributions may be adopted only by unanimous consent of the BUC holders. The New Partnership Agreement provides that such an amendment may be adopted with the consent of the holders of a majority of outstanding BUCs.

    - The Existing Fund will terminate no later than December 31, 2015. The New Partnership Agreement provides that the New Fund will terminate no later than December 31, 2050.

    - The New Fund may make an election under Section 754 of the Code and intends to do so if it issues additional BUCs. The effect of this election will be to adjust the New Fund's tax basis in its assets when certain events occur, including the sale of BUCs by a BUC holder. When that happens, the person buying BUCs would get a tax basis in the assets of the New Fund that reflects the price he paid for his BUCs instead of assuming the seller's basis. This adjustment to the buyer's tax basis will affect the amount of taxable income the buyer reports when the New Fund sells any of its assets.

    The following table sets forth the fees and cash distributions that the General Partner and its affiliates currently receive and the fees and cash distributions that the General Partner and its affiliates will receive after the Transaction and assuming the New Fund is able to sell Senior Interests or issue additional BUCs and use the proceeds to acquire additional tax-exempt bonds.


TYPE OF COMPENSATION                  EXISTING FUND                                    NEW FUND
---------------------  --------------------------------------------  --------------------------------------------
Administrative Fee     0.45% per annum of the original principal     Same as Existing Fund with respect to
                       amount of bonds payable by the owners of the  existing tax-exempt bonds. Upon the
                       properties financed by the tax-exempt bonds   acquisition of additional mortgage bonds,
                       held by the Existing Fund out of available    the General Partner expects to become
                       cash flow after payment of base interest on   entitled to an Administrative Fee payable by
                       the bonds. The General Partner received       the owners of the properties underlying the
                       Administrative Fees of $152,027 during the    additional mortgage bonds out of property
                       year ended December 31, 1997. Unpaid          cash flow after the payment of base interest
                       Administrative Fees accrue and are payable    on the additional bonds. If the New Fund
                       out of the net proceeds of a sale or          acquires other investments (other than those
                       refinancing of a property after repayment of  held in its Reserve) for which no
                       principal and accrued base interest on the    Administrative Fee is payable by a property
                       related bond.                                 owner or other third party, the New Fund
                       The Administrative Fee becomes payable by     will pay the General Partner an
                       the Existing Fund only with respect to        Administrative Fee of 0.45% per annum of
                       properties that have been foreclosed.         remaining balance of such additional
                       Because the Existing Fund does not hold any   investments.
                       foreclosed properties, it did not pay any     If, for example, the New Fund were to
                       Administrative Fees to the General Partner    acquire additional tax-exempt mortgage bonds
                       during the year ended December 31, 1997. If   with an aggregate principal amount of
                       the Existing Fund were to foreclose on all    $50,000,000, the additional annual
                       bonds that are currently in default, the      Administrative Fees earned by the General
                       Administrative Fees payable by the Existing   Partner would equal $225,000. However, the
                       Fund could be as high as $213,417 per annum.  exact amount of additional Administrative
                       The General Partner was entitled to receive   Fees, if any, earned by the General Partner
                       approximately $359,000 in Administrative      of the New Fund cannot be determined at this
                       Fees from the Existing Fund for the year      time because the amount of additional
                       ended December 31, 1989. The payment of       investments, if any, that the New Fund may
                       these Administrative Fees has been deferred   acquire is not known. In addition, the
                       and is contingent upon the future profits     amount of such additional Administrative
                       realized by the Existing Fund from the sale   Fees paid by the Fund as opposed to third
                       of its assets.                                parties cannot be determined at this time.
                                                                     If the New Partnership Agreement were in
                                                                     effect for the Existing Fund for the year
                                                                     ended December 31, 1997, the General Partner
                                                                     would have received no Administrative Fees
                                                                     from the Existing Fund.
                                                                     The Existing Fund's liability for previously
                                                                     deferred Administrative Fees will be assumed
                                                                     by the New Fund as a result of the
                                                                     Transaction.

TYPE OF COMPENSATION                  EXISTING FUND                                    NEW FUND
---------------------  --------------------------------------------  --------------------------------------------

Mortgage Placement     A Mortgage Placement Fee of .675% of the      A Mortgage Placement Fee of up to 1% of the
Fee                    principal amount of the original bonds was    principal amount of additional mortgage
                       paid to the General Partner by the owners of  bonds acquired by the New Fund. Mortgage
                       the financed properties out of bond           Placement Fees, if any, will be paid by the
                       proceeds. None was paid by the Existing       owners of the properties financed by the
                       Fund. No Mortgage Placement Fees were paid    additional mortgage bonds. The actual amount
                       to the General Partner during the year ended  of any Mortgage Placement Fee will be
                       December 31, 1997.                            determined by negotiation between the
                                                                     General Partner and the respective property
                                                                     owners.
                                                                     If, for example, the New Fund were to
                                                                     acquire additional mortgage bonds with an
                                                                     aggregate principal amount of $50,000,000
                                                                     and the General Partner was able to
                                                                     negotiate a Mortgage Placement Fee of 1%
                                                                     with respect to all such bonds, the Mortgage
                                                                     Placement Fees earned by the General Partner
                                                                     would equal $500,000. However, the exact
                                                                     amount of additional Mortgage Placement
                                                                     Fees, if any, earned by the General Partner
                                                                     of the New Fund cannot be determined at this
                                                                     time because the amount of additional bonds,
                                                                     if any, that the New Fund may acquire is not
                                                                     known and it is not known whether the owners
                                                                     of the properties financed by such
                                                                     additional bonds will agree to pay a
                                                                     Mortgage Placement Fee to the General
                                                                     Partner or the rate of any such Mortgage
                                                                     Placement Fees.
                                                                     If the New Partnership Agreement were in
                                                                     effect for the Existing Fund for the year
                                                                     ended December 31, 1997, the General Partner
                                                                     would have received no Mortgage Placement
                                                                     Fees from the Existing Fund.

TYPE OF COMPENSATION                  EXISTING FUND                                    NEW FUND
---------------------  --------------------------------------------  --------------------------------------------

Property Management    Paid by the owners of four properties         Paid by owners of properties that engage an
Fees paid to           financed by tax-exempt mortgage bonds held    affiliate of the General Partner as property
affiliated management  by the Existing Fund at negotiated rates.     manager at negotiated rates. The amount will
company                Property management fees of $270,616 were     increase over the level paid by the Existing
                       earned during the year ended December 31,     Fund if the New Fund acquires additional
                       1997.                                         mortgage bonds and the General Partner's
                       Paid by the Existing Fund with respect to     affiliated property management company
                       properties acquired in foreclosure of tax-    assumes management of the underlying
                       exempt mortgage bonds. Under the Current      properties. The amount of the increase, if
                       Partnership Agreement, these fees may not     any, cannot be estimated because the number
                       exceed the lesser of (i) 5% of the gross      of additional properties, if any, the terms
                       revenue of the managed property, (ii) the     of the fees and the revenues generated by
                       fees charged by unaffiliated property         such properties are not known.
                       managers in the same geographic area or       Paid by New Fund with respect to properties
                       (iii) the actual cost of providing such       acquired in foreclosure of tax- exempt
                       services. No property management fees were    mortgage bonds. Not to exceed the lesser of
                       paid by the Existing Fund during the year     (i) 5% of the gross revenue of the managed
                       ended December 31, 1997 because it held no    property or (ii) the fees charged by
                       properties acquired in foreclosure.           unaffiliated property managers in the same
                                                                     geographic area. The amount could increase
                                                                     over the amount that would be paid by the
                                                                     Existing Fund because fees are no longer
                                                                     limited to the property manager's cost, but
                                                                     the amount of any such increase cannot be
                                                                     estimated at this time.
                                                                     If the New Partnership Agreement were in
                                                                     effect for the Existing Fund for the year
                                                                     ended December 31, 1997, the affiliated
                                                                     property management company would have
                                                                     received no property management fees from
                                                                     the Existing Fund.

TYPE OF COMPENSATION                  EXISTING FUND                                    NEW FUND
---------------------  --------------------------------------------  --------------------------------------------

Distributions of Net   1% of Net Interest Income not representing    1% of Net Interest Income not representing
Interest Income        contingent interest until BUC holders         contingent interest. 25% of Net Interest
                       receive a cumulative, noncompounded return    Income representing contingent interest of
                       of 11% per annum on Adjusted Capital          up to 0.9% per annum of the principal amount
                       Contributions; 10% of such Net Interest       of all mortgage bonds. If the New
                       Income thereafter. 25% of such Net Interest   Partnership Agreement had been in effect for
                       Income representing contingent interest of    the Existing Fund during the year ended
                       up to 0.9% per annum of the principal amount  December 31, 1997, the General Partner would
                       of all mortgage bonds. Total of $84,658 was   have received the same distribution of Net
                       paid to the General Partner during year       Interest Income it did under the Current
                       ended December 31, 1997.                      Partnership Agreement.
                                                                     If additional investments are acquired by
                                                                     the New Fund that generate additional Net
                                                                     Interest Income or if greater amounts of
                                                                     contingent interest are received by the New
                                                                     Fund, the distributions of Net Interest
                                                                     Income to the General Partner will increase
                                                                     above the amount currently distributed by
                                                                     the Existing Fund. The amount that
                                                                     distributions of Net Interest Income may
                                                                     increase, if at all, cannot be estimated
                                                                     because the amount and terms of any
                                                                     additional investments that may be acquired
                                                                     by the New Fund, the amounts of interest
                                                                     income received in the future on the
                                                                     existing portfolio of bonds and future
                                                                     operating expenses of the New Fund are not
                                                                     known.

TYPE OF COMPENSATION                  EXISTING FUND                                    NEW FUND
---------------------  --------------------------------------------  --------------------------------------------
Distributions of Net   None of the portion representing a return on  None, except for 25% of Net Residual
Residual Proceeds      principal of tax-exempt bonds. 25% of Net     Proceeds representing contingent interest of
                       Residual Proceeds representing contingent     up to 0.9% per annum of the principal amount
                       interest of up to 0.9% per annum of the       of all mortgage bonds (when combined with
                       principal amount of all mortgage bonds (when  prior distributions of Net Interest Income
                       combined with prior distributions of Net      representing contingent interest). If the
                       Interest Income representing contingent       New Partnership Agreement had been in effect
                       interest). None of the remaining portion      for the Existing Fund during the year ended
                       representing contingent interest until BUC    December 31, 1997, the General Partner would
                       holders receive an amount (when combined      have received no distribution of Net
                       with all prior distributions to BUC holders)  Residual Proceeds during such year.
                       equal to the sum of their initial Adjusted    If the New Fund acquires additional
                       Capital Contributions plus a cumulative,      investments and these investments generate
                       noncompounded annual return of 11% on their   additional amounts of contingent interest,
                       Adjusted Capital Contributions, then 100% of  the amount of Net Residual Proceeds payable
                       Net Residual Proceeds to the extent of 10%    to the General Partner will increase from
                       of all Net Residual Proceeds representing     the amount it would expect to receive from
                       contingent interest distributed to all        the existing portfolio of tax-exempt bonds
                       partners exclusive of the following amounts.  held by the Existing Fund. The amount that
                       Thereafter, 10% of any remaining Net          distributions of Net Residual Proceeds may
                       Residual Proceeds representing contingent     increase, if at all, cannot be estimated
                       interest.                                     because the amount of additional investments
                       None during year ended December 31, 1997.     acquired by the New Fund, if any, whether
                                                                     such bonds will provide for the payment of
                                                                     contingent interest and the amount of any
                                                                     such contingent interest are not known.

    In addition to the foregoing, the General Partner will continue to be reimbursed for certain expenses it and its affiliates incur in connection with the business of the New Fund. See "TERMS OF THE NEW PARTNERSHIP AGREEMENT--Other Payments to the General Partner" and "--Allocations and Distributions." The General Partner will not receive any fees in connection with the securitization or reissuance of tax-exempt bonds for purposes of creating the Senior Interests and Subordinate Interests or in connection with the issuance of additional BUCs.

TRANSFERABILITY OF BUCS

    BUCs of the New Fund will be freely transferable, subject to certain restrictions set forth in the New Partnership Agreement that are identical to those in the Current Partnership Agreement. The BUCs in the New Fund have been approved for inclusion on The NASDAQ Stock Market under the symbol "ATAXZ" upon consummation of the Transaction. See "DESCRIPTION OF THE BUCS OF THE NEW FUND-- Transfers."

FEDERAL INCOME TAX CONSEQUENCES

    For federal income tax purposes the New Fund will be treated as a continuation of the Existing Fund with a change of name and, accordingly, BUC holders will not recognize any income, gain or loss as a result of the Transaction. Consummation of the Transaction is conditioned on, among other things, receipt of an opinion of counsel to this effect.

    The New Fund has received an opinion of counsel that it will be treated as a partnership for federal income tax purposes and BUC holders will be recognized as partners for federal income tax purposes. See "MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION."

ACCOUNTING TREATMENT

    The Transaction will not result in a change in the New Fund's financial statement treatment of any asset or liability of the Existing Fund or of the capital account of any partner or BUC holder. See "THE TRANSACTION--Accounting Treatment."

                         SUMMARY FINANCIAL INFORMATION

    The following table sets forth certain financial data of the Existing Fund that has been derived from the audited financial statements of the Existing Fund as of and for the five-year period ended December 31, 1997. The financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 have been audited by PricewaterhouseCoopers LLP, independent accountants for the Existing Fund, and are incorporated by reference in this Consent Solicitation Statement/Prospectus. The unaudited data presented as of and for the six months ended June 30, 1998 and 1997 have been derived from the unaudited financial statements of the Existing Fund, which, in the opinion of the General Partner, include all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the results for such interim periods. The results of operations for the six months ended June 30, 1998 will not necessarily be indicative of the results of operations for the full year ending December 31, 1998.

                                      FOR THE SIX MONTHS
                                        ENDED JUNE 30,
                                         (UNAUDITED)                       FOR YEAR ENDED DECEMBER 31,
                                    ----------------------              ----------------------------------
                                       1998        1997        1997        1996        1995        1994        1993
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------
Mortgage bond investment income...  $3,032,977  $3,081,025  $6,169,500  $6,134,812  $6,159,236  $5,973,373  $5,461,438
Rental income.....................      --          --          --          --          --          --       5,148,252
Interest income on temporary cash
  investments.....................      25,692      25,917      53,554      47,247      42,319      24,046      31,700
Contingent interest income........      49,233      74,883     124,682     154,539     166,940     211,319     192,343
General and administrative
  expenses........................    (404,182)   (374,731)   (678,487)   (648,784)   (585,926)   (478,438) (1,033,708)
Real estate operating expenses....      --          --          --          --          --          --      (2,457,071)
Depreciation......................      --          --          --          --          --          --      (1,205,631)
Interest expense..................      --          --          --          --          --          --        (400,931)
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net income........................  $2,703,720  $2,807,094  $5,669,249  $5,687,814  $5,782,569  $5,730,300  $5,736,392
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net income, basic and diluted, per
  Beneficial Unit Certificate
  (BUC)...........................  $      .27  $      .28  $      .56  $      .56  $      .57  $      .56  $      .56
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total cash distributions paid or
  accrued per BUC.................  $      .27  $      .27  $      .54  $      .54  $      .54  $      .54  $    .7350
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------
Investment in tax-exempt mortgage
  bonds at estimated fair value...  $71,126,000 $66,026,000 $71,126,000 $66,026,000 $66,026,000 $66,026,000 $66,026,000
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total assets......................  $73,108,758 $67,955,972 $73,213,016 $68,014,454 $67,698,916 $67,379,656 $67,137,170
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------

                                  RISK FACTORS

    THERE ARE CERTAIN DISADVANTAGES, ADVERSE CONSEQUENCES AND RISKS TO THE BUC HOLDERS THAT MAY RESULT FROM THE CONSUMMATION OF THE PROPOSED TRANSACTION, INCLUDING THE FOLLOWING. BUC HOLDERS SHOULD READ THIS ENTIRE CONSENT SOLICITATION STATEMENT/PROSPECTUS AND CONSIDER CAREFULLY THE FOLLOWING RISK FACTORS BEFORE GRANTING THEIR CONSENT TO THE TRANSACTION.

NEW FUND MAY REINVEST

    The Existing Fund must distribute all of its net interest income or the net proceeds received from the sale or repayment of its tax-exempt mortgage bonds, except for amounts the General Partner determines to hold in reserves. Accordingly, the Existing Fund could not reinvest these amounts in order to acquire additional investments. In contrast, the New Fund intends to use the proceeds from the sale of Senior Interests or any net interest income to acquire additional investments, including tax-exempt bonds secured by multifamily real estate, rather than distribute these amounts to the BUC holders.

SENIOR INTERESTS WILL HAVE FIRST RIGHT TO CASH FLOW


    Unlike the Existing Fund, the New Fund is authorized to hold junior or subordinate mortgages or deeds of trust. This will allow the New Fund to finance the acquisition of additional investments by selling Senior Interests to unaffiliated investors and retain the corresponding Subordinate Interests. The ultimate source of principal and interest payments on both the Senior Interests and the Subordinate Interests retained by the New Fund will be the net cash flow generated from the operation or sale of the apartment complexes securing the Senior Interests and the Subordinate Interests. If this cash flow is not great enough to pay the full amount of principal and interest due on the Senior Interests and the Subordinate Interests, the holders of the Senior Interests will receive the full amount due to them before the New Fund will receive any amount due to it on the Subordinate Interests. Therefore, if the economic performance of the apartment complexes securing the New Fund's assets deteriorates, the New Fund may have less cash to distribute to BUC holders than would the Existing Fund under the same economic circumstances.


NEW FUND MAY ISSUE ADDITIONAL BUCS

    Unlike the Existing Fund, the New Fund will have the authority to issue additional BUCs. After the completion of the Transaction, the General Partner expects to cause the New Fund to make one or more public offerings of BUCs in order to raise additional equity capital that the New Fund can use to acquire additional tax-exempt bonds secured by multifamily residential properties. Depending on the price at which new BUCs are issued and the average yield earned on the capital raised from the issuance of additional BUCs, the amount of interest income available to distribute on a per BUC basis may decrease as the result of issuing additional BUCs. The issuance of additional BUCs will dilute the percentage interests of existing BUC holders in profits, losses and cash distributions of the New Fund and their voting interests on matters presented to BUC holders. In addition, the issuance of additional BUCs by the New Fund could adversely affect the market price of the BUCs.

NO ADDITIONAL TAX EXEMPT BONDS HAVE BEEN IDENTIFIED

    The New Fund expects to acquire additional tax-exempt bonds with the proceeds from the sale of Senior Interests and additional BUCs. However, the General Partner has not identified any additional tax-exempt bonds or other investments for acquisition by the New Fund and there can be no assurance that it will be able to do so. Therefore, the New Fund may not be able to invest any amounts raised from the sale of Senior Interests or the issuance of additional BUCs in additional tax-exempt bonds. If the New Fund is unable to invest the amounts raised from the sale of Senior Interests in additional tax-exempt bonds or other investments bearing interest at a rate higher than the interest rate on the Senior Interests, the amount of interest income earned by the New Fund could be less than the amount of interest income it earned prior to the sale of the Senior Interests. If this occurs, the New Fund may have less cash to distribute to BUC holders than would the Existing Fund. If the New Fund is unable to invest the amounts received from the sale of additional BUCs in tax-exempt bonds or other investments, the issuance of additional BUCs could result in a lesser amount of distributable cash per BUC.

NEW FUND MAY ACQUIRE TAXABLE MORTGAGES

    The General Partner expects that the New Fund will acquire tax-exempt mortgage bonds or other investments that generate interest that is exempt from federal income taxation. However, on occasion it may be necessary in connection with the acquisition of a tax-exempt mortgage bond secured by a multifamily property to also acquire an associated taxable mortgage secured by the same multifamily property. Therefore, BUC holders of the New Fund may be subject to federal income taxation on a portion of their share of the New Fund's income.

NEW FUND MAY INCUR HIGHER EXPENSES

    The New Fund will incur legal fees, due diligence expenses and other costs in connection with the acquisition of additional tax-exempt bonds, the creation of Senior Interests and Subordinate Interests and the issuance of additional BUCs. Therefore, during the period of time the New Fund is in the process of acquiring additional tax-exempt bonds, its operating expenses can be expected to exceed the expenses that the Existing Fund would have incurred during the same period. In addition, the New Fund expects to incur higher investor relations and servicing costs if it issues additional BUCs. To the extent operating expenses are higher than those of the Existing Fund, the amount of cash the New Fund will have available for distribution to BUC holders will be reduced.

ADDITIONAL BONDS WILL NOT BE RATED SECURITIES

    Additional tax-exempt mortgage bonds acquired by the New Fund are expected to be similar to the tax-exempt mortgage bonds owned by the Existing Fund. Therefore, the General Partner does not expect that any tax-exempt mortgage bonds acquired by the New Fund will be rated by any nationally recognized rating agency and will entail risks generally associated with investing in unrated debt securities. Such risks include the possibility of default in the payment of principal and interest on such bonds. Such tax-exempt mortgage bonds will not be personal obligations of the borrowers or the governmental agencies that issue them. Therefore, the New Fund will be relying solely on the value of the underlying real estate as security for the payment of principal and interest. The ability of the underlying property to pay debt service on mortgage bonds may be affected by a number of factors, many of which are beyond the direct control of the property owner. Such factors include general and local economic conditions, the relative supply of apartments and alternative housing in the market area, interest rates on home mortgage loans, government regulation and the cost of compliance therewith, taxes and inflation. If there are defaults on the payment of principal and interest on these additional mortgage bonds, the amount of cash available for distribution to BUC holders will be reduced.

DEPENDENCE ON THE GENERAL PARTNER

    BUC holders will not have an opportunity to review additional investments to be made by the New Fund prior to the time they decide whether or not to consent to the Transaction or prior to the time the New Fund acquires such investments. Accordingly, BUC holders will be dependent on the General Partner to evaluate additional investments made by the New Fund and to negotiate the terms thereof.

THE GENERAL PARTNER HAS NOT PREVIOUSLY ENGAGED IN SECURITIZATIONS

    The creation of some of the Senior Interests and Subordinate Interests is expected to be accomplished through the "securitization" of tax-exempt bonds. This process involves the creation of trusts that will acquire the tax-exempt bonds and issue securities representing the Senior Interests and the Subordinate Interests. The General Partner has not previously engaged in the securitization of tax-exempt bonds.

CONFLICTS OF INTEREST


    The General Partner has a conflict of interest in recommending the Transaction to BUC holders because the General Partner expects to receive increased amounts of fees and cash distributions as a result of the Transaction. In addition to its current Administrative Fees, the General Partner expects to receive Administrative Fees of up to 0.45% per annum of the principal amounts of additional investments acquired by the New Fund. The General Partner also expects to earn Mortgage Placement Fees of up to 1% of the principal amount of any additional mortgage bonds acquired by the New Fund. Such additional Administrative Fees and any Mortgage Placement Fees will be paid by the owners of the financed properties, rather than the New Fund, but will be a source of revenue for the General Partner which would not be available to it unless the Transaction is consummated. The amount of such additional Administrative Fees and Mortgage Placement Fees cannot be currently estimated. In addition, the New Partnership Agreement provides for the direct payment of an Administrative Fee to the General Partner equal to 0.45% per annum of the principal balance of additional investments acquired by the New Fund (other than those held in its Reserve) where the General Partner is not entitled to the payment of an Administrative Fee by a third party. The General Partner will participate in the cash distributions from the New Fund and, to the extent the acquisition by the New Fund of additional investments allows it to distribute a greater amount of cash than does the Existing Fund, the cash distributions to the General Partner will increase. The amount, if any, of additional cash distributions cannot be currently estimated. In addition, by virtue of the Transaction, the General Partner may be able to earn fees and be entitled to expense reimbursements for a longer period of time than it would if the Existing Fund were liquidated. Finally, if the General Partner is removed, the value of the General Partner's interest in the New Fund will reflect the present value of future Administrative Fees and distributions of Net Interest Income rather than its interest in the current liquidation value of the New Fund's assets. Accordingly, the General Partner expects to realize economic benefits if the Transaction is completed that it will not realize if any of the alternatives to the Transaction are undertaken.


POSSIBLE ALTERNATIVES TO THE TRANSACTION WILL NOT BE PURSUED

    Alternatives to the Transaction include (i) allowing the Existing Fund to continue to hold a portfolio consisting of the existing tax-exempt bonds and
(ii) dissolution of the Existing Fund and liquidation of its assets. The General Partner expects to receive greater fees and cash distributions if the Transaction is completed than if any of the alternatives thereto are undertaken. By approving the Transaction, the BUC holders will effectively preclude the pursuit of any of these alternatives.

NO FAIRNESS OPINION

    The General Partner has not obtained a fairness opinion or any other evaluation of the Transaction from an investment banker or other third party. Accordingly, there is no independent evaluation of the Transaction available to BUC holders.

PROPERTY MANAGEMENT FEES MAY BE HIGHER

    An affiliate of the General Partner manages several properties financed by the Existing Fund and will continue to manage these properties after the Transaction. It is possible that this property management affiliate may manage properties financed by additional mortgage bonds acquired by the New Fund. Fees for these services are paid by the property owners. However, if the Existing Fund or the New Fund acquires one of these managed properties due to a foreclosure of a mortgage bond, the Existing Fund or the New Fund will pay the property management fee for such property. The Current Partnership Agreement provides that an affiliate of the General Partner providing such property management services on a foreclosed property must do so at the lowest of (i) fees charged by unaffiliated property management companies in the same geographical area, (ii) 5% of the gross revenues of the managed property or (iii) the cost of providing such services. By contrast, under the New Partnership Agreement property management fees charged by an affiliate of the General Partner on a foreclosed property will be limited to the lower of (i) fees charged by unaffiliated property management companies in the same geographical area or (ii) 5% of the gross revenues of the managed property. Such fees will not be limited to the affiliate's cost of providing these services. Therefore, it is possible for the affiliated property management company to earn a profit for managing properties owned by the New Fund and the New Fund could pay such affiliate more to manage such property than could the Existing Fund. If the New Fund pays higher property management fees than the Existing Fund, the New Fund will have less cash to distribute to BUC holders than the Existing Fund under similar circumstances.

NEW PARTNERSHIP AGREEMENT MAY BE AMENDED MORE EASILY

    The New Partnership Agreement eliminates a provision of the Current Partnership Agreement that provides that no amendment may be adopted that will have the effect of delaying or reducing the amount of cash distributions to a BUC holder without the consent of such BUC holder. The effect of this change is to allow such an amendment to be adopted with the consent of a majority in interest of the BUC holders rather than the unanimous consent of BUC holders.

GENERAL PARTNER'S INTEREST WILL BE VALUED ON A DIFFERENT BASIS IF IT IS REMOVED

    If the General Partner is removed as such, a successor general partner has the right to buy the General Partner's partnership interest for its fair market value. The Current Partnership Agreement provides that the value of the General Partner's interest is based only on the amount of Net Residual Proceeds it would receive upon an immediate liquidation of the Existing Fund. The New Partnership Agreement bases this value on the present value of future Administrative Fees, Net Interest Income and Net Residual Proceeds to be received by the General Partner. Therefore, a successor general partner may have to pay a higher price to acquire the partnership interest of the General Partner. This may make it more difficult to locate a successor general partner if the BUC holders remove the General Partner.

ADDITIONAL BONDS AND SUBORDINATE INTERESTS WILL NOT BE LIQUID

    As with the tax-exempt mortgage bonds held by the Existing Fund, there will not be a regular trading market for many of the additional bonds acquired by the New Fund or for the Subordinate Interests it retains. Therefore, the New Fund may not be able to liquidate its assets at the time or prices it desires. This inability may affect the amount and timing of distributions to BUC holders.

POTENTIAL LACK OF PUBLIC TRADING MARKET FOR BUCS

    BUCs of the New Fund will be newly issued securities, and there can be no assurance that a public trading market in the New Fund's BUCs will develop or that the BUCs of the New Fund will trade at or above the prices at which the Existing Fund's BUCs currently trade or would trade in the future if the Transaction were not consummated. In addition, the transferability of the New Fund's BUCs may be limited in certain circumstances similar to those set forth in the Current Partnership Agreement. See "DESCRIPTION OF THE BUCS OF THE NEW FUND--Transfers."

NO DISSENTERS' RIGHTS

    BUC holders voting against the Transaction will not be entitled to any appraisal or other dissenters' rights under Delaware law and will not be afforded any by the Existing Fund.

                       SOLICITATION OF BUC HOLDER CONSENT

SOLICITATION BY THE GENERAL PARTNER

    The General Partner is seeking the consent of the BUC holders of the Existing Fund to the Transaction consisting of the merger of the Existing Fund and the New Fund pursuant to the terms of the Merger Agreement and Delaware law. As a result of the Transaction, all of the assets and liabilities of the Existing Fund will become assets and liabilities of the New Fund and the separate existence of the Existing Fund will terminate. Under the terms of the Current Partnership Agreement, the transfer of all the assets of the Existing Fund in a single transaction and the dissolution of the Existing Fund require the consent of the holders of a majority of the outstanding BUCs. Accordingly, the Transaction may not be consummated without the consent of the holders of a majority of the outstanding BUCs of the Existing Fund.

    THE MATTER TO WHICH THE BUC HOLDERS ARE REQUESTED TO CONSENT IS OF GREAT IMPORTANCE TO THE EXISTING FUND AND THE BUC HOLDERS. ACCORDINGLY, BUC HOLDERS ARE URGED TO READ AND CAREFULLY CONSIDER THE INFORMATION PRESENTED IN THIS CONSENT SOLICITATION STATEMENT/PROSPECTUS AND TO COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED CONSENT CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

    The General Partner will not hold a meeting of the BUC holders to consider the Transaction, but instead is seeking the written consent of BUC holders as provided in Section 10.02 of the Current Partnership Agreement. Each BUC holder of the Existing Fund is being asked to vote as follows:

    YES, I approve of the merger of the Existing Fund and the New Fund.

    or

    NO, I do not approve of the merger of the Existing Fund and the New Fund.

    THE GENERAL PARTNER BELIEVES THAT THE TERMS OF THE TRANSACTION ARE FAIR AND IN THE BEST INTEREST OF THE EXISTING FUND AND ALL OF ITS BUC HOLDERS AND RECOMMENDS THE APPROVAL THEREOF BY THE BUC HOLDERS.

    Only BUC holders of record at the close of business on the Record Date will be entitled to receive this notice and to grant or withhold their consent to the Transaction. Under the terms of the Current Partnership Agreement, BUC holders are entitled to one vote for each BUC they hold as of the Record Date. As of the Record Date, there was a total of 9,979,128 BUCs outstanding. Therefore, the affirmative vote of the holders of 4,989,565 BUCs is required to approve the Transaction. As of the Record Date, no BUCs were beneficially owned by the General Partner, America First or any of the officers and managers of America First.

    A consent card is included with this Consent Solicitation
Statement/Prospectus and BUC holders are asked to complete, date and sign the consent card and return it to Service Data Corporation in the enclosed envelope as soon as possible. BUC HOLDERS SHOULD NOT SEND THE CERTIFICATES FOR THEIR BUCS WITH THE CONSENT CARD.

    In order to be valid, consents must be received by Service Data Corporation by 5:00 p.m., Central time, on November 5, 1998, which date may be extended by the General Partner in its sole discretion. If the General Partner receives valid consents to the Transaction from the holders of a majority of the outstanding BUCs prior to such date, it may proceed with the consummation of the Transaction at such earlier time. Consent cards should be returned in the enclosed envelope to Service Data Corporation at the following address:

                  Service Data Corporation
                  2424 South 130th Circle
                  Omaha, NE 68144

    An otherwise valid consent card will be deemed to grant consent to the Transaction if it is not marked to withhold consent or to abstain. Abstentions and broker nonvotes will have the same effect as a vote against the Transaction. BUC holders who withhold consent or abstain will have no right to require the Existing Fund to purchase their BUCs or any other rights similar to those available to dissenting shareholders of corporations under Delaware law. A BUC HOLDER MAY NOT REVOKE ITS CONSENT AFTER THE CONSENT CARD IS DELIVERED TO SERVICE DATA CORPORATION.

    Consents of the BUC holders will be tabulated by Service Data Corporation of Omaha, Nebraska. Service Data Corporation currently serves as the transfer agent and registrar for the Existing Fund and for other public limited partnerships sponsored by America First Companies L.L.C. (the general partner of the General Partner) ("America First"), but is not otherwise affiliated with the General Partner.

    The Existing Fund will bear all costs associated with preparing, assembling and mailing the Consent Solicitation Statement/Prospectus and any supplemental solicitation materials. Certain officers and employees of America First may solicit consents without additional compensation therefor other than reimbursement for actual and reasonable out-of-pocket expenses incurred by such persons in connection with such solicitation. Brokerage firms, fiduciaries, nominees and others will be reimbursed for out-of-pocket expenses incurred by them in connection with forwarding consent materials to beneficial holders of BUCs held in their names. In addition to the use of the mails, consents may be solicited by officers and regular employees of America First, who will not be specifically compensated for such services, by means of personal calls upon or telephonic communications with BUC holders or their representatives. Moreover, the General Partner may engage the services of a professional proxy solicitation firm in connection with the solicitation of consents.

COMMUNICATING WITH OTHER BUC HOLDERS

    Under Rule 14a-7 of the Securities Exchange Act of 1934, as amended, the Existing Fund, upon written request from a BUC holder, will deliver to such BUC holder (i) a statement of the approximate number of BUC holders of the Existing Fund and (ii) the estimated cost of mailing proxy materials or similar communications to the BUC holders of the Existing Fund. In addition, under such rule, a BUC holder has the right, at his or her option, to have the Existing Fund (i) mail (at the BUC holder's expense) any such materials that the BUC holder desires to deliver to the other BUC holders of the Existing Fund in connection with the Transaction or (ii) deliver, within five business days of the receipt of the request, a reasonably current list of the names and addresses of the BUC holders of the Existing Fund as of the Record Date. The Existing Fund may require a requesting BUC holder to pay the reasonable cost of duplicating and mailing such BUC holder list. Any such requests should be sent to Mr. Maurice E. Cox, Jr., America First Companies L.L.C., Suite 400, 1004 Farnam Street, Omaha, Nebraska 68102.

                                THE TRANSACTION

GENERAL

    The General Partner has proposed a merger between the Existing Fund and the New Fund pursuant to which (i) the separate existence of the Existing Fund will cease and the New Fund will be the surviving partnership and will succeed to all of the assets and liabilities of the Existing Fund, (ii) the New Partnership Agreement will control the operations of the New Fund after the Transaction and
(iii) BUC holders in the Existing Fund will become BUC holders in the New Fund and will receive one BUC in the New Fund for each BUC they hold in the Existing Fund on the effective date of the Transaction. The assets of the Existing Fund being acquired by the New Fund as a result of the Transaction include seven tax-exempt bonds that are secured by apartment complexes.

    The General Partner has proposed the Transaction in an effort to (i) increase the amount of tax-exempt interest available for distribution to BUC holders, (ii) reduce risk through increased asset diversification and (iii) achieve improved economies of scale by transferring the assets of the Existing Fund to the New Fund which will have the ability to finance the acquisition of additional investments in ways that are not available to the Existing Fund. Utilizing the multi-family housing and tax-exempt expertise of the General Partner, the New Fund expects to be able to increase the distributions per BUC through the selective acquisition of additional investments at attractive spreads over the cost of financing these acquisitions.

    The New Fund and the Existing Fund have entered into the Merger Agreement and will consummate the Transaction pursuant to the terms thereof promptly after the receipt of consents from BUC holders owning a majority of the outstanding BUCs of the Existing Fund. If the consent of a majority in interest of the BUC holders of the Existing Fund is not received, or all other conditions to the Transaction are not satisfied, by December 31, 1998 (unless such date is extended by the General Partner in its sole discretion), the Merger Agreement will terminate. In addition, the Merger Agreement may be terminated by a majority of the board of managers of America First before or after the receipt of consents from BUC holders at any time prior to the closing date of the Transaction. If the Transaction is not consummated, the General Partner anticipates that it will continue the Existing Fund with its current portfolio of tax-exempt bonds.

    As a result of the Transaction, the New Fund will acquire all of the assets of the Existing Fund, including the seven tax-exempt bonds currently held by the Existing Fund, and will become subject to all of the liabilities of the Existing Funds.

TERMS OF THE MERGER AGREEMENT

    The following is a summary of the material terms of the Merger Agreement. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the terms of the Merger Agreement, a copy of which is attached as Appendix B to this Consent Solicitation Statement/Prospectus and is incorporated by reference herein.

    EFFECT OF THE TRANSACTION. Under the terms of the Merger Agreement (i) the separate existence of the Existing Fund will cease and the New Fund will be the surviving partnership and will succeed to all of the assets and liabilities of the Existing Fund, (ii) the New Partnership Agreement will control the operations of the New Fund after the Transaction and (iii) BUC holders in the Existing Fund will become BUC holders of the New Fund and will receive one BUC in the New Fund for each BUC they hold in the Existing Fund on the effective date of the Transaction.


    The partners of the New Fund prior to the Transaction are the General Partner and the Limited Partner. The Limited Partner is also the sole limited partner of the Existing Fund and has assigned its limited partner interest in the Existing Fund to the BUC holders of the Existing Fund. Upon consummation of the Transaction, the interests of the General Partner and the Limited Partner in the Existing Fund will be converted into a general partner interest and limited partner interest, respectively, in the New Fund and the Limited Partner will assign its limited partner interest in the New Fund to the BUC holders of the Existing Fund. As a result, persons holding BUCs in the Existing Fund will become BUC holders of the New Fund and will receive one BUC in the New Fund for each BUC they hold in the Existing Fund on the effective date of the Transaction.


    CONDITIONS TO CONSUMMATION OF THE TRANSACTION. The closing for the Transaction will take place promptly after the General Partner has received the consent to the Transaction from the holders of a majority of the outstanding BUCs of the Existing Fund. The receipt of such consent by no later than December 31, 1998 (unless such date is extended by the General Partner in its sole discretion) is a condition to closing the Transaction and if it is not obtained, or all other conditions to closing are not satisfied, the Merger Agreement will terminate. Other conditions to closing are (i) the declaration of effectiveness of the registration statement for the BUCs of the New Fund under the Securities Act of 1933, (ii) obtaining appropriate clearance for each state securities or "blue sky" administrator, (iii) the delivery of a tax opinion acceptable to the General Partner to the effect that for federal income tax purposes holders of BUCs in the Existing Fund will not recognize any income, gain or loss as a result of the Transaction, and (iv) the approval of the BUCs of the New Fund for inclusion on The NASDAQ Stock Market.

    TERMINATION OF THE MERGER AGREEMENT. The Merger Agreement may be terminated by a majority of the board of managers of America First before or after the receipt of consents from BUC holders at any time prior to the effective time of the certificate of merger filed with the Secretary of State of the State of Delaware relating to the Transaction.

ISSUANCE OF BUCS OF THE NEW FUND

    Service Data Corporation of Omaha, Nebraska acts as registrar and transfer agent for the Existing Fund and will serve as registrar and transfer agent for the New Fund. As promptly as practical after the closing of the Transaction, Service Data Corporation will mail to each BUC holder of the Existing Fund of record on the effective date of the Transaction a letter of transmittal along with instructions for the exchange of BUCs of the Existing Fund for BUCs of the New Fund.

    BUC HOLDERS SHOULD NOT SEND THEIR BUCS WITH THE CONSENT CARD. BUCS SHOULD BE RETURNED ONLY WITH THE LETTER OF TRANSMITTAL FORM FROM SERVICE DATA CORPORATION.

    Upon surrender by a BUC holder to Service Data Corporation of the certificate for his or her BUCs in the Existing Fund together with a properly executed letter of transmittal and any other required documents, Service Data Corporation will issue and mail a certificate for the same number of BUCs of the New Fund to the BUC holder.

    Notwithstanding the failure of a BUC holder to surrender his or her Existing Fund BUCs for BUCs in the New Fund, such BUC holder will be recognized as a BUC holder in the New Fund for all purposes and will be entitled to all rights thereof, including the right to receive cash distributions and allocations of income and expenses. However, there will be no transfers of BUCs in the Existing Fund recognized after the closing date of the Transaction. If certificates for Existing Fund BUCs are presented for transfer after the closing date of the Transaction, they will be returned to the presenter together with a form of letter of transmittal and exchange instructions.

    If a certificate for Existing Fund BUCs has been lost, stolen or destroyed, Service Data Corporation will issue BUCs in the New Fund only upon receipt of appropriate evidence as to such loss, theft or destruction, appropriate evidence as to the ownership of such BUCs by the claimant and appropriate and customary indemnification, including, when appropriate, the posting of a bond. Neither the New Fund, the Existing Fund or Service Data Corporation will be liable to any holder of BUCs in the Existing Fund for any amount properly delivered to any public official pursuant to applicable abandoned property, escheat or similar laws.

COSTS OF THE TRANSACTION

    The Existing Fund expects to incur approximately $250,000 of expenses in connection with the Transaction, which include legal and accounting fees, printing and mailing expenses, registration fees with the Securities and Exchange Commission and state securities administrators, solicitation costs and transfer taxes. Such expenses will be paid by the Existing Fund and most will be incurred whether or not the Transaction is consummated.

ACCOUNTING TREATMENT

    The Transaction will not result in a change in the New Fund's financial statement treatment of any asset or liability of the Existing Fund or of the capital account of any partner or BUC holder.

REGULATORY MATTERS

    The Transaction will not be subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and, other than federal proxy solicitation rules relating to the solicitation of BUC holder consents and state and federal regulations relating to the offering of the New Fund's BUCs, no other federal or state regulatory requirements must be complied with and no approval thereunder must be obtained in connection with the Transaction.

BACKGROUND AND REASONS FOR THE TRANSACTION

    The Existing Fund was formed to invest in tax-exempt mortgage bonds that were issued by state and local housing authorities to provide construction and permanent financing of apartment complexes. Using the net proceeds from the public offering of BUCs, the Existing Fund acquired 14 tax-exempt bonds with an aggregate principal amount of $177,196,000, each of which was secured by a first mortgage on the apartment complex financed by the bonds. The investment objectives of the Existing Fund were to provide (i) safety and preservation of capital, (ii) regular distribution of federally tax-exempt interest from the payment of base interest on the bonds and (iii) a potential for an enhanced federally tax-exempt yield from the contingent interest earned through a participation in the net cash flow from the properties financed by the bonds and in the net proceeds from the sale or refinancing of such properties.

    The overbuilding of apartment complexes in the United States from the time the Existing Fund invested in these bonds resulted in adverse market conditions for apartment complexes in many of the markets in which the properties financed by the Existing Fund were located. Since that time, the resulting competitive conditions have kept rents at most of these properties below the levels needed to produce sufficient operating cash flow to allow the owners thereof to pay the full amount of base interest on the bonds. During the period from 1988 to 1991, the Existing Fund foreclosed on the apartment complexes securing seven of the tax-exempt bonds it held as a result of the default by the owners of these properties to fulfill their obligations under the bonds. In May 1993, the Existing Fund transferred these seven properties along with related debt, cash and certain other assets and liabilities to America First REIT, Inc. (the "REIT") in exchange for all of the common stock of the REIT. The REIT shares were subsequently distributed pro rata to the BUC holders of the Existing Fund as of the record date established therefor. On June 29, 1995, the REIT was merged with and into a subsidiary of Mid-America Apartment Communities, Inc., an unaffiliated, publicly traded real estate investment trust.

    Of the remaining seven tax-exempt bonds held by the Existing Fund, two were classified as performing loans and five were classified as nonperforming loans as of June 30, 1998. The Existing Fund currently accepts interest payments from the owners of the properties securing the nonperforming bonds in amounts less than the full amount of base interest due on these bonds. The amount of foregone interest on nonperforming loans equaled $443,456 and $442,725 and $442,279 for the years ended December 31, 1997, 1996 and 1995, respectively, and $275,204 for the six months ended June 30, 1998. While contingent interest has been paid on one of the performing bonds, the amount of contingent interest paid on this bond decreased significantly over the past several years. Based on the current amount of net cash flow generated by the properties financed by the other existing tax-exempt bonds, the General Partner does not believe that any contingent interest will be paid to the Existing Fund on its other bonds in the foreseeable future.

    The seven bonds held by the Existing Fund have terms expiring at various times from December 1, 2006 to December 1, 2015. The prospectus relating to the offering of the Existing Fund's BUCs stated that the Existing Fund's tax-exempt bonds were to be repaid no later than 12 years after they were issued. Upon repayment of the bonds, the Existing Fund planned to distribute all of its cash and dissolve. Even though the Existing Fund's tax-exempt bonds have terms of up to 30 years, they provide that the Existing Fund was to be repaid no later than 12 years after the date of issuance. Accordingly, each of the bonds stipulates that principal and accrued interest thereon, including accrued contingent interest, will be due and payable to the Existing Fund after 12 years. Principal and accrued interest on six of the Existing Fund's bonds became due and payable on December 1, 1997 and became due and payable on the remaining bond on July 1, 1998 (the "Repayment Dates"). The terms of the bonds require that the underlying properties be sold or refinanced on the Repayment Dates and that the net proceeds of such sale or refinancing be applied to the payment of principal and accrued interest on the bonds, including any accrued contingent interest. If a property is not sold as of a Repayment Date, the amount of contingent interest payable to the Existing Fund is to be based on an appraisal of the property's fair market value. Each of the bonds is a "nonrecourse" obligation of the property owner and, therefore, the net proceeds from the sale or refinancing of the property is the only source of repayment for the bonds.

    The estimated market value of the properties at June 30, 1998 was $5,500,000 less than the outstanding principal balance of the bonds secured by those properties. In addition, there could be no assurance that the owner of the properties would realize net cash proceeds from the sale or refinancing of these properties in amounts equal to their estimated market values. Therefore, if the properties were sold or refinanced on the Repayment Dates, it was expected that the net proceeds from the sale or refinancing would not have been sufficient to repay the principal balance of these bonds. Accordingly, the General Partner believes that the Existing Fund would have suffered an irretrievable loss of capital of approximately $5,500,000 (representing approximately 7.7% of the principal balance of the bond) if the bonds had been repaid pursuant to their terms on the Repayment Dates. In addition, it was unlikely that the sale or refinancing of any of these properties would have produced sufficient net proceeds to allow for the payment of accrued contingent interest on the bonds as of the Repayment Dates. Therefore, if the bonds were repaid on the Repayment Dates, the Existing Fund would not achieve two of its principal investment objectives: (1) the preservation of investors' capital and (2) an enhanced tax-exempt yield from contingent interest.


    In order to avoid this result, the General Partner determined that the Existing Fund should retain its interests in the bonds beyond the Repayment Dates. However, if the Existing Fund were to simply allow the current bonds to remain outstanding beyond the stated Repayment Date, it had been advised by legal counsel that continuing to accept interest payments for less than the full amount of base interest on the nonperforming bonds could cause the interest received on these bonds to become taxable for federal income tax purposes. In general, the Existing Fund has been advised by legal counsel that the Internal Revenue Service could take the position that (i) such continuing forbearance could cause the bonds to be treated as if they had been exchanged for new, taxable bonds secured by the same properties or (ii) the Existing Fund had become the equity owner of these properties for tax purposes and, therefore, was receiving distributions of net rental income from the properties rather than interest on the bonds. In either case, cash distributions made by the Existing Fund to BUC holders representing amounts received from these properties would become subject to income taxes.


    Because the bonds each have terms extending beyond their respective Repayment Dates, the bonds may be reissued by the local housing authorities that originally issued the bonds. By having the bonds reissued, the Existing Fund would be able to retain its interest in the bonds and maintain their status as tax-exempt bonds. Accordingly, the General Partner intends to have all of the bonds reissued and is in the process of negotiating the terms of several of the reissuances at this time.

    In general, upon the reissuance of a bond, the base interest rate will be reset, if necessary, to a level at which the projected net revenues of the property will be sufficient to pay the full debt service on the bond. Furthermore, the maximum amount of contingent interest payable on the bond would be reduced to a level at which the full amount of contingent interest would be payable from projected net revenues and net sale proceeds from the property. Based on the current revenue projections of the properties financed with the existing bonds, it is expected that the reissued bonds will bear base interest and contingent interest at rates that are less than the rates in effect on the bonds prior to their reissuance. The General Partner believes that it will be in the Existing Fund's best interest to agree to these reductions in the stated base and contingent interest rates because such reductions will preserve the tax-exempt status of the bonds and are not expected to have an immediate effect on the Existing Fund's interest income. This is because the

Existing Fund has been accepting interest payments for less than the full amount of base interest due on four of the seven bonds. In addition, only one bond has ever paid any contingent interest, and the amount paid is well below the maximum amount of contingent interest payable on such bond. However, the reduction in base and contingent interest rates on the reissued bonds will limit the ability of the Existing Fund to participate in additional net cash flow generated by any future improvements in the economic performance of the properties. Accordingly, the General Partner expects the Existing Fund will earn a relatively static amount of interest income in the future.

    On the other hand, it is likely that the administrative expenses of operating the Existing Fund, including investor servicing expenses, custodial and transfer agent fees, report preparation and distribution expenses and accounting and legal fees, will continue to escalate over time due to price inflation. Therefore, the General Partner anticipates that the amount of net cash flow that the Existing Fund will have available for distribution to the BUC holders will remain static or decline over time.

    One way of potentially increasing the amount of cash available for distribution to the BUC holders is to acquire additional tax-exempt bonds secured by apartment complexes. Such tax-exempt housing bonds are issued by state and local housing authorities in order to finance the development or rehabilitation of apartment complexes in which a specified percentage of apartment units must be made available for rent to persons of low and moderate income. In addition to newly issued bonds, a substantial number of existing tax-exempt mortgage bonds are outstanding. Many of these existing bonds, particularly those issued in the late 1980s, bear interest rates that are substantially higher than currently prevailing tax-exempt interest rates. Therefore, the owners of the properties financed by these existing tax-exempt mortgage bonds may be interested in refinancing the mortgages underlying those bonds. Such refinancings would result in the reissuance of the tax-exempt bonds, making them available for acquisition. If the interest income generated by additional bonds exceeds the financing costs incurred to acquire these bonds, the amount of cash available for distribution to BUC holders could be increased. At this time the General Partner has not identified any additional bonds for acquisition and, therefore, does not know the terms upon which they may be acquired.

    The General Partner has proposed the Transaction in order to transfer the assets of the Existing Fund to the New Fund which will have the ability to finance the acquisition of additional investments through the issuance of additional BUCs and the sale of "Senior Interests" (defined below). By acquiring additional investments the General Partner hopes to (i) increase the amount of tax-exempt interest available for distribution to BUC holders, (ii) reduce risk through increased asset diversification and (iii) achieve improved economies of scale. Utilizing the multi-family housing and tax-exempt expertise of the General Partner, the New Fund expects to be able to increase the distributions per BUC through the selective acquisition of additional investments at attractive spreads over the cost of financing these acquisitions.

    The General Partner intends to invest the moneys raised from the issuance of additional BUCs and the sale of Senior Interests primarily in tax-exempt mortgage bonds secured by multifamily real estate. As with the tax-exempt bonds held by the Existing Fund, these additional tax-exempt mortgage bonds would each represent 100% of the outstanding bonds secured by a particular multifamily property and would be secured by a first mortgage or deed of trust on the property. In general, the terms of such mortgage bonds would be set by negotiations between the New Fund and the owner of the property. See "INFORMATION RELATING TO THE NEW FUND-Business."

    However, the New Fund will also be authorized to acquire other types of tax-exempt securities as well as taxable mortgages. Under the terms of the New Partnership Agreement, the New Fund may acquire tax-exempt securities that do not represent 100% of the tax-exempt bonds secured by a multifamily property. Such tax-exempt securities may or may not be secured by real estate. However, in all cases, such tax-exempt securities must be rated in one of the four highest rating categories by at least one nationally recognized rating agency. Such securities would generally be traded in secondary markets and, therefore, be more easily sold than the tax-exempt mortgage bonds in which the New Fund will primarily invest. Under the terms of the New Partnership Agreement, no such tax-exempt security may be acquired by the New Fund if the total book value of all such tax-exempt securities, after such acquisition, would exceed 25% of the total assets of the New Fund. It is the General Partner's intention to only acquire these types of tax-exempt securities if tax-exempt mortgage bonds secured by multifamily real estate are not available for current acquisition the New Fund.


    The New Fund will also have the authority to acquire mortgages or deeds of trust securing multifamily real estate but which generate interest that is not exempt from federal income taxation. However, the New Fund will only acquire such taxable mortgages in connection with the acquisition of a tax-exempt mortgage bond secured by the same property. This may occur, for example, if a multifamily property with existing tax-exempt financing has increased in value and the New Fund is seeking to have the property owner refinance the property through a reissuance of the tax-exempt bonds. If such existing bonds are reissued, the amount of new bonds issued cannot exceed the original amount of the old bonds. In order to induce the owner of the property to refinance the tax-exempt bonds on the property and sell them to the New Fund, the New Fund may agree to finance all or a portion of the difference between the fair market value of the property and the amount of tax-exempt bonds being reissued by making a taxable loan to the owner of the property that is secured by the same multifamily property.


    Under the Current Partnership Agreement, the only way the Existing Fund could finance the acquisition of additional investments would be to borrow money. However, this is not a practical way to finance the acquisition of tax-exempt bonds because the borrowed money would probably bear interest at a rate that is higher than the interest rate earned on any additional tax-exempt bonds. In addition, the interest paid on money borrowed to buy tax-exempt securities is not deductible for federal income tax purposes.

    Under the New Partnership Agreement, the New Fund will have the ability to finance the acquisition of additional investments through the sale of Senior Interests and the issuance of additional BUCs. The New Fund may also reinvest interest income, but the General Partner expects to do so only if necessary to provide supplemental funds to finance the acquisition of new investments that are primarily financed by the sale of Senior Interests or BUCs. The New Fund may use other sources of capital, if any, that are available to it in order to finance the acquisition of additional investments. However, the General Partner does not expect to use sources other than additional equity raised from the sale of BUCs and the reinvestment of the proceeds from the sale of Senior Interests supplemented by interest income.

    The New Fund will initially create Senior Interests from the tax-exempt bonds it acquires from the Existing Fund. This can be done directly by causing a bond to be reissued in two classes. It can also be done indirectly by placing one or more bonds in a trust that has two classes of beneficiaries. Each class of bond or beneficiary will have a right to receive some of the total principal and tax-exempt interest paid on the original bond. However, one class of bond or beneficiary (the "Senior Interest") will have a right to be paid its share of principal and interest before principal and interest are paid to the other class (the "Subordinate Interest"). This right helps protect the Senior Interests from the risk that less than all principal or interest payments are made on the underlying tax-exempt bonds. Because of this protection, the Senior Interests are expected to bear interest at current market rates for investment grade tax-exempt securities. This should be a relatively low rate that should be below the rate that would be paid on the type of additional investments the New Fund wants to acquire. The New Fund will keep the Subordinate Interests, but intends to sell the low interest rate Senior Interests and use the money to buy additional investments that bear interest at a higher rate. As a result, the interest income from these new investments, when combined with the interest the New Fund will continue to receive on the Subordinate Interests, should exceed the interest income that was earned on the original tax-exempt bonds.

    The General Partner will not enter into a transaction creating a Senior Interest and a Subordinate Interest unless it receives an opinion of counsel that all interest income to be earned by the New Fund on the Subordinate Interest will be exempt from federal income tax. The New Fund expects to create Senior Interests and Subordinate Interests with respect to each of the seven tax-exempt mortgage bonds acquired from the Existing Fund and also with respect to additional tax-exempt bonds acquired with the proceeds from the sale of Senior Interests and the issuance of additional BUCs.

    The Existing Fund could not take advantage of this financing technique because the Current Partnership Agreement would require that proceeds from the sale of the Senior Interests be distributed to BUC holders rather than reinvested in additional tax-exempt bonds. In addition, the Current Partnership Agreement would not allow the Existing Partnership to hold the Subordinate Interests if the Senior Interests were held by a third party. In contrast, the New Partnership Agreement allows the New Fund to reinvest the proceeds from the sale of Senior Interests and to retain Subordinate Interests. The New Fund may also reinvest interest income to acquire additional tax-exempt bonds rather than make distributions to BUC holders. The Current Partnership Agreement requires that all interest income be distributed to BUC holders. However, the General Partner intends to use this authority only if additional cash is needed to finance a portion of an acquisition that is primarily financed with the proceeds from the sale of Senior Interests.

    The New Fund will also have the authority to issue additional BUCs to raise additional equity capital. The New Fund will be able to invest this additional capital to acquire additional investments and may create additional Senior Interests and Subordinate Interests from these additional investments as described above. Therefore, the General Partner expects the New Fund to be able to increase the total amount of interest income it earns by issuing additional BUCs. In addition, by issuing additional BUCs and acquiring additional investments with the proceeds, the New Fund will be able to further diversify its asset base, making it less dependent on the interest income earned on any particular asset. To the extent the New Fund earns interest income from a larger number of mortgage bonds, it will be able to reduce the risk that a default with respect to any single apartment project will have a material affect on the total interest income earned by the New Fund. Because the New Fund will hold Subordinate Interests in many cases, the General Partner believes that it is important that the New Fund be able to mitigate its overall risk through greater diversification of its assets. In addition, by issuing additional BUCs, the General Partner hopes to be able to achieve better economies of scale by spreading the operating expenses of the New Fund among a larger number of BUCs. The General Partner would expect to cause the New Fund to make a public offering of additional BUCs after completion of the Transaction. BUCs issued in such an offering would be sold at a price approximating the then current market price for New Fund BUCs. The General Partner has conducted preliminary discussions with potential underwriters regarding such an offering, although no letter of intent or underwriting agreement has been entered at this time. The Current Partnership Agreement does not allow the Existing Fund to issue additional BUCs.

    The General Partner believes that if it is able to increase the amount of cash distributions paid to BUC holders in the New Fund over the level of distributions currently paid to BUC holders of the Existing Fund, the BUCs of the New Fund may trade at prices above the prevailing prices at which the BUCs in the Existing Fund currently trade. However, there can be no assurance that BUCs of the New Fund will trade at higher prevailing prices than BUCs in the Existing Fund.

    There can be no assurance that the distributions to BUC holders will increase if the New Fund pursues its business strategy. One reason cash distributions may not increase is that the New Fund will hold Subordinate Interests, which will bear a disproportionate share of any losses in the event of a default on the tax-exempt bonds underlying the Senior Interests and the Subordinate Interests. The only source of funds to pay interest on the Senior Interest and Subordinate Interest created from a particular tax-exempt bond is the operating cash flow from the apartment complex that was financed with the tax-exempt bond. The operating cash flow from an apartment complex may be affected by many things such as the number of tenants, the rental rates, operating expenses, taxes, competition from other apartment complexes and mortgage rates for single-family housing. If an apartment complex does not have enough money to pay all the interest on its tax-exempt bond on any due date, then the holder of the Senior Interest will first receive the entire amount of interest it is entitled to receive. In that case, there will not be enough remaining money to pay the New Fund all the interest it is due on the Subordinate Interest. Similarly, the only source of funds to repay the principal on the Senior Interest and Subordinate Interest created from a particular tax-exempt bond will be the money received from a sale or refinancing of the apartment complex. If there is not enough money to repay the entire principal of the underlying bond, the holder of the Senior Interest will first receive all of the principal payment until it has been repaid in full. The New Fund will receive the remainder of the principal payment, but it will not be enough to repay the entire principal of the Subordinate Interest.

    Another reason cash distributions may not increase as a result of this strategy is that the General Partner is unable to reinvest the proceeds from the sale of Senior Interests or additional BUCs in additional tax-exempt bonds. If the New Fund sells Senior Interests, it will forego the interest income it would earn thereon. Unless it can reinvest the proceeds from the sale of the Senior Interests at a higher interest rate, it will realize less interest income than it would had it retained the Senior Interests.

    The amount of cash available for distribution on a per BUC basis will depend in part on the number of BUCs outstanding. Therefore, the sale of additional BUCs may cause distributions per BUC to decline depending on the price at which additional BUCs are sold or the interest rate earned on the investments acquired through the investment of the proceeds from the offering of additional BUCs.

    In addition cash distributions will be affected by the level of operating expenses incurred by the New Fund. The New Fund will incur legal fees, due diligence expenses and other costs in connection with creating Senior Interests and Subordinate Interests, issuing additional BUCs and acquiring additional tax-exempt bonds. Therefore, during the period of time the New Fund is in the process of acquiring additional tax-exempt bonds, its operating expenses can be expected to exceed the expenses that the Existing Fund would have incurred during the same period. The General Partner is not able to estimate the amount of such additional expenses at this time, but they could be substantial. The New Fund may also pay the General Partner an Administrative Fee with respect to certain investments. The New Fund also expects to incur higher investor relations and servicing costs if it issues additional BUCs. Therefore, the General Partner believes that the New Fund's operating expenses are likely to be higher than those of the Existing Fund. See "RISK FACTORS."

    The General Partner has proposed a merger with the New Fund rather than amending the Current Partnership Agreement. The Current Partnership Agreement says that no amendment can be made to it that would reduce the amount of, or delay the timing of, payments received on mortgage loans that are required to be distributed to any BUC holder without the consent of that BUC holder. The General Partner felt that this provision could be interpreted to require that all BUC holders approve an amendment to the Current Partnership Agreement to allow for the reinvestment of money raised from the sale of the Senior Interests. As a practical matter, it would be extremely difficult or impossible to obtain unanimous consent of the BUC holders. Under Delaware law, the merger of the Existing Fund requires the consent of the holders of a majority of the BUCs. Therefore, the proposed merger with the New Fund was determined to be the only practical way to pursue the General Partner's strategy for improving cash distributions to BUC holders. The General Partner believes that this course of action is fair to all BUC holders, and is consistent with its fiduciary duties, because the purpose of the Transaction is to allow the General Partner to pursue a strategy that it believes will allow it to increase cash distributions to all BUC holders. Therefore, the Transaction is consistent with the purpose of protecting distributions to BUC holders that is the reason for the unanimous consent provision of the Current Partnership Agreement. In addition, because the Existing Fund cannot create Senior Interests, it would never be able to distribute cash from the sale of Senior Interests. Therefore, the New Fund will be reinvesting only moneys that would not have been available for distribution by the Existing Fund. Accordingly, as a practical matter, the reinvestment of the proceeds from the sale of Senior Interests will not reduce the amount or delay the timing of cash distributions to BUC holders.

RECOMMENDATION OF THE GENERAL PARTNER

    For the reasons set forth above, the General Partner believes that the Transaction is in the best interest of the Existing Fund and its BUC holders and recommends that the BUC holders grant their consent to the Transaction.

CONSIDERATION OF ALTERNATIVE COURSES OF ACTION

    In addition to the proposed Transaction, the General Partner considered the options of (i) causing the bonds to be repaid and dissolving the Existing Fund or (ii) continuing the Existing Fund with its current portfolio of tax-exempt bonds. For the reasons set forth below, the General Partner has rejected each of the alternatives in favor of the Transaction.

    CAUSING THE BONDS TO BE REPAID AND LIQUIDATION OF EXISTING FUND. Each of the bonds stipulates that principal and accrued interest thereon, including accrued contingent interest, will be due and payable to the Existing Fund on its Repayment Date. The Repayment Date for six of the Existing Fund's bonds was December 1, 1997 and the Repayment Date for the remaining bond was July 1, 1998. The terms of the bonds require that the underlying properties be sold or refinanced on the Repayment Dates and that the net proceeds of such sale or refinancing be applied to the payment of principal and accrued interest on the bonds, including any accrued contingent interest. The Current Partnership Agreement provides that upon repayment of all of the bonds, the Existing Fund is to be dissolved and its remaining assets liquidated and distributed among the BUC holders and the General Partner.

    The General Partner has rejected this alternative because it is inconsistent with the Existing Fund's investment objectives of preserving its capital and generating an enhanced tax-exempt yield through the receipt of contingent interest. The Existing Fund invested a total of $76,626,000 in the seven tax-exempt bonds that it continues to hold. Because the principal balance of the bonds does not amortize over their terms, the aggregate principal balance of these bonds remains $76,626,000. Although the bonds are secured by first deeds of trust on the financed properties, the only source of funds to repay principal and interest on the bonds on the Repayment Date is the net proceeds from the sale or refinancing of the properties. Based on an analysis of the fair market value of the properties securing the bonds, the General Partner has estimated the fair market value of the properties securing the bonds as of the initial Repayment Date to be only $71,126,000. Accordingly, assuming the properties could be sold for the full amount of their estimated fair market value, the proceeds of such sales, net of associated costs, were not expected to be sufficient to repay the full principal balance of the bonds on the Repayment Date. The Existing Fund has no recourse against the owners of the properties for any deficiency in the payment of principal or interest on the bonds. Therefore, the General Partner determined that this course of action would have resulted in an irretrievable loss of capital to the BUC holders of approximately $5,500,000. This amount represents approximately 7.7% of the principal balance of the bonds. In addition, it was unlikely that the sale or refinancing of any of these properties would have produced sufficient net proceeds to allow for the payment of accrued contingent interest on the bonds as of the Repayment Dates.

    Likewise, the value of the bonds, and the price a third party might be willing to pay for them, will be affected by the current value of the underlying properties. Therefore, if the Existing Fund were to sell the bonds at this time, the General Partner would expect the Existing Fund to receive net proceeds therefrom that would be less than the full principal amount of the bonds.

    The properties owned or financed by the Existing Fund have generally experienced improvements in operating results over recent years and the General Partner expects this trend to continue. As operating results for these properties improve, the value of the properties should also increase and, therefore, the amount of bond principal received by the Existing Fund upon the repayment of the bonds or the amount of proceeds from the sale of the bonds should also increase over time. Because a liquidation of the Existing Fund's assets at this time would result in a significant loss of original capital to the BUC holders and would preclude the BUC holders from securing any benefit from potential increases in the value of the Existing

Fund's assets in the future, the General Partner determined that it would not be in the best interest of the Existing Fund and the BUC holders to liquidate the Existing Fund at this time.

    CONTINUING EXISTING FUND WITH ITS CURRENT ASSETS. Although the General Partner determined that it would not be in the best interest of the BUC holders to cause the bonds to be repaid on the Repayment Dates or sold at this time, it has rejected the alternative of simply continuing to operate the Existing Fund with its current portfolio of tax-exempt bonds because the amount of cash available for distribution to BUC holders is expected to remain static or decrease over time and to be less than the amounts potentially available if the Transaction is consummated. During its two most recently completed fiscal years, the Existing Fund distributed $5,388,729 per year to BUC holders.

    Even though the properties financed by the Existing Fund have generally experienced improvements in operating results over recent years and are expected to continue to do so, the General Partner does not expect the amount of interest income generated by the Existing Fund's current portfolio of tax-exempt bonds to increase substantially over time. This expectation is due, in part, to the lower base and contingent interest rates that the bonds are expected to bear after the reissuance of the bonds. On the other hand, the General Partner believes that the administrative expenses of operating the Existing Fund will continue to escalate over time due to general price inflation. Accordingly, the General Partner anticipates that the amount of net cash flow that the Existing Fund will have available for distribution to the BUC holders will remain static or decline over time. In contrast, the New Fund will have the ability to acquire additional interest bearing investments which should allow it to generate more interest income than the Existing Fund. If the New Fund is able to generate additional interest income in excess of the increased operating expense it expects to incur, the New Fund should be able to generate more cash available for distribution than the Existing Fund. However, there can be no assurance that the New Fund will have more cash available for distribution to the BUC holders than the Existing Fund. See "THE TRANSACTION-- Background and Reasons for the Transaction."

    If the Transaction is not approved, the General Partner anticipates that it will continue the Existing Fund with its current portfolio of tax-exempt bonds.

FAIRNESS DETERMINATION OF THE GENERAL PARTNER

    The General Partner has not obtained a fairness opinion or any other evaluation of the Transaction from an investment banker or other third party. However, the General Partner, including the Board of Managers of America First, believes that the terms of the Transaction are fair to the BUC holders. The General Partner bases this determination on the following:

        (a) BUC holders will receive one BUC in the New Fund for each BUC they hold in the Existing Fund and, accordingly, will have the same interest in the assets and cash distributions of the New Fund after the Transaction as they did in the Existing Fund prior to the Transaction.

        (b) The interest of the General Partner in the cash distributions of the New Fund is no greater, and is potentially less, than its interest in cash distributions of the Existing Fund. While the General Partner expects to receive greater cash distributions from the New Fund than it currently receives from the Existing Fund, it will receive greater cash distributions only if it is able to successfully cause cash distributions to BUC holders to increase. Under the terms of the New Partnership Agreement, the General Partner is no longer entitled to receive 10% of cash distributions if cash distributions to BUC holders exceed specified thresholds.

        (c) After the Transaction, the Administrative Fees payable to the General Partner will be at the same rate as those currently paid to the General Partner. Unlike the Current Fund, the New Fund will be directly responsible for paying the Administrative Fee to the General Partner in connection with those investments for which no third party is obligated to pay the Administrative Fee. The General Partner believes this is fair because the New Fund has greater flexibility to invest in certain types of tax-exempt securities for which no third party, such as a property owner, would be available to pay the Administrative Fees. In addition, the General Partner anticipates that most of the additional investments acquired by the New Fund will consist of tax-exempt mortgage bonds for which it will be able to negotiate the payment of the Administrative Fee from the property owner.

        (d) After the Transaction, the General Partner could earn additional Mortgage Placement Fees if the New Fund acquires additional mortgage bonds. Any Mortgage Placement Fees will be paid by the owners of the properties financed by such mortgage bonds and will be in amounts negotiated between the General Partner and such owners. The General Partner will seek to negotiate Mortgage Placement Fees of up to 1% of the principal balance of the additional mortgage bonds. Although the General Partner may be able to negotiate a Mortgage Placement Fee which is higher than the .675% Mortgage Placement Fee charged in connection with the acquisition of the original tax-exempt bonds by the Existing Fund, the General Partner believes that the payment of the Mortgage Placement Fee will be fair to the New Fund because they will be subject to arm's-length negotiation and will be paid by third parties.

        (e) As with the Existing Fund, the fees for providing such property management services cannot exceed the lesser of (i) 5% of the gross revenues of the managed property or (ii) the fees charged by unaffiliated property managers in the same geographic location. However, under the New Partnership Agreement, the General Partner or its affiliate may charge a property management fee that exceeds its cost of providing such service. The General Partner believes that this change will have no material effect on the New Fund and may, in certain cases, work to the benefit of the New Fund. The General Partner is not required to assume the management of foreclosed properties for the Existing Fund and would not be willing to provide property management services to the Existing Fund if the fees it could charge would only cover its costs. Therefore, the General Partner does not expect to provide property management services to the Existing Fund if it ever forecloses on a property. Accordingly, it is expected that the Existing Fund will engage an unaffiliated property management company to manage any foreclosed properties and will pay such company fees equal to the competitive rate in the relevant market. On the other hand, the General Partner would be willing to provide such property management services to the New Fund since the amount of its fees is not limited to its costs. In that case, the General Partner could never charge the New Fund more than the competitive market price for such services. Therefore, the amount paid by the New Fund for such property management services would never be more than the amount paid by the Existing Fund for such services. In addition, the General Partner or its affiliates will continue to be limited to charging property management fees that cannot exceed the lesser of such competitive rates or 5% of property gross revenues. If a prevailing local market rate were greater than 5% of property revenues, the General Partner or its affiliates would be the lower cost alternative for managing foreclosed properties. Accordingly, it is possible that the New Fund may pay less for such property management services by engaging the General Partner or its affiliate than the Existing Fund would have to pay to an unaffiliated property manager.

        (f) The Current Partnership Agreement provides that any amendment to the Current Partnership Agreement that affects cash distributions may be adopted only by unanimous written consent of the BUC holders. The New Partnership Agreement provides that such amendments may be adopted with the consent of the holders of a majority of the outstanding BUCs. The General Partner believes that this change is fair because it makes this type of amendment subject to the same consent requirement as any other proposed amendment to the New Partnership Agreement. As a practical matter, unanimous consent of the BUC holders would be impossible to obtain.

                   INFORMATION RELATING TO THE EXISTING FUND

DESCRIPTION OF BUSINESS

    The Existing Fund is a Delaware limited partnership that was formed on November 11, 1985 for the purpose of acquiring a portfolio of tax-exempt participating mortgage bonds that were issued to provide construction and permanent financing for apartment complexes and other commercial or industrial real estate. The original investment objectives of the Existing Fund were to provide (i) safety and preservation of the Existing Fund's capital, (ii) regular distribution of federally tax-exempt interest and (iii) a potential for an enhanced federally tax-exempt yield as a result of the Existing Fund's participation in the net cash flow from the properties financed by the tax-exempt participating mortgage bonds and in the net proceeds from the sale or refinancing of such properties. The term of the Existing Fund expires on December 31, 2015.

    The Existing Fund issued a total of 9,979,128 BUCs representing assigned limited partnership interests in a public offering that raised net proceeds of approximately $185,500,000. The Existing Fund acquired 14 tax-exempt bonds that were issued by various state and local housing authorities to provide construction and permanent financing for 14 apartment complexes located in 10 states. The bonds provide for the payment of base interest at a fixed rate and for contingent interest based on a participation in the net cash flow and the net sale or refinancing proceeds from the properties financed thereby. The principal amounts of the bonds do not amortize over their terms but are payable in full upon the maturity thereof along with any unpaid base and contingent interest. The bonds had terms ranging from 21 to 30 years, but the Existing Fund had the right to cause the owners of the financed properties to sell or refinance the properties from time to time after 10 years and to repay the full principal amount of the bonds and all unpaid base and contingent interest accrued at that time. In addition, after 12 years the owners of the financed properties are required to sell or refinance the properties and repay the full principal amount of the bonds and all unpaid base and contingent interest accrued at that time. Because of the contingent interest feature of the bonds, the return to the Existing Fund from the bonds depended to a substantial degree upon the economic performance of the properties financed by the bonds.

    The Existing Fund acquired seven of the properties securing its bonds through foreclosure or similar actions as a result of defaults by the property owners under the terms of the bonds. On May 7, 1993, the Partnership announced the formation of a subsidiary company called America First REIT, Inc., a real estate investment trust (the "REIT"). On June 1, 1993, the Existing Fund transferred the seven real estate properties acquired in settlement of bonds, along with related debt, cash and certain other assets and liabilities, to the REIT in exchange for all of the issued and outstanding shares of the REIT's common stock. Thereafter, the Existing Fund distributed all shares of the REIT to the BUC holders of the Existing Fund in the ratio of one share of REIT stock for every four BUCs they held as of the record date for this distribution. As a result, the Existing Fund no longer has any interest in these bonds or the properties that had secured these bonds.

    As of June 30, 1998, the Existing Fund continued to hold seven tax-exempt bonds with a carrying value, net of allowance for loan losses, of $71,126,000. Of these remaining seven bonds, only two have paid all base interest payments as and when due. The Existing Fund accepts the total net cash flow generated by the four properties securing the other five bonds as payment of interest on these bonds. The amount of net cash flow generated by these properties is less than the full amount of base interest due on the bonds. The amount of foregone interest on the bonds equaled $443,456 in 1997, $442,725 in 1996 and $442,279 in 1995 and $275,204 for the first six months of 1998. Notwithstanding the interest shortfalls, the Existing Fund has elected not to foreclose or seek a deed in lieu of foreclosure in order to continue to receive tax-exempt interest rather than taxable net rental income from the properties.

    The amount of net cash flow generated by these properties is, in part, a function of rental and occupancy rates and operating expenses. The level of occupancy and rents that can be charged are directly affected by the supply of, and demand for, apartments in the market areas in which a property is located. This, in turn, is affected by several factors such as local or national economic conditions, the amount of new apartment or warehouse construction and interest rates on single-family mortgage loans. In addition, factors such as government regulation (such as zoning laws), inflation, real estate and other taxes, labor problems and natural disasters can affect the economic operations of a property. In each city in which the Existing Fund's properties are located, such properties compete with a substantial number of other income-producing real estate of the same types. Apartment complexes also compete with single-family housing that is either owned or leased by potential tenants. The principal method of competition is to offer competitive rental rates. The Existing Fund's properties also compete by emphasizing regular maintenance and property amenities.

    The Existing Fund is engaged solely in the business of providing financing for the acquisition and improvement of real estate and the operation of real estate acquired in foreclosure. Accordingly, the presentation of information about industry segments is not applicable and would not be material to an understanding of the Existing Fund's business taken as a whole.

    The General Partner believes that each of the properties financed by the Existing Fund is in compliance in all material respects with federal, state and local regulations regarding hazardous waste and other environmental matters and the General Partner is not aware of any environmental contamination at any of such properties that would require any material capital expenditure by the Existing Fund for the remediation thereof.

MANAGEMENT

    The Existing Fund has no employees. Certain services are provided to the Existing Fund by employees of America First and the Existing Fund reimburses America First for such services at cost. The Existing Fund is not charged, and does not reimburse, for the services performed by managers and officers of America First.

    The Existing Fund has no directors or officers. Management of the Existing Fund consists of the General Partner and its general partner, America First. The following individuals are managers and executive officers of America First and each serves for a term of one year:


NAME                                                                    POSITION HELD           POSITION HELD SINCE
--------------------------------------------------------------  -----------------------------  ---------------------
Michael B. Yanney.............................................  Chairman of the Board,                    1987
                                                                President, Chief Executive
                                                                Officer and Manager
Michael Thesing...............................................  Vice President, Secretary,                1987
                                                                Treasurer and Manager
William S. Carter, M.D........................................  Manager                                   1994
George Kubat..................................................  Manager                                   1994
Martin Massengale.............................................  Manager                                   1994
Alan Baer.....................................................  Manager                                   1994
Gail Walling Yanney...........................................  Manager                                   1996
Mariann Byerwalter............................................  Manager                                   1997


    Michael B. Yanney, 64, is the Chairman and Chief Executive Officer of various Affiliates of America First that manage public investment funds that have raised over $1.3 billion since 1984. From 1977 until the organization of the first such fund in 1984, Mr. Yanney was principally engaged in the ownership and management of commercial banks. Mr. Yanney also has investments in private corporations engaged in a variety of businesses. From 1961 to 1977, Mr. Yanney was employed by Omaha National Bank and Omaha

National Corporation, where he held various positions, including the position of Executive Vice President and Treasurer of the holding company. Mr. Yanney also serves as a member of the boards of directors of Burlington Northern Santa Fe Corporation, Forest Oil Corporation, Level 3 Communications, Inc. and RCN Corp.

    Michael Thesing, 43, has been Vice President and Chief Financial Officer of affiliates of America First since July 1984. From January 1984 until July 1984 he was employed by various companies controlled by Mr. Yanney. He was a certified public accountant with Coopers & Lybrand (now PricewaterhouseCoopers
LLP) from 1977 through 1983.

    William S. Carter, M.D., 71, is a retired physician. Dr. Carter practiced medicine for 30 years in Omaha, Nebraska, specializing in otolaryngology (disorders of the ears, nose and throat).


    George Kubat, 52, is the President and Chief Executive Officer of Phillips Manufacturing Co., an Omaha, Nebraska-based manufacturer of drywall and construction materials. Prior to assuming that position in November 1992, Mr. Kubat was an accountant with Coopers & Lybrand (now PricewaterhouseCoopers LLP) in Omaha, Nebraska from 1969. He was the tax partner in charge of the Omaha office from 1981 to 1992. Mr. Kubat currently serves on the board of directors of Sitel Corporation, infoUSA, Inc. and G.B. Foods Corporation.


    Martin Massengale, 64, is the President Emeritus of the University of Nebraska. Prior to becoming President of the University of Nebraska in 1991, he served as interim President from August 1989, as Chancellor of the University of Nebraska-Lincoln from June 1981 through December 1990 and as Vice Chancellor for Agriculture and Natural Resources from 1976 to 1981. Prior to that time, he was a professor and associate dean of the College of Agriculture at the University of Arizona. Dr. Massengale also serves on the board of directors of Woodmen Accident & Life Insurance Company and IBP, Inc.

    Alan Baer, 75, is presently Chairman of Alan Baer & Associates, Inc., a management company located in Omaha, Nebraska. He is also Chairman of Lancer Hockey, Inc., Baer Travel Services, Wessan Telemarketing, Total Security Systems, Inc. and several other businesses. Mr. Baer is the former Chairman and Chief Executive Officer of the Brandeis Department Store chain, which, before its acquisition, was one of the largest retailers in the Midwest. Mr. Baer has also owned and served on the board of managers of several banks in Nebraska and Illinois.

    Gail Walling Yanney, 62, is a retired physician. Dr. Yanney practiced anesthesia and was most recently the Executive Director of the Clarkson Foundation until October of 1995. In addition, she was a director of FirsTier Bank, N.A., Omaha prior to its merger with First Bank, N.A. Dr. Yanney is the wife of Michael Yanney.

    Mariann Byerwalter, 38, is Vice President of Business Affairs and Chief Financial Officer of Stanford University. From 1988 to 1996, Ms. Byerwalter was Executive Vice President of America First Eureka Holdings Inc. ("AFEH"), an affiliate of the General Partner, and its subsidiary, EurekaBank, a federal savings bank operating in the San Francisco Bay area. In addition, from 1993 to 1996, she was the Chief Financial Officer and Chief Operating Officer of AFEH and Chief Financial Officer of EurekaBank. Ms. Byerwalter was an officer of BankAmerica Corporation from 1984 until 1987, including Vice President and Executive Assistant to the President of Bank of America and Vice President of the bank's Corporate Planning and Development Department.

EXECUTIVE COMPENSATION

    None of the managers or executive officers of America First receive any compensation from the Existing Partnership and neither America First nor the General Partner is reimbursed for any portion of the salaries paid to such persons.

PROPERTIES

    The Existing Fund does not own any real property. However, as of June 30, 1998, the Existing Fund held seven tax-exempt bonds, each of which is secured by a first deed of trust on a multifamily apartment complex. The following table sets forth certain information regarding the properties securing the seven tax-exempt mortgage bonds held by the Existing Fund as of June 30, 1998:

                                                                                                AVERAGE      OUTSTANDING
                                                                                  NUMBER        SQUARE        PRINCIPAL
PROPERTY NAME                                                   LOCATION         OF UNITS      FEET/UNIT       BALANCE
---------------------------------------------------------  -------------------  -----------  -------------  -------------
Woodbridge Apartments of Bloomington III.................  Bloomington, IN             280           892    $  12,600,000
Ashley Point at Eagle Crest..............................  Evansville, IN              150           910        6,700,000
Woodbridge Apartments of Louisville II...................  Louisville, KY              190           934        8,976,000
Northwoods Lake Apartments...............................  Duluth, GA                  492           964       25,250,000
Ashley Square............................................  Des Moines, IA              144           963        6,500,000
Shoals Crossing..........................................  Atlanta, GA                 176           926        4,500,000
Arama Apartments.........................................  Miami, FL                   293           562       12,100,000
                                                                                     -----
                                                                                     1,725

    In the opinion of the General Partner, each of the properties is adequately covered by insurance.

    The average annual occupancy rate and average effective rental rate per unit for each of the Existing Fund's properties for each of the last five years are listed in the following table:

                                                                     1997       1996       1995       1994       1993
                                                                   ---------  ---------  ---------  ---------  ---------
    WOODBRIDGE APTS. OF BLOOMINGTON III
Average Occupancy Rate...........................................         90%        95%        93%        96%        96%
Average Effective Annual Rental Per Unit.........................  $   6,957  $   7,251  $   6,848  $   6,701  $   6,416
    ASHLEY POINT AT EAGLE CREST
Average Occupancy Rate...........................................         99%        96%        96%        93%        94%
Average Effective Annual Rental Per Unit.........................  $   6,423  $   6,163  $   6,032  $   5,686  $   5,662
    WOODBRIDGE APTS. OF LOUISVILLE II
Average Occupancy Rate...........................................         95%        95%        93%        96%        96%
Average Effective Annual Rental Per Unit.........................  $   7,075  $   6,880  $   6,451  $   6,504  $   6,131
    NORTHWOODS LAKE APTS.
Average Occupancy Rate...........................................         94%        94%        97%        98%        97%
Average Effective Annual Rental Per Unit.........................  $   7,263  $   7,188  $   7,101  $   6,806  $   6,403
    ASHLEY SQUARE
Average Occupancy Rate...........................................         96%        97%        98%        98%        98%
Average Effective Annual Rental Per Unit.........................  $   6,792  $   6,728  $   6,764  $   6,574  $   6,366
    SHOALS CROSSING
Average Occupancy Rate...........................................         95%        93%        95%        96%        96%
Average Effective Annual Rental Per Unit.........................  $   4,942  $   4,712  $   4,649  $   4,458  $   4,428
    ARAMA APARTMENTS
Average Occupancy Rate...........................................         98%        99%        99%        99%        99%
Average Effective Annual Rental Per Unit.........................  $   7,467  $   7,517  $   7,156  $   7,355  $   6,925

LEGAL PROCEEDINGS

    There are no material pending legal proceedings to which the Existing Fund is a party or to which any of its assets are subject.

VOTING SECURITIES AND BENEFICIAL OWNERSHIP THEREOF BY PRINCIPAL BUC HOLDERS,
  DIRECTORS AND OFFICERS

    Only BUC holders of record at the close of business on the Record Date will be entitled to consent to the Transaction. On the Record Date, a total of 9,979,128 BUCs were issued and outstanding. Each BUC is entitled to one vote with respect to the matter for which consent is sought hereby.

    As of the Record Date, no person was known by the General Partner to own beneficially more than 5% of the Existing Fund's BUCs. In addition, no partner of the General Partner (including America First) and no manager or officer of America First owned any of the Existing Fund's BUCs as of the Record Date.

MARKET FOR THE EXISTING FUND'S BUCS AND RELATED BUC HOLDER MATTERS

    MARKET INFORMATION. The BUCs of the Existing Fund trade on The NASDAQ Stock Market under the trading symbol "AFTXZ." The following table sets forth the high and low final sale prices for the Existing Fund's BUCs for each quarterly period from January 1, 1996 through September 21, 1998:

1996                                                                                HIGH        LOW
--------------------------------------------------------------------------------  ---------  ---------
1st Quarter.....................................................................  $       7  $   6 1/4
2nd Quarter.....................................................................  $   6 7/8  $   6 7/8
3rd Quarter.....................................................................  $       7  $   6 1/4
4th Quarter.....................................................................  $   7 1/4  $   6 3/8

1997                                                                              HIGH        LOW
------------------------------------------------------------------------------  ---------  ---------
1st Quarter...................................................................  $   7 3/8  $ 6 11/16
2nd Quarter...................................................................  $   7 3/8  $ 6 11/16
3rd Quarter...................................................................  $   7 3/8  $       7
4th Quarter...................................................................  $   7 3/4  $  7 1/16

1998                                                                             HIGH        LOW
-----------------------------------------------------------------------------  ---------  ---------
1st Quarter..................................................................  $       8  $   7 1/4
2nd Quarter..................................................................  $       8  $  7 1/16
3rd Quarter (through September 21)                                             $ 7 11/16  $   7 1/8

    On September 21, 1998, the date prior to the date of the Consent Solicitation Statement/Prospectus, the high and low sale prices of the Existing Fund's BUCs were $7 1/8 and $6 5/8 per BUC, respectively.

    BUC HOLDERS. The approximate number of holders of the Existing Fund's BUCs on the date hereof is 5,940.

    DISTRIBUTIONS. Cash distributions are being made on a monthly basis. Total cash distributions of $5,388,729, or $.54 per BUC, were paid or accrued to BUC holders during each of the fiscal years ended December 31, 1997 and December 31, 1996.

                  SELECTED FINANCIAL DATA OF THE EXISTING FUND

    The following table sets forth certain financial data of the Existing Fund that have been derived from the audited financial statements of the Existing Fund as of and for the five-year period ended December 31, 1997. The financial statements as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 have been audited by PricewaterhouseCoopers LLP, independent accountants for the Existing Fund, and are incorporated by reference in this Consent Solicitation Statement/Prospectus. The unaudited data presented as of and for the six months ended June 30, 1998 and 1997 have been derived from the unaudited financial statements of the Existing Fund, which, in the opinion of the General Partner, include all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the results for such interim periods. The results of operations for the six months ended June 30, 1998 will not necessarily be indicative of the results of operations for the full year ending December 31, 1998.

                                      FOR THE SIX MONTHS
                                        ENDED JUNE 30,
                                         (UNAUDITED)                       FOR YEAR ENDED DECEMBER 31,
                                    ----------------------  ----------------------------------------------------------
                                       1998        1997        1997        1996        1995        1994        1993
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------
Mortgage bond investment income...  $3,032,977  $3,081,025  $6,169,500  $6,134,812  $6,159,236  $5,973,373  $5,461,438
Rental income.....................      --          --          --          --          --          --       5,148,252
Interest income on temporary cash
  investments.....................      25,692      25,917      53,554      47,247      42,319      24,046      31,700
Contingent interest income........      49,233      74,883     124,682     154,539     166,940     211,319     192,343
General and administrative
  expenses........................    (404,182)   (374,731)   (678,487)   (648,784)   (585,926)   (478,438) (1,033,708)
Real estate operating expenses....      --          --          --          --          --          --      (2,457,071)
Depreciation......................      --          --          --          --          --          --      (1,205,631)
Interest expense..................      --          --          --          --          --          --        (400,931)
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net income........................  $2,703,720  $2,807,094  $5,669,249  $5,687,814  $5,782,569  $5,730,300  $5,736,392
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------
Net income, basic and diluted, per
  Beneficial Unit Certificate
  (BUC)...........................  $      .27  $      .28  $      .56  $      .56  $      .57  $      .56  $      .56
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total cash distributions paid or
  accrued per BUC.................  $      .27  $      .27  $      .54  $      .54  $      .54  $      .54  $    .7350
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------
Investment in tax-exempt mortgage
  bonds at estimated fair value...  $71,126,000 $66,026,000 $71,126,000 $66,026,000 $66,026,000 $66,026,000 $66,026,000
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------
Total assets......................  $73,108,758 $67,955,972 $73,213,016 $68,014,454 $67,698,916 $67,379,656 $67,137,170
                                    ----------  ----------  ----------  ----------  ----------  ----------  ----------

                      INFORMATION RELATING TO THE NEW FUND

BUSINESS

    The New Fund is a newly formed Delaware limited partnership that was formed on April 2, 1998 for the purpose of acquiring, holding, selling and otherwise dealing with tax-exempt securities, including direct and indirect interests in tax-exempt bonds secured by multifamily residential properties and interests therein and associated taxable debt secured by multifamily real estate. The New Fund will commence operations upon consummation of the Transaction at which time it will acquire all of the assets and liabilities of the Existing Fund, including the seven tax-exempt mortgage bonds currently held by the Existing Fund. There is no presentation of financial statements or other financial information of the New Fund in this Consent Solicitation Statement/Prospectus because the New Fund has not been capitalized and has not commenced operations.

    The New Fund will have explicit authority to acquire additional investments. In general, the General Partner intends that such additional investments consist of tax-exempt bonds secured by a first mortgage or deed of trust on multifamily residential properties. Such bonds would be similar to the bonds currently held by the Existing Fund in that they will be issued by various state and local governments, their agencies and authorities to finance the construction of apartments in their jurisdictions. As with the bonds held by the Existing Fund, the governmental entities that issue these bonds are under no obligation to make payment of principal and interest thereon, nor will their taxing power be pledged to do so. The sole source of funds to pay principal and interest on these types of bonds is the net cash flow generated by the operation or sale of the financed real estate. In addition, such bonds are typically structured as "nonrecourse" obligations that are secured solely by the underlying real estate. Accordingly, the owners of the real estate will not be liable to the New Fund in the event of a default under the bonds. The General Partner does not anticipate that any such bonds will be insured by any governmental or nongovernmental entity or have any other type of credit enhancement associated with them. Accordingly, the General Partner does not expect any of the additional bonds that the New Fund may acquire to be rated by a nationally recognized securities rating organization. None of the Existing Fund's tax-exempt bonds are rated by such a rating agency.


    In general, the New Fund will seek to acquire all of the tax-exempt bonds secured by a particular multifamily property, but in some cases will consider buying less than the full amount of such bonds. Such bonds may be either outstanding bonds available in the secondary markets or newly issued or reissued bonds. The interest rates on such additional bonds will be detemined by negotiation between the New Fund and the owners of the multifamily properties being financed thereby. Accordingly, the interest rates to be earned by the New Fund on additional mortgage bonds are not known at this time. The additional bonds may or may not provide for contingent interest or other rights to participate in the net cash flow generated by the underlying properties.


    In order for the interest paid on such bonds to be exempt from federal income taxation, the owners of the properties financed by the issuance of the bonds must operate the properties in compliance with the terms of a regulatory agreement. Among other things, such regulatory agreements require that a specified percentage of the rental units in the property be occupied (or held available for occupancy on a continuous basis) by individuals or families with incomes that are less than 80% of the median gross income levels in the geographic area. Such limitations are generally imposed for a period of 10 years. If the owner of a property defaults in its obligations under a regulatory agreement, it may result in the interest on the bonds secured by that property becoming subject to income tax. Such a failure would also constitute a default under the related bonds. In that case, the New Fund will be entitled to declare such bonds due and payable and pursue such other remedies available to it under the terms of the bonds, including foreclosure on the property. An affiliate of the General Partner may, in certain cases, be engaged as the manager of a property underlying a tax-exempt bond held by the New Fund. In such cases, the General Partner's affiliate would have the responsibility of complying with the regulatory agreements relating to the managed properties.

    The New Fund will also be authorized to acquire other types of tax-exempt securities as well as taxable mortgages. Under the terms of the New Partnership Agreement, the New Fund may acquire tax-exempt securities that may or may not be secured by real estate. However, in all cases, such tax-exempt securities must be rated in one of the four highest rating categories by at least one nationally recognized rating agency. Such securities would generally be traded in secondary markets and, therefore, be more easily sold than the tax-exempt mortgage bonds in which the New Fund will primarily invest. Under the terms of the New Partnership Agreement, no such tax-exempt security may be acquired by the New Fund if the total book value of all such tax-exempt securities, after such acquisition, would exceed 25% of the total assets of the New Fund. It is the General Partner's intention to only acquire these types of tax-exempt securities if tax-exempt mortgage bonds secured by multifamily real estate are not available for current acquisition by the New Fund.

    The New Fund will also have the authority to acquire mortgage loans on multifamily real estate but which generate interest that is not exempt from federal income taxation. However, the New Fund will only acquire such taxable mortgages in connection with the acquisition of a tax-exempt mortgage bond secured by the same property. This may occur, for example, if a multifamily property with existing tax-exempt financing has increased in value and the New Fund is seeking to have the property owner refinance the property through a reissuance of the tax-exempt bonds. If such existing bonds are reissued, the amount of new bonds issued can not exceed the original amount of the old bonds. In order to induce the owner of the property to refinance the tax-exempt bonds on the property and sell them to the New Fund, the New Fund may agree to finance all or a portion of the difference between the fair market value of the property and the amount of tax-exempt bonds being reissued by making a taxable loan to the owner of the property that is secured by the same multifamily property.

    In general, the New Fund intends to acquire and hold tax-exempt mortgage bonds and other investments as long-term investments. Tax-exempt mortgage bonds acquired by the New Fund would generally be expected to have terms of up to 24 years; however, if the New Fund buys bonds in the secondary market, the remaining terms of these bonds could be substantially less.

    The New Fund intends to finance the acquisition of additional investments through the issuance of additional BUCs and through the sale of Senior Interests.

    There are two methods by which the New Fund may create Senior Interests from the tax-exempt mortgage bonds it holds. In each case, the bonds will have been originally issued by a state or local housing authority to provide construction and permanent financing for an apartment complex and the New Fund will be the only holder of the bonds. The first method of creating a Senior Interest is to cause an existing bond to be reissued in two classes. The New Fund will request the government authority that originally issued the bond to redeem the original bond and issue two new bonds in its place. As described under "THE TRANSACTION-Background and Reasons for the Transaction," the Existing Fund is currently in the process of causing the seven tax-exempt bonds it holds to be reissued in order to preserve the tax-exempt nature of the interest payments on these bonds. The creation of Senior Interests from one or more of these bonds could be done as part of this process.

    Each class of bonds would provide for the payment of tax-exempt interest and the General Partner will require an opinion of counsel to this effect. However, one class of bonds (the "Senior Interest") will have a right to be paid its share of principal and interest before principal and interest are paid to the other class of bonds (the "Subordinate Interest"). Like the original bond, both the Senior Interest and Subordinate Interest will be secured by a mortgage on the apartment complex that was financed by the original bonds. The mortgage securing the Senior Interest will be a first mortgage, while the mortgage securing the Subordinate Interest will be a second mortgage. The total principal amount of the Senior Interest and the Subordinate Interest will be equal to the outstanding principal balance of the original bond. It is anticipated that between 50% and 75% of the total principal amount of the original bond will be allocated to the Senior Interest and the remainder to the Subordinate Interest.

    The other method of creating Senior Interests would be for the New Fund to deposit one or more of its tax-exempt bonds into a trust that would be administered by an unaffiliated trustee. The trust would have two classes of beneficial ownership. The trust indenture that creates the trust and controls its operation will provide that the holder of the one class of beneficial ownership (the "Senior Interest") will have a right to be paid its share of principal and interest received by the trust on the bonds before principal and interest are paid to the other class of beneficial ownership (the "Subordinate Interest"). It is anticipated that the holder of the Senior Interest in the trust would be entitled to receive between 50% and 75% of the principal payments on the bonds held in the trust.

    The General Partner expects to use the trust method to create Senior Interests in most cases. This method will allow the creation of Senior Interests at any time without having to seek a reissuance of the bonds by a state or local housing authority. In addition, creating Senior Interests in this manner will allow for the diversification of risk because the trust will receive principal and interest payments from more than one tax-exempt bond. However, in order to preserve the New Fund's exemption from registration under the Investment Company Act of 1940, the percentage of the New Fund's assets that can represent interests in such trust will be limited. Accordingly, the New Fund will create some Senior Interests through the creation of two classes of tax-exempt bonds.

    In either case, the ultimate and sole source of payment of principal and interest on both a Senior Interest and a Subordinate Interest will be the cash generated by the operation and sale of the apartment complex that have been financed by the underlying tax-exempt bond. Because of its right of prior payment, the holder of the Senior Interest will be subject to less risk of nonpayment if the operation or sale of the apartment complex does not generate enough cash to pay all principal or interest due on both the Senior Interest and the Subordinate Interest. This stronger protection from the risk of default is expected to make the Senior Interests eligible to receive "investment grade" ratings from national securities rating agencies and the New Fund may seek such a rating in some cases where the General Partner determines it is necessary in order to sell the Senior Interests to third parties. Because of the lower risk of default associated with the Senior Interests, they will bear interest at a lower rate than the Subordinate Interests. The Subordinate Interests may also include a contingent interest component. It is expected that Senior Interests will bear interest at current market rates for investment grade tax-exempt securities. Because this should be a relatively low rate, the General Partner anticipates that it will be below the rate that would be paid on the type of unrated tax-exempt mortgage bonds the New Fund intends to acquire. Accordingly, the New Fund will keep the Subordinate Interest, but intends to sell the low interest rate Senior Interests to unaffiliated parties and use the money to buy additional investments that bear interest at a higher rate. As a result, the interest income from these new investments, when combined with the interest the New Fund will continue to receive on the Subordinate Interests, should exceed the interest income that was earned on the original tax-exempt bonds.

    The New Fund expects to create Senior Interests and Subordinate Interests with respect to each of the seven tax-exempt mortgage bonds acquired from the Existing Fund and also with respect to additional tax-exempt bonds acquired with the proceeds from the sale of Senior Interests and the issuance of additional BUCs. It is expected that Senior Interests will be sold in private offerings that are exempt from registration under the Securities Act.

    See "THE TRANSACTION--Background and Reasons for the Transaction."

    The New Fund will not acquire additional tax-exempt mortgage bonds or retain a Subordinate Interest unless it has obtained an opinion of counsel that the interest thereon will be exempt from federal income taxation. Accordingly, the New Fund anticipates that it will not generate significant amounts of taxable income.

    The New Fund will be engaged primarily in the business of investing in tax-exempt bonds secured by multifamily housing projects. Accordingly, the presentation of information about industry segments is not applicable and would not be material to an understanding of the New Fund's business taken as a whole.

PARTNERS OF THE NEW FUND

    The General Partner of the Existing Fund will be the General Partner of the New Fund. Accordingly, the persons responsible for the management of the New Fund will be the same persons who are currently responsible for the management of the Existing Fund. See "INFORMATION RELATING TO THE EXISTING
FUND--Management."

    The Limited Partner of the New Fund will be America First Fiduciary Corporation Number Five, a Nebraska corporation, which is wholly owned by America First and is the Limited Partner of the Existing Fund. The Limited Partner will undertake no business activity other than to serve as the Limited Partner of the New Fund.

PROPERTIES

    The New Fund currently has no assets but will acquire the seven tax-exempt bonds currently held by the Existing Fund upon consummation of the Transaction. For certain information with respect to the properties underlying these bonds, see "INFORMATION RELATING TO THE EXISTING FUND-- Properties."

LEGAL PROCEEDINGS

    There are no material pending legal proceedings to which the New Fund is a party or to which any of its assets are subject.

                     TERMS OF THE NEW PARTNERSHIP AGREEMENT

GENERAL

    The following is a summary of all material terms of the New Partnership Agreement. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the terms of the New Partnership Agreement, the form of which is attached as Appendix A to this Consent Solicitation Statement/Prospectus and is incorporated by reference herein. In many respects, the terms of the New Partnership Agreement are the same as those of the Current Partnership Agreement. There are, however, some important differences that are noted below.

FORMATION

    The New Fund has been formed under the terms of the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act"). Upon consummation of the Transaction, the capital accounts of the General Partner and the Limited Partner in the Existing Fund will be treated as capital contributions to the New Fund and the interest of the Limited Partner will be assigned to the BUC holders who will become BUC holders in the New Fund. BUC holders will not be limited partners of the New Fund and will have no right to be admitted as such.

ISSUANCE OF ADDITIONAL BUCS

    The New Partnership Agreement provides that the General Partner may cause the New Fund to issue additional BUCs from time to time on such terms and conditions as it shall determine. The Current Partnership Agreement does not allow the General Partner to cause the Existing Fund to issue additional BUCs.

MANAGEMENT OF THE NEW FUND

    Under the terms of the New Partnership Agreement, the General Partner has full and exclusive authority to manage the business affairs of the New Fund. Such authority specifically includes the power to cause the New Fund to (i) sell Senior Interests (whether they represent a senior interest in a trust to which tax-exempt bonds have been transferred by the New Fund in exchange for a beneficial interest therein or a senior class in the New Fund's bonds) to unaffiliated parties and retain Subordinate Interests (whether they represent a subordinate class of interest in such trust or a subordinate class of bonds) that provide for a right to receive payments of principal and interest that are subordinate to the Senior Interests, (ii) issue additional BUCs and (iii) apply the proceeds from the sale of the Senior Interests or the issuance of additional BUCs to the acquisition of additional tax-exempt mortgage bonds (and associated taxable mortgages) and other types of tax-exempt securities. The New Partnership Agreement imposes certain limitations on the authority of the General Partner, including restrictions on the ability of the General Partner to dissolve the New Fund without the consent of a majority in interest of the BUC holders.

    Other than certain limited voting rights discussed under "Voting Rights," neither the Limited Partner nor the BUC holders will have any authority to transact business for, or participate in the management of, the New Fund. The only recourse available to BUC holders in the event that the General Partner takes actions with respect to the business of the New Fund with which BUC holders do not agree is to vote to remove the General Partner and admit a substitute general partner. See "Removal or Withdrawal of the General Partner" below.

ALLOCATIONS AND DISTRIBUTIONS

    NET INTEREST INCOME. The New Partnership Agreement provides that all Net Interest Income generated by the New Fund that is not contingent interest will be distributed 99% to BUC holders and 1% to the General Partner. In contrast, the Current Partnership Agreement provides that the General Partner will receive 10% of all Net Interest Income that is not contingent interest distributed after the BUC holders of the Existing Fund have received a cumulative, noncompounded annual return of 11% on their Adjusted Capital Contributions in the Existing Fund. Therefore, unlike the Current Partnership Agreement, the New Partnership Agreement limits the interest of the General Partner to 1% of Net Income that is not contingent interest regardless of the return paid to BUC holders. To date, the General Partner has never received more than 1% of such Net Interest Income during any fiscal year. Distributions of Net Interest Income to the General Partner during the year ended December 31, 1997 equaled approximately $53,487. In addition, both the Current Partnership Agreement and the New Partnership Agreement provide that the General Partner is entitled to 25% of Net Interest Income representing contingent interest up to a maximum amount equal to 0.9% per annum of the principal amount of all mortgage bonds held by the Existing Fund or the New Fund, as the case may be. During the year ended December 31, 1997, the General Partner received total distributions of Net Interest Income representing contingent interest equal to $31,171.

    Interest Income of the New Fund includes all cash receipts except for (i) capital contributions, (ii) Residual Proceeds or (iii) the proceeds of any loan or the refinancing of any loan. "Net Interest Income" of the New Fund means all Interest Income plus any amount released from the Reserve for distribution less expenses and debt service payments and any amount deposited in the Reserve or used or held for the acquisition of additional tax-exempt bonds. This differs from the concept of "Net Interest Income" used in the Current Partnership Agreement in that it would allow the General Partner to use Interest Income for the acquisition of additional tax-exempt bonds. The Current Partnership Agreement does not allow Interest Income to be used for this purpose. Notwithstanding this authority, the General Partner expects that it will use Interest Income to acquire additional bonds only in cases where it is necessary to supplement amounts available from the sale of Senior Interests in order to close a particular acquisition.

    NET RESIDUAL PROCEEDS. The New Partnership Agreement provides that Net Residual Proceeds (whether representing a return of principal or contingent interest) will be distributed 100% to the BUC holders, except that 25% of Net Residual Proceeds representing contingent interest will be distributed to the General Partner until it receives a maximum amount per annum (when combined with all distributions to it of Net Interest Income representing contingent interest during the year) equal to 0.9% of the principal amount of the New Fund's mortgage bonds. The Current Partnership Agreement provides that Net Residual Proceeds representing a return of principal will be distributed 100% to the BUC holders and that 25% of Net Residual Proceeds representing contingent interest will be distributed to the General Partner until it receives a maximum amount per annum (when combined with all distributions of Net Interest Income representing contingent interest during the year) equal to 0.9% of the principal amount of the Existing Fund's mortgage bonds. However, the Current Partnership Agreement provides that remaining Net Residual Proceeds representing contingent interest will be distributed (i) 100% to the BUC holders until the BUC holders have received an amount (when combined with all prior distributions to them by the Existing Fund) equal to the sum of $20 per BUC plus a cumulative, noncompounded annual return of 11% on their "Adjusted Capital Contributions" as existing from time to time; then (ii) 100% to the General Partner until the General Partner receives an aggregate amount equal to 10% of the total distributions to all parties (including, for this purpose, distributions of Net Interest Income); then (iii) 90% to the BUC holders and 10% to the General Partner. Therefore, by adopting the New Partnership Agreement, the General Partner will no longer have a right to participate in Net Residual Proceeds representing contingent interest after it receives a total of 0.9% per annum of the principal amount of the mortgage bonds held by the New Fund. The Existing Fund has not made any distributions of Net Residual Proceeds to date.

    Under the terms of the New Partnership Agreement, "Residual Proceeds" means all amounts received by the New Fund upon the sale of any asset or from the repayment of principal of any bond. "Net Residual Proceeds" means, with respect to any distribution period, all Residual Proceeds received by the New Fund during such distribution period, plus any amounts released from the Reserve for distribution less all expenses that are directly attributable to the sale of an asset, amounts used to discharge indebtedness and any amount deposited in the Reserve or used or held for the acquisition of additional tax-exempt bonds. This differs from the concept of "Net Residual Proceeds" used in the Current Partnership Agreement in that it would allow the General Partner to use Residual Proceeds for the acquisition of additional tax-exempt bonds. The Current Partnership Agreement does not allow Residual Proceeds to be used for this purpose. Notwithstanding this authority, the General Partner does not intend to use this authority to acquire additional bonds indefinitely without distributing Net Residual Proceeds to the BUC holders. Rather, it is designed to afford the General Partner the ability to increase the income-generating investments of the New Fund in order to potentially increase the Net Interest Income from, and value of, the New Fund.

    DISTRIBUTIONS UPON LIQUIDATION. The New Fund will have a term expiring on December 31, 2050 unless terminated earlier as provided in the New Partnership Agreement. Upon the dissolution of the New Fund, the proceeds from the liquidation of its assets will be first applied to the payment of the obligations and liabilities of the New Fund and the establishment of any reserve therefor as the General Partner determines to be necessary and then distributed to the General Partner and the BUC holders in proportion to, and to the extent of, their respective capital account balances and then in the same manner as Net Residual Proceeds.

    TIMING OF CASH DISTRIBUTIONS. The General Partner expects to continue to make monthly cash distributions to BUC holders after the Transaction. However, the New Partnership Agreement, like the Current Partnership Agreement, allows the General Partner to make cash distributions on a quarterly or semiannual basis. Regardless of the distribution period selected by the General Partner, cash distributions must be made within 60 days of the end of each such period.

    ALLOCATION OF INCOME AND LOSSES. Income and losses of the New Fund will be allocated among the partners and BUC holders in the same manner as such allocations are currently made by the Existing Fund. Accordingly, income and losses from operations will be allocated 99% to the BUC holders and 1% the General Partner. Income arising from a sale of or liquidation of the New Fund's assets will be first allocated to the General Partner in an amount equal to the Net Residual Proceeds or liquidation proceeds distributed to the General Partner from such transaction and the balance will be distributed to the BUC holders. Losses from a sale of a property or from a liquidation of the New Fund will be allocated among the General Partner and the BUC holders in the same manner as the Net Residual Proceeds or liquidation proceeds from such transaction are distributed.

    ALLOCATION AMONG BUC HOLDERS. Allocations of cash distributions and of income and losses will be made among BUC holders of the New Fund in the same manner as such allocations are made among BUC holders of the Existing Fund. Income and losses will be allocated on a monthly basis to the BUC holders of record as of the last day of a month. If a BUC holder is recognized as the record holder of BUCs on such date, such BUC holder will be allocated all income and losses for such month.

    Cash distributions will be made to the BUC holders of record as of the last day of each distribution period. If the New Fund recognizes a transfer prior to the end of a distribution period, the transferee will be deemed to be the holder for the entire distribution period and will receive the entire cash distribution for such period. Accordingly, if the General Partner selects a quarterly or semiannual distribution period, the transferor of BUCs during such a distribution period may be recognized as the record holder of the BUCs at the end of one or more months during such period and be allocated income or losses for such months but not be recognized as the record holder of the BUCs at the end of the period and, therefore, not be entitled to a cash distribution for such period.

    The General Partner retains the right to change the method by which income and losses of the New Fund will be allocated between buyers and sellers of BUCs during a distribution period based on consultation with tax counsel and accountants. However, no change may be made in the method of allocation of income or losses without written notice to the BUC holders at least 10 days prior to the proposed effectiveness of such change unless otherwise required by law.

    REIMBURSEMENT OF EXPENSES. In addition, the New Fund will reimburse the General Partner or its affiliates on a monthly basis for the actual out-of-pocket costs of direct telephone and travel expenses incurred by them in connection with the business of the New Fund, direct out-of-pocket fees, expenses and charges paid by them to third parties for rendering legal, auditing, accounting, bookkeeping, computer, printing and public relations services, expenses of preparing and distributing reports to BUC holders, an allocable portion of the salaries and fringe benefits of nonofficer employees of America First, insurance premiums (including premiums for liability insurance that will cover the New Fund, the General Partner and America First), the cost of compliance with all state and federal regulatory requirements and NASDAQ listing fees and charges and other payments to third parties for services rendered to the New Fund. The General Partner will also be reimbursed for any expenses it incurs acting as tax matters partner for the New Fund. The New Fund will not reimburse the General Partner or its affiliates for the travel expenses of the president of America First or for any items of general overhead, including, but not limited to, rent, utilities or the use of computers, office equipment or other capital items owned by the General Partner or its affiliates. The New Fund will not reimburse the General Partner or America First for any salaries or fringe benefits of any partner of the General Partner or of the officers or board of managers of America First regardless of whether such persons provide services to the New Fund. The New Fund's independent accountants are required to verify that any reimbursements received by the General Partner from the New Fund were for expenses incurred by the General Partner or its affiliates in connection with the conduct of the business and affairs of the New Fund or the acquisition and management of its assets and were otherwise permissible reimbursements under the terms of the New Partnership Agreement. The annual report to BUC holders is required to itemize the amounts reimbursed to the General Partner and its affiliates.

OTHER PAYMENTS TO THE GENERAL PARTNER

    FEES. In addition to its share of Net Interest Income and Net Residual Proceeds and reimbursement for expenses, the General Partner or its affiliates will be entitled to the following:

        (i) an Administrative Fee in an amount equal to 0.45% per annum of principal amount of the investments held by the New Fund (other than those in its Reserve);

        (ii) Mortgage Placement Fees in connection with the acquisition of additional tax-exempt bonds by the New Fund in an amount up to 1% of the purchase price paid by the New Fund for such bonds; and

       (iii) property management fees paid in connection with the management of certain properties financed by the New Fund.

    In general, the Administrative Fee will be payable by the owners of the properties financed by the tax-exempt mortgage bonds held by the New Fund but will be subordinate to the payment of all base interest to the New Fund on the bonds. Each of the tax-exempt mortgage bonds currently held by the Existing Fund provides for the payment of this Administrative Fee to the General Partner and the General Partner will seek to negotiate the payment of the Administrative Fee in connection with the acquisition of additional tax-exempt mortgage bonds by the New Fund. As with the Current Partnership Agreement, the New Partnership Agreement provides that the New Fund will pay the Administrative Fee to the General Partner with respect to any foreclosed mortgage bonds. However, the New Partnership Agreement also provides that the Administrative Fee will be paid directly by the New Fund with respect to any investments (except those held in its Reserve) for which the Administrative Fee is not payable by a third party. The amount of any additional Administrative Fees cannot be estimated because the amount of additional bonds, if any, that the New Fund may acquire is not known. Likewise, the amount of Administrative Fees payable by the New Fund as opposed to third parties will not be known until the New Fund has acquired additional investments.

    Mortgage Placement Fees will be paid to the General Partner in connection with the identification and evaluation of additional investments for acquisition and the consummation of such acquisitions. All Mortgage Placement Fees will be paid by the owners of the properties financed by the acquired mortgage bonds out of bond proceeds. The amount of Mortgage Placement Fees, if any, will be subject to negotiation between the General Partner and such property owners. The maximum Mortgage Placement Fee the General Partner will seek is 1% of the principal amount of the mortgage bonds. However, the amount of any Mortgage Placement Fees that may be earned by the General Partner cannot be estimated because the amount of additional mortgage bonds, if any, that the New Fund may acquire is not known.

    America First Properties Management Company, L.L.C. ("Properties Management") is an affiliate of the General Partner that is engaged in the management of apartment complexes. Properties Management currently manages four of the properties financed by the Existing Fund and is expected to continue to do so after the Transaction. Properties Management may also seek to become the manager of apartment complexes financed by additional mortgage bonds acquired by the New Fund, subject to negotiation with the owners of such properties. If the New Fund acquires ownership of any property through foreclosure of a tax-exempt mortgage bond, Properties Management may provide property management services for such property and, in such case, the New Fund will pay Properties Management its fees for such services. Under the New Partnership Agreement, such fees paid to Properties Management may not exceed the lesser of (i) the fees charged by unaffiliated property managers in the same geographic area or (ii) 5% of the gross revenues of the managed property. In contrast, the Current Partnership Agreement provides that property management fees paid by the Existing Fund may not exceed the least of (A) 5% of the gross revenues of such property, (B) the fees charged by unaffiliated property managers in the same geographic area or
(C) Properties Management's actual cost of providing property management services for such property. Therefore, it is possible that, if the New Fund forecloses on a mortgage bond and retains Properties Management to manage the property securing the bond, the amount of property management fees paid to Properties Management under the New Partnership Agreement will be greater than the amount payable under the Current Partnership Agreement. For the year ended December 31, 1997, Properties Management earned a total of $270,616 for the management of three properties financed by the Existing Fund, none of which was paid by the Existing Fund. The amount of property management fees that Properties Management will earn after the consummation of the Transaction cannot be estimated at this time since the number of financed properties for which it undertakes management and the revenues generated by such properties are not known.

LIABILITY OF PARTNERS AND BUC HOLDERS

    Under the Delaware Act and the terms of the New Partnership Agreement, the General Partner will be liable to third parties for all general obligations of the New Fund to the extent not paid by the New

Fund. However, the New Partnership Agreement (in the same manner as the Current Partnership Agreement) provides that the General Partner has no liability to the New Fund for any act or omission reasonably believed to be within the scope of authority conferred by the New Partnership Agreement and in the best interest of the New Fund, provided that the course of conduct giving rise to the threatened, pending or completed claim, action or suit did not constitute fraud, bad faith, negligence, misconduct or a breach of its fiduciary obligations to the BUC holders. Therefore, BUC holders may have a more limited right of action against the General Partner than they would have absent those limitations in the New Partnership Agreement. The New Partnership Agreement also provides for indemnification of the General Partner and its affiliates by the New Fund for certain liabilities that the General Partner and its affiliates may incur under the Securities Act of 1933, as amended, and in dealings with the New Fund and third parties on behalf of the New Fund. To the extent that the provisions of the New Partnership Agreement include indemnification for liabilities arising under the Securities Act of 1933, as amended, such provisions are, in the opinion of the Securities and Exchange Commission, against public policy and, therefore, unenforceable.

    No BUC holder will be personally liable for the debts, liabilities, contracts or any other obligations of the New Fund unless, in addition to the exercise of his rights and powers as a BUC holder, he takes part in the control of the business of the New Fund. It should be noted, however, that the Delaware Act prohibits a limited partnership from making a distribution that causes the liabilities of the limited partnership to exceed the fair value of its assets. Any limited partner who receives a distribution knowing that the distribution was made in violation of this provision of the Delaware Act is liable to the limited partnership for the amount of the distribution. This provision of the Delaware Act probably applies to BUC holders as well as partners of the New Fund. In any event, the New Partnership Agreement provides that, to the extent the Limited Partner is required to return any distributions or repay any amount by law or pursuant to the New Partnership Agreement, each BUC holder who has received any portion of such distributions is required to repay his proportionate share of such distribution to the Limited Partner immediately upon notice by the Limited Partner to such BUC holder. Furthermore, the New Partnership Agreement allows the General Partner to withhold future distributions to BUC holders until the amount so withheld equals the amount required to be returned by the Limited Partner. Because BUCs are transferable, it is possible that distributions may be withheld from a BUC holder who did not receive the distribution required to be returned.

VOTING RIGHTS

    The New Partnership Agreement provides that the Limited Partner will vote its limited partnership interests as directed by the BUC holders. Accordingly, the BUC holders, by vote of a majority in interest thereof, may:

        (i) amend the New Partnership Agreement (provided that the concurrence of the General Partner is required for any amendment that modifies the compensation or distributions to which the General Partner is entitled or that affects the duties of the General Partner);

        (ii) dissolve the New Fund;

       (iii) remove any General Partner and consent to the admission of a successor General Partner; or

        (iv) terminate an agreement under which the General Partner provides goods and services to the New Fund.

    In addition, without the consent of a majority in interest of the BUC holders, the General Partner may not, among other things:

        (i) sell or otherwise dispose of all or substantially all of the assets of the New Fund in a single transaction (provided that the General Partner may sell the last property owned by the New Fund without such consent);

        (ii) elect to dissolve the New Fund; or

       (iii) admit an additional General Partner.

    The General Partner may at any time call a meeting of the BUC holders, call for a vote without a meeting of the BUC holders or otherwise solicit the consent of the BUC holders and is required to call such a meeting or vote or solicit consents following receipt of a written request therefor signed by 10% or more in interest of the BUC holders. The New Fund does not intend to hold annual or other periodic meetings of BUC holders. Although the New Partnership Agreement permits the consent of the BUC holders to be given after the act is done with respect to which the consent is solicited, the General Partner does not intend to act without the prior consent of the BUC holders, in such cases where consent of the BUC holders is required, except in extraordinary circumstances where inaction may have a material adverse affect on the interest of the BUC holders.

REPORTS

    Within 120 days after the end of the fiscal year, the General Partner will distribute a report to BUC holders that shall include (i) financial statements of the New Fund for such year that have been audited by the New Fund's independent public accountant, (ii) a report of the activities of the New Fund during such year and (iii) a statement (which need not be audited) showing distributions of Net Interest Income and Net Residual Proceeds. The annual report will also include a detailed statement of the amounts of fees and expense reimbursements paid to the General Partner and its affiliates by the New Fund during the fiscal year.

    Within 60 days after the end of the first three quarters of each fiscal year, the General Partner will distribute a report that shall include (i) unaudited financial statements of the New Fund for such quarter, (ii) a report of the activities of the New Fund during such quarter and (iii) a statement showing distributions of Net Interest Income and Net Residual Proceeds during such quarter.

    The New Fund will also provide BUC holders with a report on Form K-1 or other information required for federal and state income tax purposes within 75 days of the end of each year.

REMOVAL OR WITHDRAWAL OF THE GENERAL PARTNER

    The BUC holders may, by vote of a majority in interest, remove the General Partner from the New Fund with or without cause and appoint a successor general partner.

    The General Partner may not withdraw voluntarily from the New Fund or sell, transfer or assign all or any portion of its interest in the New Fund unless a substitute General Partner has been admitted in accordance with the terms of the New Partnership Agreement. With the consent of a majority in interest of the BUC holders, the General Partner may at any time designate one or more persons as additional general partners, provided that the interests of the BUC holders in the New Fund are not reduced thereby. The designation must meet the conditions set out in the New Partnership Agreement and comply with the provisions of the Delaware Act with respect to admission of an additional general partner. In addition to the requirement that the admission of a person as successor or additional general partner have the consent of the majority in interest of the BUC holders, the New Partnership Agreement requires, among other things, that
(i) such person agree to and execute the New Partnership Agreement and (ii) counsel for the Partnership or BUC holders render an opinion that such person's admission is in accordance with the Delaware Act.

EFFECT OF REMOVAL, BANKRUPTCY, DISSOLUTION OR WITHDRAWAL OF A GENERAL PARTNER

    In the event of a removal, bankruptcy, dissolution or withdrawal of the General Partner, it will cease to be the General Partner but will remain liable for obligations arising prior to the time it ceases to act in that role. The former General Partner's interest in the New Fund will be converted into a limited partner interest having the same rights to share in the allocations of income and losses of the New Fund and distributions of Net Interest Income, Net Residual Proceeds and cash distributions upon liquidation of the New Fund as it did as General Partner. Any successor General Partner shall have the option, but not the obligation, to acquire all or a portion of the interest of the removed General Partner at its then fair market value. The Current Partnership Agreement provides that the fair market value of the General Partner's interest for such purposes is to be based on its share of the proceeds resulting from an immediate liquidation of the assets of the Existing Fund. Under the Current Partnership Agreement, the General Partner could receive up to 10% of Net Residual Proceeds, including such amounts distributed upon liquidation of the Existing Fund. However, it is not expected that the Existing Fund will generate enough Net Residual Proceeds upon a liquidation to entitle the General Partner to receive any distributions of Net Residual Proceeds other than a limited amount of contingent interest. The New Partnership Agreement provides that the General Partner will not participate in the distribution of Net Residual Proceeds other than in a limited amount of contingent interest. Therefore, calculating the fair market value of the General Partner's interest on the basis of liquidation value will result in a value that is close to zero. The General Partner believes that this is not an adequate valuation of the interest it will retain in the New Fund upon its removal, bankruptcy, dissolution or withdrawal and does not believe that it should be required to sell its interest to a successor General Partner at a price that does not reflect the true value of the retained interest. In order to provide the General Partner with a meaningful value for its interest in the New Fund in the event it is removed as General Partner, the New Partnership Agreement bases the fair market value of the General Partner's interest on the present value of its future Administrative Fees and distributions of Net Interest Income plus any amount that would be paid to the removed General Partner upon an immediate liquidation of the New Fund. Any disputes over valuation would be settled by the successor General Partner and removed General Partner through arbitration. As a result of this change, the General Partner would expect to receive substantially more from a successor General Partner for its interest upon its removal from the New Fund than it would upon its removal from the Existing Fund. The amendment of this provision affects only the price that a successor General Partner would pay to a removed General Partner and will not affect the amount of cash distributions to be received by the removed General Partner from the New Fund, including the amounts, if any, distributable to the former General Partner upon dissolution of the New Fund or sale of its assets.

AMENDMENTS

    In addition to amendments to the New Partnership Agreement adopted by a majority in interest of the BUC holders, the New Partnership Agreement may be amended by the General Partner, without the consent of the BUC holders, in certain limited respects if such amendments are not materially adverse to the interest of the BUC holders. In addition, the General Partner is authorized to amend the New Partnership Agreement to admit additional, substitute or successor partners into the New Fund if such admission is effected in accordance with the terms of the New Partnership Agreement.

DISSOLUTION AND LIQUIDATION

    The New Fund will continue in full force and effect until December 31, 2050, unless terminated earlier as a result of:

        (i) the passage of 90 days following the bankruptcy, dissolution, withdrawal or removal of a General Partner who is at that time the sole General Partner, unless all of the remaining partners (it being understood that for purposes of this provision the Limited Partner shall vote as directed by a majority in interest of the BUC holders) agree in writing to continue the business of the New Fund and a successor General Partner is designated within such 90-day period;

        (ii) the passage of 180 days after the repayment, sale or other disposition of all of the New Fund's investments and substantially all its other assets;

       (iii) the election by a majority in interest of BUC holders or by the General Partner (subject to the consent of a majority in interest of the BUC holders) to dissolve the New Fund; or

        (iv) any other event causing the dissolution of the New Fund under the laws of the State of Delaware.

    Upon dissolution of the New Fund, its assets will be liquidated and after the payment of its obligations and the setting up of any reserves for contingencies that the General Partner considers necessary, any proceeds from the liquidation will be distributed as set forth under "Allocations and Distributions-- DISTRIBUTIONS UPON LIQUIDATION" above.

DESIGNATION OF TAX MATTERS PARTNER

    The General Partner will designate itself as the New Fund's "tax matters partner" for purposes of federal income tax audits pursuant to Section 6231 of the Code and the regulations thereunder. Each BUC holder agrees to execute such documents as may be necessary or appropriate to evidence such appointment.

TAX ELECTIONS

    The New Partnership Agreement provides the General Partner will have the authority to make or revoke any tax elections on behalf of the New Fund. Unlike the Current Partnership Agreement, the General Partner is authorized to make an election under Section 754 of the Code. If an election is made under Section 754, the New Fund's basis in its assets will be adjusted as a result of the transfer of BUCs. The General Partner intends to cause the New Fund to make an election under Section 754 in connection with the offering of additional BUCs.

BOOKS AND RECORDS

    The books and records of the Partnership shall be maintained at the office of the New Fund located at Suite 400, 1004 Farnam Street, Omaha, Nebraska 68102, and shall be available there during ordinary business hours for examination and copying by any BUC holder or his duly authorized representative. The records of the New Fund will include a list of the names and addresses of all BUC holders and BUC holders will have the right to secure, upon written request to the General Partner and payment of reasonable expenses in connection therewith, a list of the names and addresses of, and the number of BUCs held by, all BUC holders.

ACCOUNTING MATTERS

    The fiscal year of the New Fund will be the calendar year. The books and records of the New Fund shall be maintained on an accrual basis in accordance with generally accepted accounting principles.

OTHER ACTIVITIES

    The New Partnership Agreement, like the Current Partnership Agreement, allows the General Partner and its affiliates to engage generally in other business ventures and provides that BUC holders will have no rights with respect thereto by virtue of the New Partnership Agreement. In addition, the New Partnership Agreement provides that an affiliate of the General Partner may acquire and hold debt securities or other interests secured by a property that also secures a mortgage bond held by the New Fund, provided that such mortgage bond is not junior or subordinate to the interest held by such affiliate.

DERIVATIVE ACTIONS

    The New Partnership Agreement provides that a BUC holder may bring a derivative action on behalf of the New Fund to recover a judgment to the same extent as a limited partner has such rights under the

Delaware Act. The Delaware Act provides for the right to bring a derivative action, although it authorizes only a partner of a partnership to bring such an action. There is no specific judicial or statutory authority governing the question of whether an assignee of a partner (such as a BUC holder) has the right to bring a derivative action where a specific provision exists in the partnership agreement granting such rights. Furthermore, there is no express statutory authority for a limited partner's class action in Delaware, and whether a class action may be brought by BUC holders to recover damages for breach of the General Partner's fiduciary duties in Delaware state courts is unclear.

                    DESCRIPTION OF THE BUCS OF THE NEW FUND

BENEFICIAL UNIT CERTIFICATES

    BUCs represent beneficial assignments by the Limited Partner of its limited partner interest in the New Fund. Although BUC holders will not be limited partners of the New Fund and have no right to be admitted as limited partners, they will be bound by the terms of the New Partnership Agreement and will be entitled to the same economic benefits, including the same share of income, gains, losses, deductions, credits and cash distributions, as if they were limited partners of the New Fund.

    A majority in interest of the BUC holders (voting through the Limited Partner), without the concurrence of the General Partner, may, among other things, (i) amend the New Partnership Agreement (with certain restrictions),
(ii) approve or disapprove the sale of all or substantially all of the New Fund's assets in a single transaction (other than a transfer necessary to create or sell Senior Interests), (iii) dissolve the New Fund or (iv) remove the General Partner and elect a replacement therefor. The General Partner may not dissolve the New Fund without the consent of a majority in interest of the BUC holders.

TRANSFERS

    The BUCs will be issued in registered form only and, except as noted below, will be transferable upon consummation of the Transaction. The BUCs have been accepted for inclusion on The NASDAQ Stock Market upon notice of issuance. However, there can be no assurance that a public trading market for the BUCs will develop.

    A purchaser of BUCs will be recognized as a BUC holder for all purposes on the books and records of the New Fund on the day on which the General Partner (or other transfer agent appointed by the General Partner) receives satisfactory evidence of the transfer of BUCs. All BUC holder rights, including voting rights, rights to receive distributions and rights to receive reports, and all allocations in respect of BUC holders, including allocations of income and expenses, will vest in, and be allocable to, BUC holders as of the close of business on such day. Service Data Corporation of Omaha, Nebraska has been appointed by the General Partner to act as the registrar and transfer agent for the BUCs.

    A transfer or assignment of 50% or more of the outstanding BUCs within a 12-month period may terminate the New Fund for federal income tax purposes, which may result in adverse tax consequences to BUC holders. In order to protect against such a termination, the New Partnership Agreement permits the General Partner to suspend or defer any transfers or assignments of BUCs at any time after it determines that 45% or more of all BUCs may have been transferred (as defined by the federal income tax laws) within a 12-month period and that the resulting termination of the New Fund for tax purposes would adversely affect the economic interests of the BUC holders. Any deferred transfers will be effected (in chronological order to the extent practicable) on the first day of the next succeeding period in which transfers can be effected without causing a termination of the New Fund for tax purposes or any adverse effects from such termination, as the case may be.

    In addition, the New Partnership Agreement grants the General Partner the authority to take such action as it deems necessary or appropriate, including action with respect to the manner in which BUCs are being or may be transferred or traded, in order to preserve the status of the New Fund as a partnership for federal income tax purposes or to ensure that BUC holders will be treated as limited partners for federal income tax purposes.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES
                               OF THE TRANSACTION

    The following is a summary of the material federal income tax considerations associated with the Transaction. The summary was prepared by Kutak Rock, legal counsel to the General Partner. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations, reported rulings and decisions thereunder, as in effect as of the date of this Consent Solicitation Statement/Prospectus (or, in the case of certain regulations, proposed as of such date), all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the federal income or other tax consequences applicable to all BUC holders in light of their particular investment circumstances or to all categories of BUC holders, some of whom may be subject to special rules (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, subchapter S corporations, recipients of Social Security income, United States branches of foreign corporations and persons who are not citizens or residents of the United States). No ruling on the federal, state or local tax considerations relevant to the Transaction has been or will be requested from the Internal Revenue Service (the "Service") or from any other tax authority. Moreover, no assurance can be given that the opinions of counsel expressed herein would be accepted by the Service or, if challenged by the Service, sustained in court.

    As discussed below, Kutak Rock is of the opinion that, based on the assumptions set forth in the discussion below, the New Fund will be treated for federal income tax purposes as a partnership and the BUC holders will be subject to tax as partners. Moreover, Kutak Rock is of the opinion that, based on the assumptions set forth in the discussion below, the formation of the New Fund and the merger of the Existing Fund and the New Fund will be nontaxable to the Existing Fund, the New Fund and the BUC holders.

    EACH BUC HOLDER IS ADVISED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OR HER OF THE TRANSACTION AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

PARTNERSHIP STATUS

    Under the recently adopted "check-the-box" regulations promulgated by the Service, absent an election to be treated as an association taxable as a corporation, an entity such as the New Fund will be treated as a partnership for income tax purposes. The New Fund will be formed as a limited partnership under Delaware law and it will not file any election with the Service to be treated as an association taxable as a corporation. Accordingly, Kutak Rock is of the opinion that the New Fund will be treated as a partnership for federal income tax purposes. In addition, Kutak Rock is of the opinion that the holders of BUCs will be subject to tax as partners.

    Because the New Fund will be treated as a partnership for income tax purposes, it will not be liable for any income tax. Rather, all items of the New Fund's income, gain, loss, deduction or tax credit will be allocated to its partners and the BUC holders, who will be subject to taxation on their distributive share thereof. Taxable income allocated by the New Fund to BUC Holders with respect to a taxable year may exceed the amount of cash distributed by the New Fund to BUC holders for such year.

    The New Fund is not intended to act as a "tax shelter" and will not register as such with the Service.

TREATMENT OF THE NEW FUND AS A PUBLICLY TRADED PARTNERSHIP

    The listing of the New Fund's BUCs for trading on The NASDAQ Stock Market will cause the New Fund to be treated as a "publicly traded partnership" under
Section 7704 of the Code, thus continuing the publicly traded partnership status of the Existing Fund. A publicly traded partnership is generally taxable as a corporation unless 90% or more of its gross income is "qualifying" income. Qualifying income includes interest, dividends, real property rents, gain from the sale or other disposition of real property, gain from the sale or other disposition of capital assets held for the production of interest or dividends and certain other items.

    Substantially all of the New Fund's gross income will continue to be tax-exempt interest income on mortgage bonds, all of which constitutes qualifying income. Kutak Rock is of the opinion that as long as 90% or more of the New Fund's gross income consists of qualifying income, the New Fund will be treated as a partnership for federal income tax purposes. If for any reason less than 90% of the New Fund's gross income constituted qualifying income, the New Fund would be taxable as a corporation rather than a partnership for federal income tax purposes, with the consequences described above in "Partnership Status."

TAX EXEMPT INTEREST

    Kutak Rock is of the opinion that (i) the interest paid on the seven tax-exempt mortgage bonds held by the Existing Fund is exempt from federal income taxation and (ii) after completion of the Transaction, distributions made by the New Fund to BUC holders of interest received from these bonds will be exempt from federal income taxation.

CONSEQUENCES OF A MERGER

    Kutak Rock is of the opinion that the merger of the Existing Fund and the New Fund pursuant to the terms of the Merger Agreement will be treated as a tax-free continuation of the Existing Fund for federal income tax purposes. Accordingly, no gain or loss will be recognized by the Existing Fund, the New Fund or the BUC holders as a result thereof. The adjusted basis of the New Fund in the assets acquired from the Existing Fund will be equal to the adjusted basis of the Existing Fund therein as of the effective date of the Transaction. Since the New Fund will have the same adjusted basis in the transferred assets as the Existing Fund, the holding period of the New Fund in the transferred assets will include the holding period of the Existing Fund in such assets. Likewise, the BUC holders' adjusted basis in the New Fund BUCs will be equal to their adjusted basis in the Existing Fund BUCs. A BUC holder will include the holding period of his or her Existing Fund BUCs in his or her holding period for the New Fund BUCs.

NONDEDUCTIBILITY OF INTEREST EXPENSE

    The Code generally prohibits the deduction of interest on indebtedness that is either incurred or continued for the purpose of either purchasing or carrying tax-exempt obligations. In the case of a partnership, the partners are required to take into account their proportionate share of the tax-exempt obligations held, and the indebtedness incurred, by the partnership in combination with such obligations held, or any debt incurred, in their individual capacities. While the New Fund's assets will consist primarily of tax-exempt mortgage bonds, it does not intend to incur any significant amounts of indebtedness to purchase or carry tax-exempt mortgage bonds. However, the New Fund is not prohibited from borrowing and, to the extent that it does, any interest paid by it with respect to indebtedness may not be deductible by BUC holders.

TAX ELECTIONS

    In the event the New Fund issues additional BUCs, the General Partner intends to cause the New Fund to make an election under Section 754 of the Code. The effect of such election will be to have the basis of the New Fund's assets adjusted in the event of certain transactions, including a sale by a BUC holder of BUCs. In that case, the person buying BUCs would acquire a basis adjustment with respect to the assets of the New Fund. Such basis adjustment would affect the taxable income reported by such BUC holder upon the disposition of those assets by the New Fund.

                                 LEGAL MATTERS

    The validity of the issuance of the BUCs of the New Fund offered pursuant to this Consent Solicitation Statement/Prospectus will be passed upon for the New Fund by Kutak Rock, a partnership including professional corporations, Omaha, Nebraska. In addition, the description of federal income tax consequences under the caption "MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION" is based on the opinion of Kutak Rock.

                                    EXPERTS

    The Financial Statements of the Existing Fund as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 have been incorporated by reference herein in reliance on the reports of PricewaterhouseCoopers LLP, independent certified public accountants, and on the authority of said firm as experts in auditing and accounting. The Financial Statements of Northwood Lake Apartments as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997 have been incorporated by reference herein in reliance on the reports of Mueller, Prost, Purk & Willbrand, P.C., independent certified public accountants, and on the authority of said firm as experts in auditing and accounting.

    NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN OR INCORPORATED BY REFERENCE INTO THIS CONSENT SOLICITATION STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS CONSENT SOLICITATION STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY, ANY OF THE SECURITIES OFFERED BY THIS CONSENT SOLICITATION STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A BUC HOLDER'S CONSENT, IN ANY JURISDICTION TO OR FROM ANY PERSON TO OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR CONSENT IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS CONSENT SOLICITATION STATEMENT/PROSPECTUS NOR THE ISSUANCE OR SALE OF ANY SECURITIES HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH OR INCORPORATED HEREIN SINCE THE DATE HEREOF.

                                    GLOSSARY

    Certain terms used in this Consent Solicitation Statement/Prospectus shall have the following meanings, unless the context requires otherwise:

    "ADMINISTRATIVE FEE" means the fee paid to the General Partner for the administration of the New Fund's assets in an aggregate amount equal to 0.45% per annum of the principal balance of the investments held by the New Fund except those held in its Reserve. To the extent not payable by third parties, the Administrative Fee will be paid by the New Fund on such investments.

    "AMERICA FIRST" means America First Companies L.L.C., a Delaware limited liability company, which is the general partner of the General Partner.

    "BASE INTEREST" means the stated rate of interest on a mortgage bond that is due and payable regardless of the net cash flow generated by the property financed by such bond.

    "BUCS" means beneficial unit certificates representing assignments of the Limited Partner's limited partner interests in the Existing Fund or the New Fund, as the case may be.

    "CODE" means the Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of succeeding law.

    "COMMISSION" means the Securities and Exchange Commission.

    "CONTINGENT INTEREST" means interest that is payable on a mortgage bond only if the property financed by such bond generates net cash flow or net sale proceeds in sufficient amounts to pay all Base Interest and any other fees specified in the bond.

    "CURRENT PARTNERSHIP AGREEMENT" means the Agreement of Limited Partnership, dated November 11, 1985, of the Existing Fund.

    "DELAWARE ACT" means the Delaware Revised Uniform Limited Partnership Act, which consists of Title 6, Chapter 17 of the Delaware Code Annotated.

    "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    "EXISTING FUND" means America First Tax Exempt Mortgage Fund Limited Partnership, a Delaware limited partnership.

    "GENERAL PARTNER" means America First Capital Associates Limited Partnership Two, a Delaware limited partnership, which is the General Partner of the Existing Fund and the New Fund.

    "INTEREST INCOME" means all cash receipts of the Existing Fund or the New Fund except for (i) capital contributions, (ii) amounts received upon the repayment or sale of a bond or other asset that do not represent accrued interest thereon other than accrued interest that represents accrued contingent interest or (iii) the proceeds of any loan.

    "LIMITED PARTNER" means America First Fiduciary Corporation Number Five, a Nebraska corporation, which is the Limited Partner of the Existing Fund and the New Fund.

    "MERGER AGREEMENT" means the Amended Agreement of Merger, dated June 12, 1998, by and between the Existing Fund and the New Fund relating to the Transaction.

    "MORTGAGE PLACEMENT FEE" means the fee payable to the General Partner from the proceeds of additional tax-exempt mortgage bonds acquired by the New Fund in an amount up to .1% of the principal balances of such bonds.

    "NET INTEREST INCOME" means all Interest Income received by the Existing Fund or the New Fund plus any amount released from the Reserve for distribution, less amounts used to pay expenses and/or discharge indebtedness, any amount deposited in the Reserve and (in the case of the New
Fund) any amount used or held for the acquisition of additional investments.

    "NET RESIDUAL PROCEEDS" means all Residual Proceeds received by the Existing Fund, plus any amounts released from the Reserve for distribution, less all expenses that are directly attributable to the sale or refinancing of a property, amounts used to discharge indebtedness, any amount deposited in the Reserve and (in the case of the New Fund) any amount used or held for the acquisition of additional investments.

    "NEW FUND" means America First Tax Exempt Investors, L.P., a Delaware limited partnership.

    "NEW PARTNERSHIP AGREEMENT" means the Agreement of Limited Partnership of the New Fund.

    "RECORD DATE" means September 25, 1998, the date established by the General Partner to determine which BUC holders will be entitled to receive notice of, and to grant or withhold their consent to, the Transaction.

    "RESERVE" means those funds withheld from capital contributions, Interest Income or Residual Proceeds by the General Partner from time to time in order to provide working capital for the New Fund and that may be used for any purpose relating to the operation thereof, including the acquisition of additional investments.

    "RESIDUAL PROCEEDS" means all amounts received by the Existing Fund or the New Fund from the repayment or sale of a bond or other asset except amounts representing accrued interest on a bond other than accrued contingent interest.

    "SECURITIES ACT" means the Securities Act of 1933, as amended.

    "SENIOR INTEREST" means a senior interest in a trust that holds tax-exempt mortgage bonds or a senior class of tax-exempt mortgage bonds.

    "SERVICE" means the Internal Revenue Service.

    "SUBORDINATE INTEREST" means a junior or residual interest in a trust that holds tax-exempt mortgage bonds or a junior class of tax-exempt mortgage bonds.

    "TAX MATTERS PARTNER" means the partner of the New Fund designated as such under Section 6231 of the Code by the General Partner. The initial tax matters partner of the New Fund will be the General Partner.

    "TRANSACTION" means the merger of the Existing Fund and the New Fund pursuant to which (i) the separate existence of the Existing Fund will cease and the New Fund will be the surviving partnership and will succeed to all of the assets and liabilities of the Existing Fund, (ii) the New Partnership Agreement will control the operations of the New Fund after the Transaction and (iii) persons holding BUCs in the Existing Fund as of the effective date of the Transaction will become BUC holders of the New Fund and will receive one BUC in the New Fund for each BUC they hold in the Existing Fund.

                                                                      APPENDIX A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                 AMERICA FIRST
                           TAX EXEMPT INVESTORS, L.P.

                        AGREEMENT OF LIMITED PARTNERSHIP

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                                                PAGE
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                                                          ARTICLE I
DEFINED TERMS..............................................................................................           1

                                                         ARTICLE II

                                          NAME, PLACE OF BUSINESS, PURPOSE AND TERM

Section 2.01.     Name.....................................................................................           6
Section 2.02.     Principal Office and Name and Address of Resident Agent..................................           6
Section 2.03.     Purpose..................................................................................           6
Section 2.04.     Term.....................................................................................           6

                                                         ARTICLE III

                                                    PARTNERS AND CAPITAL

Section 3.01.     General Partner..........................................................................           6
Section 3.02.     Limited Partner..........................................................................           7
Section 3.03.     Partnership Capital......................................................................           7
Section 3.04.     Liability of Partners and BUC Holders....................................................           7

                                                         ARTICLE IV

                                    DISTRIBUTIONS OF CASH; ALLOCATIONS OF INCOME AND LOSS

Section 4.01.     Distributions of Net Interest Income.....................................................           8
Section 4.02.     Distributions of Net Residual Proceeds and of Liquidation Proceeds.......................           8
Section 4.03.     Allocation of Income and Loss From Operations............................................           8
Section 4.04.     Allocation of Income and Loss Arising From a Repayment, Sale or Liquidation..............           9
Section 4.05.     Determination of Allocations and Distributions Among Limited Partners and BUC Holders....           9
Section 4.06.     Capital Accounts.........................................................................          10
Section 4.07.     Rights to Distributions..................................................................          10

                                                          ARTICLE V

                                    RIGHTS, OBLIGATIONS AND POWERS OF THE GENERAL PARTNER

Section 5.01.     Management of the Partnership............................................................          10
Section 5.02.     Authority of the General Partner.........................................................          10
Section 5.03.     Authority of General Partner and Its Affiliates To Deal With Partnership.................          12
Section 5.04.     General Restrictions on Authority of the General Partner.................................          13
Section 5.05.     Compensation and Fees....................................................................          14
Section 5.06.     Duties and Obligations of the General Partner............................................          15
Section 5.07.     Delegation of Authority..................................................................          16
Section 5.08.     Other Activities.........................................................................          16
Section 5.09.     Limitation on Liability of the General Partner and Initial Limited Partner;
                  Indemnification..........................................................................          16
Section 5.10.     Special Amendments to the Agreement......................................................          17

                                                         ARTICLE VI

                                                 CHANGES IN GENERAL PARTNERS

Section 6.01.     Withdrawal of General Partner............................................................          17
Section 6.02.     Admission of a Successor or Additional General Partner...................................          17
Section 6.03.     Removal of a General Partner.............................................................          18
Section 6.04.     Effect of Incapacity of a General Partner................................................          18

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
                                                         ARTICLE VII

                                TRANSFERABILITY OF BUCS AND LIMITED PARTNERS' INTERESTS

Section 7.01.     Free Transferability of BUCs.............................................................          19
Section 7.02.     Restrictions on Transfers of BUCs and of Interests of Limited Partners Other Than the
                  Initial Limited Partner..................................................................          19
Section 7.03.     Assignees of Limited Partners Other Than the Initial Limited Partner.....................          20
Section 7.04.     Joint Ownership of Interests.............................................................          21

                                                        ARTICLE VIII

                                       DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP

Section 8.01.     Events Causing Dissolution...............................................................          21
Section 8.02.     Liquidation..............................................................................          22

                                                         ARTICLE IX

                                 BOOKS AND RECORDS, ACCOUNTING, REPORTS, TAX ELECTIONS

Section 9.01.     Books and Records........................................................................          22
Section 9.02.     Accounting Basis and Fiscal Year.........................................................          23
Section 9.03.     Reports..................................................................................          23
Section 9.04.     Designation of Tax Matters Partner.......................................................          23
Section 9.05.     Expenses of Tax Matters Partner..........................................................          23

                                                          ARTICLE X

                             MEETINGS AND VOTING RIGHTS OF LIMITED PARTNERS AND BUC HOLDERS

Section 10.01.    Meetings.................................................................................          24
Section 10.02.    Voting Rights of Limited Partners and BUC Holders........................................          25
Section 10.03.    Opinion Regarding Effect of Action by Limited Partners and BUC Holders...................          26
Section 10.04.    Other Activities.........................................................................          26

                                                         ARTICLE XI

                  ASSIGNMENT OF LIMITED PARTNERSHIP INTERESTS TO BUC HOLDERS AND RIGHTS OF BUC HOLDERS

Section 11.01.    Assignment of Limited Partnership Interests to BUC Holders...............................          26
Section 11.02.    Rights of BUC Holders....................................................................          27
Section 11.03.    Voting by the Initial Limited Partner on Behalf of BUC Holders...........................          27
Section 11.04.    Preservation of Tax Status...............................................................          28

                                                         ARTICLE XII

                                                  MISCELLANEOUS PROVISIONS

Section 12.01.    Appointment of the General Partner as Attorney-in-Fact...................................          28
Section 12.02.    Signatures...............................................................................          29
Section 12.03.    Amendments...............................................................................          29
Section 12.04.    Binding Provisions.......................................................................          30
Section 12.05.    Applicable Law...........................................................................          30
Section 12.06.    Separability of Provisions...............................................................          30
Section 12.07.    Captions.................................................................................          30
Section 12.08.    Entire Agreement.........................................................................          30

TESTIMONIUM................................................................................................          31

SCHEDULE A.................................................................................................          32

                    AMERICA FIRST TAX EXEMPT INVESTORS, L.P.

                        AGREEMENT OF LIMITED PARTNERSHIP

    This Agreement is made as of [      ], 1998 by and between America First
Capital Associates Limited Partnership Two (the "General Partner") and America First Fiduciary Corporation Number Five (the "Initial Limited Partner"), who by joining in this Agreement agree to become partners in a limited partnership under the laws of the State of Delaware.

                                   ARTICLE I

                                 DEFINED TERMS

    The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article I. The singular shall include the plural and the masculine genders shall include the feminine and neuter gender, and vice versa, as the context requires.

    "ACCOUNTANTS" means such nationally recognized firm of independent public accountants as shall be engaged from time to time by the General Partner on behalf of the Partnership.

    "ACT" means the Delaware Revised Uniform Limited Partnership Act, which consists of Title 6, Chapter 17 of the Delaware Code Annotated, as it may be amended or revised from time to time, or any other provision of Delaware law which may, from time to time, supersede part or all of the Delaware Revised Uniform Limited Partnership Act.

    "ADMINISTRATIVE FEE" means the fee payable to the General Partner that is described in Section 5.05(a) hereof.

    "AFCA" means America First Capital Associates Limited Partnership Two, a Delaware limited partnership, the General Partner.

    "AFFILIATE" means, when used with reference to a specified Person, (i) any Person who directly or indirectly controls or is controlled by or is under common control with the specified Person, (ii) any Person who is (or has the power to designate) an officer of, general partner in or trustee of, or serves (or has the power to designate a person to serve) in a similar capacity with respect to, the specified Person, or of which the specified Person is an officer, general partner or trustee, or with respect to which the specified Person serves in a similar capacity, and (iii) any Person who, directly or indirectly, is the beneficial owner of 10% or more of any class of equity securities of the specified Person or of which the specified Person is directly or indirectly the owner of 10% or more of any class of equity securities. An Affiliate of the Partnership or the General Partner does not include any limited partner of the General Partner if such Person is not otherwise an Affiliate of the Partnership or the General Partner.

    "AGREEMENT" means this Limited Partnership Agreement, as originally executed and as amended from time to time.

    "BANKRUPTCY" or "BANKRUPT" as to any Person means the filing of a petition for relief by such Person as debtor or bankrupt under the Bankruptcy Code of 1978 or like provision of law or insolvency of such Person as finally determined by a court proceeding.

    "BOND" or "BONDS" means the tax-exempt housing bonds issued by various state or local authorities in order to provide construction and permanent financing for apartment complexes and which are held by the Partnership from time to time.

    "BUC" means a Limited Partnership Interest which is credited to the Initial Limited Partner on the books and records of the Partnership and assigned by the Initial Limited Partner to a BUC Holder.

    "BUC HOLDER" means any Person who has been assigned one or more Limited Partnership Interests by the Initial Limited Partner pursuant to Section 11.01. A BUC Holder is not a Limited Partner and will have no right to be admitted as a Limited Partner.

    "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which banking institutions in either New York, New York or Omaha, Nebraska are obligated by law or executive order to be closed.

    "CAPITAL ACCOUNT" means the capital account of a Partner or a BUC Holder as described in Section 4.06 hereof.

    "CAPITAL CONTRIBUTION" means the total amount contributed to the capital of the Partnership by or on behalf of all Partners or any class of Partners or by any one Partner, as the context may require (or by the predecessor holders of the Partnership Interests of such Persons) and, with respect to a BUC Holder, the Capital Contribution of the Initial Limited Partner made on behalf of such BUC Holder.

    "CAUSE" means conduct which constitutes fraud, bad faith, negligence, misconduct or breach of a fiduciary duty.

    "CERTIFICATE" means the certificate of limited partnership filed pursuant to
Section 17-201 of the Act.

    "CODE" means the Internal Revenue Code of 1986, as amended, or any corresponding provision or provisions of succeeding law.

    "CONSENT" means either the consent given by a vote at a meeting called and held in accordance with the provisions of Section 10.01 hereof or the written consent, as the case may be, of a Person to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require. Consent given after the act or thing is done with respect to which the Consent is solicited shall be deemed to relate back to the date such act or thing was done.

    "CONTINGENT INTEREST" means (i) any Interest Income paid from the net cash flow of a Project (or any Residual Proceeds paid from the proceeds of a Sale or refinancing of the Project), the payment of either of which is not required under the terms of the Mortgage Investment unless there is specified cash flow from a Project or other specified contingencies are satisfied, and (ii) any amounts received by the Partnership on the sale or other disposition of a Mortgage Investment other than amounts representing repayment of principal and amounts constituting Interest Income.

    "COUNSEL" means the law firm representing the General Partner in connection with the operation of the Partnership or the law firm, if any, selected by the General Partner to represent the Partnership.

    "DISTRIBUTION DATE" means a Business Day selected by the General Partner for the distribution of Net Interest Income or Net Residual Proceeds with respect to a Distribution Period, which Business Day shall be no later than 60 days following the last day of the Distribution Period to which such Distribution Date relates.

    "DISTRIBUTION PERIOD" means the period of time selected by the General Partner for which the distribution of Net Interest Income or Net Residual Proceeds is made, which period may be no longer than six calendar months.

    "GENERAL PARTNER" means AFCA or any Person or Persons who, at the time of reference thereto, have been admitted as successors to the Partnership Interest of AFCA or as additional General Partners, in each such Person's capacity as a General Partner.

    "INCAPACITY" or "INCAPACITATED" means, as to any Person, death, the adjudication of incompetency or insanity, Bankruptcy, dissolution, termination, withdrawal pursuant to Section 6.01 or removal pursuant to Section 6.03, as the case may be, of such Person.

    "INCOME" means the taxable income of the Partnership as determined in accordance with the Partnership's method of accounting and computed under
Section 703 of the Code; any item of taxable income required to be separately stated on the Partnership's federal income tax return pursuant to

Section 703(a)(1) of the Code; and any income of the Partnership excluded from the gross income of the Partnership for federal income tax purposes under
Section 103 of the Code.

    "INITIAL LIMITED PARTNER" means America First Fiduciary Corporation Number Five, a Nebraska corporation, or any Person or Persons who, at the time of reference thereto, have been admitted to the Partnership, with the consent of the General Partner, as successors to the Limited Partnership Interest of America First Fiduciary Corporation Number Five.

    "INTEREST INCOME" means all cash receipts of the Partnership with respect to any period except for (i) Capital Contributions, (ii) amounts received by the Partnership upon a Repayment or upon the sale or other disposition of a Mortgage Investment, Tax Exempt Investment or other Partnership asset which do not represent accrued interest on the Mortgage Investment or Tax Exempt Investment other than accrued interest which represents accrued Contingent Interest, or
(iii) the proceeds of any loan to the Partnership or the refinancing of any loan, including proceeds received from the reissuance of any Mortgage Investment or Tax Exempt Investment.

    "LIMITED PARTNER" means any Person who is a Limited Partner, including the Initial Limited Partner, at the time of reference thereto, in such Person's capacity as a Limited Partner of the Partnership. A BUC Holder is not a Limited Partner and has no right to be admitted as a Limited Partner.

    "LIMITED PARTNERSHIP INTEREST" means the Partnership Interest held by a Limited Partner, including the Limited Partnership Interests assigned to BUC Holders.

    "LIQUIDATION PROCEEDS" means all cash receipts of the Partnership (other than Operating Income and Sale Proceeds) arising from the liquidation of the Partnership's assets in the course of the dissolution of the Partnership.

    "LOSS" means taxable losses of the Partnership, as determined in accordance with the Partnership's method of accounting and computed under Section 703 of the Code; any item of loss or expense required to be separately stated on the Partnership's federal income tax return pursuant to Section 703(a)(1) of the Code; and any expenditures of the Partnership not deductible in computing its taxable income and not properly treated as a capital expenditure.

    "MERGER AGREEMENT" means the Amended Agreement of Merger, dated June 12, 1998, by and between the Partnership and the Prior Partnership pursuant to which the Partnership and the Prior Partnership will be merged in accordance with the provisions of the Act with the Partnership being the surviving partnership.

    "MERGER DATE" means the effective date of the merger of the Partnership and the Prior Partnership specified in the Merger Agreement.

    "MONTHLY RECORD DATE" means the last day of a calendar month.

    "MORTGAGE INVESTMENT" means a direct or indirect interest in a tax-exempt mortgage revenue bond secured by a Property, including residual interests in one or more trusts which hold tax-exempt mortgage revenue bonds, and any other loan (whether or not the interest thereon is exempt from federal income taxation) secured by a mortgage on a Property on which the Partnership also directly or indirectly holds a tax-exempt mortgage revenue bond.

    "NET INTEREST INCOME" means, with respect to any Distribution Period, all Interest Income received by the Partnership during such Distribution Period, plus any amounts previously set aside as Reserves from Interest Income which the General Partner releases from Reserves as being no longer necessary to hold as part of Reserves, less (i) expenses of the Partnership (including fees and reimbursements paid to the General Partner but excluding any expenses of the Partnership which are directly attributable to the sale of a Mortgage Investment or Tax Exempt Investment) paid from Interest Income during the Distribution

Period (other than operating expenses paid from previously established Reserves), (ii) all cash payments made from Interest Income during such Distribution Period to discharge Partnership indebtedness, and (iii) all amounts from Interest Income set aside as Reserves or used to acquire additional Mortgage Investments or Tax Exempt Investments during such Distribution Period. Net Interest Income will consist of Net Interest Income (Tier 1), Net Interest Income (Tier 2) and Net Interest Income (Tier 3). During each Distribution Period the additions and deductions from Interest Income set forth above shall be first applied against Net Interest Income (Tier 1).

    "NET INTEREST INCOME (TIER 1)" means, with respect to any Distribution Period, all Net Interest Income, other than Contingent Interest, received by the Partnership during such Distribution Period.

    "NET INTEREST INCOME (TIER 2)" means, with respect to any Distribution Period, all Net Interest Income representing Contingent Interest received by the Partnership during such Distribution Period up to an amount which, when combined with all prior amounts of Contingent Interest distributed pursuant to Sections 4.02(b) and 4.03(b), aggregates 0.9% per annum of the principal amount of the Mortgage Investments during the period such Mortgage Investments are held by the Partnership or the Predecessor Partnership.

    "NET INTEREST INCOME (TIER 3)" means, with respect to any Distribution Period, all Net Interest Income representing Contingent Interest received by the Partnership during such Distribution Period in excess of any Contingent Interest included in Net Interest Income (Tier 2).

    "NET RESIDUAL PROCEEDS" means, with respect to any Distribution Period, all Residual Proceeds received by the Partnership during such Distribution Period, plus any amounts previously set aside as Reserves from Residual Proceeds which the General Partner releases from Reserves as being no longer necessary to hold as part of Reserves, less (i) all expenses of the Partnership which are directly attributable to a Repayment or sale or other disposition of a Mortgage Investment or Tax Exempt Investment, (ii) all cash payments made from Residual Proceeds during such Distribution Period to discharge Partnership indebtedness and (iii) all amounts from Residual Proceeds set aside as Reserves or used to acquire additional Mortgage Investments or Tax Exempt Investments during such Distribution Period or held by the Partnership to acquire additional Mortgage Investments or Tax Exempt Investments in future Distribution Periods. Net Residual Income will consist of Net Residual Income (Tier 1), Net Interest Residual (Tier 2) and Net Residual Income (Tier 3). During each Distribution Period the additions and deductions from Residual Income set forth above shall be first applied against Net Residual Income (Tier 1).

    "NET RESIDUAL PROCEEDS (TIER 1)" means, with respect to any Distribution Period, all Net Residual Proceeds received by the Partnership during such Distribution Period representing the principal amount of a Mortgage Investment or Tax Exempt Investment which is the subject of a Repayment, sale or other disposition, plus any amounts previously set aside as Reserves from Residual proceeds which the General Partner releases from Reserves for distribution.

    "NET RESIDUAL PROCEEDS (TIER 2)" means, with respect to any Distribution Period, all Net Residual Proceeds representing Contingent Interest received by the Partnership during such Distribution Period up to an amount which, when combined with all prior amounts of Contingent Interest distributed pursuant to Sections 4.02(b) and 4.03(b) and the Contingent Interest to be distributed by the Partnership pursuant to Section 4.02(b) for the current Distribution Period, aggregates 0.9% per annum of the principal amount of the Mortgage Investments during the period such Mortgage Investments are held by the Partnership or the Predecessor Partnership.

    "NET RESIDUAL PROCEEDS (TIER 3)" means, with respect to any Distribution Period, all Net Residual Proceeds representing Contingent Interest received by the Partnership during such Distribution Period in excess of any Contingent Interest included in Net Residual Proceeds (Tier 2).

    "NOTICE" means a writing, containing the information required by this Agreement to be communicated to any Person, personally delivered to such Person or sent by registered, certified or regular mail, postage prepaid, to such Person at the last known address of such Person.

    "PARTNER" means the General Partner or any Limited Partner.

    "PARTNERSHIP" means the limited partnership created by this Agreement and known as the America First Tax Exempt Investors, L.P., as said limited partnership may from time to time be constituted.

    "PARTNERSHIP INTEREST" means the entire ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled under this Agreement, together with the obligations of such Partner to comply with all the terms and provisions of this Agreement and the Act.

    "PERSON" means any individual, partnership, corporation, trust, association or other legal entity.

    "PRIOR PARTNERSHIP" means America First Tax Exempt Mortgage Fund Limited Partnership, a Delaware limited partnership.

    "PRIOR PARTNERSHIP AGREEMENT" means the Agreement of Limited Partnership, dated November 11, 1985, of the Prior Partnership.

    "PROPERTY" or "PROPERTIES" means the real property, including land and the buildings thereon, which is secured by a mortgage or other similar encumbrance backing a Mortgage Investment held by the Partnership.

    "REPAYMENT" means the payment of the outstanding principal, and Contingent Interest, if any, upon the maturity of a Mortgage Investment or Tax Exempt Investment or at such earlier time as the Partnership may require the payment of outstanding principal.

    "REGULATIONS" means the United States Treasury Regulations promulgated or proposed under the Code.

    "RESERVE" means such amount of funds as shall be withheld from Capital Contributions, Interest Income or Residual Proceeds by the General Partner from time to time in order to provide working capital for the Partnership and which may be used for any purpose relating to the operation of the Partnership and its Mortgage Investments and Tax Exempt Investments, including the acquisition of additional Mortgage Investments and Tax Exempt Investments.

    "RESIDUAL PROCEEDS" means all amounts received by the Partnership upon a Repayment or upon the sale of or other disposition of a Mortgage Investment or a Tax Exempt Investment or other Partnership asset except for amounts representing accrued interest on a Mortgage Investment (other than accrued Contingent Interest) or Tax Exempt Investment. Amounts representing accrued interest (other than accrued Contingent Interest) received by the Partnership upon a Repayment or upon the sale or other disposition of a Mortgage Investment or Tax Exempt Investment shall be included in Interest Income. Residual Proceeds will not include any amount received by the Partnership representing proceeds from the securitization of a Mortgage Investment.

    "SCHEDULE A" means the schedule, as amended from time to time, of Partners' names, addresses and Capital Contributions, which schedule, in its initial form, is attached to and made a part of this Agreement.

    "TAX EXEMPT INVESTMENTS" means any securities, other than Mortgage Investments, the interest on which is exempt from federal income taxation and which are rated in one of the four highest rating categories by at least one nationally recognized rating agency which are acquired by the Partnership and not held in the Reserve.

    "TAX MATTERS PARTNER" means the Partner designated as the Tax Matters Partner of the Partnership by the General Partner pursuant to Section 9.04.

                                   ARTICLE II

                        NAME, PLACE OF BUSINESS, PURPOSE
                                    AND TERM

    SECTION 2.01. NAME. The Partners have caused the formation a limited partnership pursuant to the Act under the name of "America First Tax Exempt Investors, L.P." The Partners and BUC Holders have entered into this Agreement in order to set forth their respective rights and liabilities as such, subject to the provisions of the Act unless otherwise provided herein.

    SECTION 2.02. PRINCIPAL OFFICE AND NAME AND ADDRESS OF RESIDENT AGENT. The address of the principal office and place of business of the Partnership, unless hereafter changed by the General Partner, shall be Suite 400, 1004 Farnam Street, Omaha, Nebraska 68102. Notification of any change in the Partnership's principal office and place of business shall be promptly given by the General Partner to the Limited Partners and BUC Holders. The name and address of the initial resident agent of the Partnership in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801. The resident agent may be changed by the General Partner.


    SECTION 2.03. PURPOSE. The purpose of the Partnership is to acquire, hold, sell and otherwise deal with tax-exempt mortgage bonds and other tax-exempt instruments backed by multifamily residential properties. The Partnership will pursue its purpose in order (i) to preserve and protect the Partnership's capital, (ii) to provide regular cash distribution to the BUC Holders and (iii) to provide a potential for an enhanced federally tax-exempt yield from Contingent Interest payable from the net cash flow from the Properties and from the net proceeds of a sale or refinancing of the Properties. The Partnership is authorized to hold Mortgage Investments and Tax Exempt Investments, to foreclose on Properties secured by Mortgage Investments, to sell all or a portion of its interest in a Mortgage Investment and to reinvest the proceeds therefrom in additional Mortgage Investments or Tax Exempt Investment on such terms and conditions as the General Partner shall determine in its sole discretion and to engage in any and all acts necessary, appropriate, advisable or incidental to its purpose and to the conduct of its business.



    SECTION 2.04. TERM. The Partnership began on the date of the filing of the Certificate and shall continue in full force and effect until December 31, 2050 or until sooner dissolved pursuant to the provisions of this Agreement.


                                  ARTICLE III

                              PARTNERS AND CAPITAL

    SECTION 3.01.  GENERAL PARTNER.

        (a) The name, address and Capital Contribution of the General Partner (which shall be measured by its capital account in the Prior Partnership on the Merger Date) are set forth in Schedule A. The General Partner, as such, shall not be required to make any additional Capital Contribution to the Partnership, except as provided in paragraph (b) of this Section 3.01.

        (b) Upon the dissolution and termination of the Partnership, the General Partner will contribute to the Partnership an amount equal to the lesser of
    (i) any deficit balance in its Capital Account or (ii) the excess of (A) 1.01% of the Capital Contributions of the Limited Partners to the Partnership (including the Capital Contribution of the Initial Limited Partner made on behalf of the BUC Holders) over (B) the amount of previous Capital Contributions made by the General Partner to the Partnership.

    SECTION 3.02. LIMITED PARTNER. The name, address and Capital Contribution of the Limited Partner (which initially shall be measured by its capital account in the Prior Partnership on the Merger Date) are as set forth in Schedule A. The Capital Contribution made by the Initial Limited Partner shall be deemed to have been made on behalf of, and as trustee for, the BUC Holders. Neither the Initial Limited Partner nor the BUC Holders shall be required to make any additional Capital Contribution to the Partnership. Other than to serve as Initial Limited Partner, the Initial Limited Partner shall have no other business purpose and shall not engage in any other activity or incur any debts. The Initial Limited Partner agrees not to amend its articles of incorporation with respect to the incurrence of debt without the written Consent of a majority in interest of the BUC Holders.

    SECTION 3.03.  PARTNERSHIP CAPITAL.

        (a) No Partner or BUC Holder shall be paid interest on any Capital Contribution.

        (b) Except as specifically provided in Section 6.03, the Partnership shall not be required to redeem or repurchase any Partnership Interest or BUC and no Partner or BUC Holder shall have the right to withdraw, or receive any return of, his Capital Contribution. Under circumstances requiring a return of any Capital Contribution, no Limited Partner or BUC Holder will have the right to receive property other than cash.

        (c) No Limited Partner or BUC Holder shall have any priority over any other Limited Partner or BUC Holder as to the return of his Capital Contribution or as to distributions.

        (d) The General Partner shall have no liability for the repayment of the Capital Contributions.

    SECTION 3.04. LIABILITY OF PARTNERS AND BUC HOLDERS. No Limited Partner or BUC Holder shall be required to lend any funds to the Partnership or, after his Capital Contribution has been paid, to make any further Capital Contribution to the Partnership. The liability of any Limited Partner or BUC Holder for the losses, debts, liabilities and obligations of the Partnership shall, so long as the Limited Partner or BUC Holder complies with Section 5.01(b), be limited to his Capital Contribution and his share of any undistributed Income of the Partnership. Notwithstanding the foregoing, it is possible that, under applicable law, a Limited Partner or BUC Holder may be liable to the Partnership to the extent of previous distributions made to such Limited Partner or BUC Holder if such distributions have caused the liabilities of the Partnership to exceed the fair value of its assets. To the extent that the Initial Limited Partner is required by law to return any distributions or repay any amount, each BUC Holder who has received any portion of such distributions agrees, by virtue of accepting such distribution, to pay his proportionate share of such amount to the Initial Limited Partner immediately upon Notice by the Initial Limited Partner to such BUC Holder. In lieu of requiring return of such distributions from BUC Holders, the General Partner may withhold future distributions of Net Interest Income, Net Residual Proceeds or Liquidation Proceeds until the amount so withheld equals the amount of the distributions the Initial Limited Partner is required to repay or return regardless of whether the BUC Holders entitled to receive such distribution were the same BUC Holders who actually received the distribution required to be returned. In the event that the Initial Limited Partner is determined to have unlimited liability for losses, debts, liabilities and obligations of the Partnership, nothing set forth in this Section shall be construed to require BUC Holders to assume any portion of such liability.

                                   ARTICLE IV

                             DISTRIBUTIONS OF CASH;
                         ALLOCATIONS OF INCOME AND LOSS

    SECTION 4.01.  DISTRIBUTIONS OF NET INTEREST INCOME.

        (a) On each Distribution Date, all Net Interest Income (Tier 1 and Tier
    3) with respect to the related Distribution Period will be distributed 99% to the Limited Partners and BUC Holders as a class and 1% to the General Partner.

        (b) On each Distribution Date, all Net Interest Income (Tier 2) will be allocated 75% to the Limited Partners and BUC Holders as a class and 25% to the General Partner.

    SECTION 4.02. DISTRIBUTIONS OF NET RESIDUAL PROCEEDS AND OF LIQUIDATION PROCEEDS.

        (a) On each Distribution Date, all amounts representing Net Residual Proceeds (Tier 1 and Tier 3) will be distributed 100% to the Limited Partners and BUC Holders as a class.

        (b) On each Distribution Date, all distributions of Net Residual Proceeds (Tier 2) will be allocated 75% to the Limited Partners and BUC Holders as a class and 25% to the General Partner.

        (c) All Liquidation Proceeds shall be applied and distributed in the following amounts and order of priority:

            (i) to the payment of the amounts and the establishment of the reserves provided for in Section 8.02(b);

            (ii) to the Partners and BUC Holders in accordance with the positive balances in their respective Capital Accounts until such accounts are reduced to zero; and

           (iii) then to the Partners and BUC Holders giving effect to the provisions of Section 4.02(a) as if such Liquidation Proceeds constituted Net Residual Proceeds for purposes of such Section.

    SECTION 4.03.  ALLOCATION OF INCOME AND LOSS FROM OPERATIONS.

        (a) Income and Loss shall be determined in accordance with the accounting methods followed by the Partnership for federal income tax purposes and otherwise in accordance with generally accepted accounting principles. For purposes of determining the Income, Loss, tax credits or any other items allocable to any period, Income, Loss, tax credits and any such other items shall be determined on a daily, monthly or other basis, as determined by the General Partner using any permissible method under Section 706 of the Code and the Regulations thereunder. An allocation to a Partner of a share of Income or Loss under this Section 4.03 shall be treated as an allocation to such Partner of the same share of each item of income, gain, loss, deduction and credit that is taken into account in computing such Income and Loss.

        (b) Subject to the provisions of Sections 4.03(c) and (d) and 5.04(m), Income and Loss for each Distribution Period not arising from the sale or other disposition of a Mortgage Investment or Tax Exempt Investments or the liquidation of the Partnership shall be allocated 1% to the General Partner and 99% to the Limited Partners and the BUC Holders as a class.

        (c) Notwithstanding any provision hereof to the contrary, if a Partner has a deficit Capital Account balance as of the last day of any fiscal year, then all items of Income for such fiscal year shall be first allocated to such Partner in the amount and in the manner necessary to eliminate such deficit Capital Account balance.

        (d) Notwithstanding any other provision of this Agreement, all allocations of Income and Loss shall be subject to and interpreted in accordance with Section 704 of the Code to the extent applicable. The foregoing allocations are intended to comply with Section 704 of the Code and the Regulations thereunder and shall be interpreted consistently therewith.

    SECTION 4.04. ALLOCATION OF INCOME AND LOSS ARISING FROM A REPAYMENT, SALE OR LIQUIDATION.

        (a) Subject to Section 4.03(c), Income arising from a Repayment or a sale or other disposition of a Mortgage Investment or Tax Exempt Investments or from the liquidation of the Partnership assets shall be allocated (i) first, to the General Partner in an amount equal to the Net Residual Proceeds distributed to the General Partner from the transaction pursuant to
    Section 4.02 and (ii) second, the balance to the Limited Partners and the BUC Holders as a class.

        (b) Loss arising from a Repayment or a sale or other disposition of a Mortgage Investment or Tax Exempt Investments or from the liquidation of Partnership assets shall be allocated among the Partners (including the Initial Limited Partner on behalf of the BUC Holders) in the same manner as Net Residual Proceeds or Liquidation Proceeds are allocated among the Partners pursuant to Section 4.02.

    SECTION 4.05. DETERMINATION OF ALLOCATIONS AND DISTRIBUTIONS AMONG LIMITED PARTNERS AND BUC HOLDERS.

        (a) As of each Monthly Record Date during the term of the Partnership, a determination shall be made of the amount of Income and Loss which, under the Partnership's method of accounting, is properly attributable to the month to which such Monthly Record Date relates and which was allocable to the Limited Partners and BUC Holders as a class in accordance with Sections
    4.04 and 4.05.

        (b) As of the last day of each Distribution Period during the term of the Partnership, a determination shall be made of the amount of Net Interest Income and Net Residual Proceeds available to the Partnership during such Distribution Period which was allocated for distribution to the Limited Partners and BUC Holders in accordance with Sections 4.01 and 4.02; provided, however, that the General Partner may elect to make the determination under this Section 4.05(b) as of each Monthly Record Date.

        (c) All allocations to the Limited Partners and the BUC Holders as a class pursuant to Section 4.03 shall be made on a monthly basis among the Limited Partners or BUC Holders who held of record a Limited Partnership Interest or BUC as of the Monthly Record Date in the ratio that (i) the number of Limited Partnership Interests or BUCs held of record by each such Limited Partner or BUC Holder as of the Monthly Record Date bears to (ii) the aggregate number of Limited Partnership Interests and BUCs outstanding on each such Monthly Record Date.

        (d) All allocations to the Limited Partners and the BUC Holders as a class pursuant to Section 4.04 shall be made among the Limited Partners or BUC Holders of record on the Monthly Record Date for the month during which the Income or Expense arose from a Repayment, sale or other liquidation of a Mortgage Investment or Tax Exempt Investments or liquidation of the Partnership, in the ratio that (i) the number of Limited Partnership Interests or BUCs held of record by each such Limited Partner or BUC Holder on such Monthly Record Date bears to (ii) the number of Limited Partnership Interests or BUCs outstanding on such Monthly Record Date.

        (e) Net Interest Income and Net Residual Proceeds will be allocated to the Limited Partners or BUC Holders of record on the last day of the Distribution Period (or, if the General Partner so elects, on each Monthly Record Date during such Distribution Period) in the ratio that (i) the number of Limited Partnership Interests or BUCs owned of record by each such Limited Partner or BUC Holder on each such date bears to (ii) the number of Limited Partnership Interests or BUCs outstanding on such date.

    SECTION 4.06. CAPITAL ACCOUNTS. A separate Capital Account shall be maintained and adjusted for each Partner in accordance with the Code and the Regulations. There shall be credited to each Partner's Capital Account the amount of such Partner's Capital Contribution and such Partner's share of Income; and there shall be charged against each Partner's Capital Account the amount of such Partner's share of Loss and cash distributions. The Initial Limited Partner's Capital Account shall be subdivided into separate Capital Accounts to reflect the interest of each BUC Holder. Any items credited or charged to the BUC Holders shall be reflected in the Capital Account of the Initial Limited Partner and in the subaccounts reflecting the interest of each BUC Holder. Any person who acquires a Limited Partnership Interest or a BUC from a Limited Partner or BUC Holder shall have a Capital Account equal to the Capital Account of the Limited Partner or BUC Holder from which such Limited Partnership Interest or BUC was acquired.

    SECTION 4.07. RIGHTS TO DISTRIBUTIONS. Each holder of Partnership Interests and BUCs shall look solely to the assets of the Partnership for all distributions with respect to the Partnership, his Capital Contributions and his share of Net Interest Income, Net Residual Proceeds and Liquidation Proceeds and, except as provided in Section 3.01(b), shall have no recourse therefor, upon dissolution or otherwise, against the General Partner or the Initial Limited Partner. No Partner or BUC Holder shall have any right to demand or receive property other than cash upon dissolution and termination of the Partnership. All distributions pursuant to this Article IV are subject to the provisions of Section 3.04.

                                   ARTICLE V

                         RIGHTS, OBLIGATIONS AND POWERS
                             OF THE GENERAL PARTNER

    SECTION 5.01.  MANAGEMENT OF THE PARTNERSHIP.

        (a) The General Partner, within the authority granted to it under this Agreement, shall have full, complete and exclusive discretion to manage and control the business of the Partnership and to carry out the purposes of the Partnership. In so doing, the General Partner shall use its best efforts to take all actions necessary or appropriate to protect the interests of the Limited Partners and the BUC Holders. All decisions made for and on behalf of the Partnership by the General Partner shall be binding upon the Partnership. Except as otherwise provided in this Agreement, the General Partner shall have all the rights and powers and shall be subject to all the restrictions and liabilities of a partner in a partnership without limited partners.

        (b) No Limited Partner or BUC Holder shall take part in the management or control of the business of the Partnership or transact any business in the name of the Partnership. No Limited Partner or BUC Holder shall have the power or authority to bind the Partnership or to sign any agreement or document in the name of the Partnership. No Limited Partner or BUC Holder shall have any power or authority with respect to the Partnership except insofar as the vote or Consent of the Limited Partners or BUC Holders shall be expressly required or permitted by this Agreement.

    SECTION 5.02.  AUTHORITY OF THE GENERAL PARTNER.

        (a) Subject to Sections 5.03 and 5.04, but otherwise without in any way limiting the power and authority conferred on the General Partner by Section 5.01(a), the General Partner, for and in the name and on behalf of the Partnership, is hereby authorized, without limitation:

            (i) to acquire, hold, refund, reissue, remarket, securitize, transfer, foreclose upon, sell or otherwise deal with the Mortgage Investments and Tax Exempt Investments (provided, that the acquisition by the Partnership of any Tax Exempt Investment may not cause the aggregate book value of all Tax Exempt Investments then held by the Partnership to exceed 25% of the total assets of the Partnership) and to negotiate, enter into, and deliver any and all agreements, documents and instruments of any nature whatsoever with respect thereto on such terms, and subject to such conditions, as it determines in its sole discretion;

            (ii) to acquire by purchase, lease, exchange or otherwise any real or personal property to be used in connection with the business of the Partnership; provided, however, that no property may be acquired from the General Partner or its Affiliates except for goods and services provided subject to the restrictions of Section 5.03;

           (iii) to issue additional BUCs and to borrow money and issue evidences of indebtedness and to secure the same by a pledge, lien, mortgage or other encumbrance on any assets of the Partnership and to apply to proceeds of such transactions to the acquisition of Mortgage Investments and Tax Exempt Investments or such other proper Partnership purpose as the General Partner shall determine in its sole discretion;

            (iv) to employ agents, accountants, attorneys, consultants and other Persons that are necessary or appropriate to carry out the business and operations of the Partnership and to pay fees, expenses and other compensation to such Persons; provided, that if such Persons are Affiliates of the General Partner, the terms of such employment shall be subject to the restrictions of Section 5.03;

            (v) to pay, extend, renew, modify, adjust, submit to arbitration, prosecute, defend or compromise, upon such terms as it may determine and upon such evidence as it may deem sufficient, any obligation, suit, liability, cause of action or claim, including taxes, either in favor of or against the Partnership;

            (vi) except as otherwise expressly provided herein, to determine the appropriate accounting method or methods to be used by the Partnership;

           (vii) except as prohibited by this Agreement, to cause the Partnership to make or revoke any of the elections referred to in the Code or any similar provisions enacted in lieu thereof, including, but not limited to, those elections provided for in Code Sections 108, 709 and 1017;

          (viii) to amend the Certificate or this Agreement to reflect the addition or substitution of Partners and to amend this Agreement as provided in Section 12.03;

            (ix) to deal with, or otherwise engage in business with, or provide services to and receive compensation therefor from, any Person who has provided or may in the future provide any services to, lend money to, sell property to or purchase property from the General Partner or any of its Affiliates;

            (x) to obtain loans from the General Partner or its Affiliates, provided that the requirements of Section 5.03(d)(iii) are met;

            (xi) to establish and maintain the Reserve in such amounts as it deems appropriate from time to time and to increase, reduce or eliminate the Reserve as it deems appropriate from time to time;

           (xii) to invest all funds not immediately needed in the operation of the business including, but not limited to, (A) Capital Contributions,
       (B) the Reserves or (C) Net Interest Income and Net Residual Proceeds prior to their distribution to the Partners and BUC Holders or their reinvestment in Mortgage Investments and Tax Exempt Investments;

          (xiii) to acquire BUCs for the account of the Partnership in the secondary trading market, provided that the BUCs are listed on The Nasdaq Stock Market or a national securities exchange and to cause such BUCs to be cancelled; and

           (xiv) to engage in any kind of activity and to enter into, perform and carry out contracts of any kind necessary or incidental to, or in connection with, the accomplishment of the purposes of the Partnership.

        (b) With respect to all of its obligations, powers and responsibilities under this Agreement, the General Partner is authorized to execute and deliver, for and on behalf of the Partnership, such notes and other evidences of indebtedness, contracts, trust instruments, agreements, assignments, deeds, loan agreements, mortgages, deeds of trust, leases and such other documents as it deems proper, all on such terms and conditions as it deems proper.

        (c) No Person dealing with the General Partner shall be required to determine the General Partner's authority to enter into any contract, agreement or undertaking on behalf of the Partnership or to determine any facts or circumstances bearing upon the existence of such authority. Any Person dealing with the Partnership or the General Partner may rely upon a certificate signed by the General Partner as to:

            (i) the identity of the General Partner or any BUC Holder or Limited Partner;

            (ii) the existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the General Partner or are in any other manner germane to the affairs of the Partnership;

           (iii) the Persons who are authorized to execute and deliver any instrument or document by or on behalf of the Partnership; or

            (iv) any act or failure to act by the Partnership or as to any other matter whatsoever involving the Partnership or any Partner.

    SECTION 5.03. AUTHORITY OF GENERAL PARTNER AND ITS AFFILIATES TO DEAL WITH PARTNERSHIP.

        (a) The General Partner and its Affiliates may, and shall have the right to, provide goods and services to the Partnership (including the right to act as property manager of a Property or servicer of any Mortgage Investment), subject to the conditions set forth in Section 5.03(b).

        (b) The General Partner and its Affiliates shall not have the right to contract or otherwise deal with the Partnership for the provision of goods and services, except for those dealings, contracts or provisions of services described in this Agreement. The provision of any goods and services by the General Partner or its Affiliates shall be part of its or their ordinary and ongoing business in which it or they have previously engaged, independent of the activities of the Partnership and such goods and services being provided shall be reasonable for and necessary to the Partnership, shall actually furnished to the Partnership and (except as provided in Section 5.05(f) hereof) shall be provided at the lower of the actual cost of such goods or services or the competitive price charged for such goods or services by independent parties for comparable goods and services in the same geographic location and the provision of such goods and services in all other respects meets the requirements of Section 5.03(c) and (d). The costs of verifying that the amounts paid to the General Partner or its Affiliates for such goods and services meet the foregoing standard may be reimbursed to the General Partner or its Affiliates only to the extent that, when added to the costs of such goods and services rendered, such sum does not exceed the competitive rate for such goods and services.

        (c) All goods and services provided by the General Partner or any Affiliates pursuant to Section 5.03(b) shall be rendered pursuant to this Agreement or a written contract, which contract precisely describes the services to be rendered and all compensation to be paid and shall contain a clause allowing termination without penalty on 60 days' Notice to the General Partner by the vote of the majority in interest of the Limited Partners and the BUC Holders (the Initial Limited Partner acting according to direction of the BUC Holders). Any payment made to the General Partner or any Affiliate for such goods and services shall be fully disclosed to all Limited Partners and BUC Holders in the reports required under this Agreement. Neither the General Partner nor any Affiliate shall, by the making of lump sum payments to any other Person for disbursement by such other Person, circumvent the provisions of Section 5.03(b), (c) or (d).

        (d) The General Partner is prohibited from entering into any agreements, contracts or arrangements on behalf of the Partnership with the General Partner or any Affiliate of the General Partner under which:

            (i) the General Partner or any Affiliate shall be given an exclusive right to sell, or exclusive employment to sell, a Property;

            (ii) the Partnership lends money to the General Partner or any Affiliate of the General Partner; or

           (iii) the General Partner or any Affiliate of the General Partner makes a loan to the Partnership which provides for a prepayment penalty or provides for an interest rate or other finance charges and fees which are in excess of the lesser of (A) amounts charged by unrelated banks on comparable loans to the Partnership or (B) the same rate as the General Partner or such Affiliate paid to obtain the funds to make the loan to the Partnership.

        (e) Notwithstanding any provisions of this Section 5.03, neither the General Partner nor any of its Affiliates shall:

            (i) receive any rebate or give-up, or participate in any reciprocal arrangement, which would circumvent the provisions of this Section 5.03; or

            (ii) receive any compensation for providing insurance brokerage services to the Partnership; or

           (iii) charge the Partnership for, or take from any other Person, any program management, real estate brokerage or mortgage servicing fee with respect to Partnership property or assets.

        (f) Nothing in this Section 5.03 shall prevent an Affiliate of the General Partner from acquiring and holding debt securities or other interests secured by a Property, provided that the Mortgage Investment held by the Partnership that is secured by the same Property may not be junior or subordinate to the interest held by such Affiliate.

    SECTION 5.04. GENERAL RESTRICTIONS ON AUTHORITY OF THE GENERAL PARTNER. In exercising management authority and control of the Partnership, the General Partner, on behalf of the Partnership and in furtherance of the business of the Partnership, shall have the authority to perform all acts which the Partnership is authorized to perform. However, the General Partner shall not have any authority to:

        (a) perform any act in violation of this Agreement or any applicable law or regulation thereunder;

        (b) do any act required to be approved or ratified by the Limited Partners under the Act without Consent of the Limited Partners or the BUC Holders, unless the right to do so is expressly otherwise given in this Agreement;

        (c) sell or otherwise dispose of all or substantially all of the assets of the Partnership in a single transaction without the Consent of a majority in interest of the Limited Partners (including the Initial Limited Partner acting on behalf of the BUC Holders) as provided in Section 10.02(a)(ii); provided, however, that this subsection (c) shall not apply to (i) the transfer of Mortgage Investments to a trust in connection with the securitization thereof or to the sale of any interest in such trust, or (ii) the sale of Partnership assets in connection with the liquidation thereof after the dissolution of the Partnership;

        (d) borrow money from the Partnership;

        (e) dissolve the Partnership without the Consent of a majority in interest of the Limited Partners (including the Initial Limited Partner acting on behalf of the BUC Holders) as provided in Section 10.02(a)(iii);

        (f) possess Partnership property, or assign the Partnership's rights in specific Partnership property, for other than a Partnership purpose;

        (g) admit a Person as a General Partner, except as provided in this Agreement;

        (h) admit a Person as a Limited Partner, except as provided in this Agreement;

        (i) sell, lease or lend Partnership assets to the General Partner or any Affiliate of the General Partner or purchase or lease property from the General Partner or its Affiliates, except as permitted by Section 5.02(a)(i);

        (j) underwrite the securities of other issuers;

        (k) do any act which would make it impossible to carry on the ordinary business of the Partnership;

        (l) knowingly perform any act that would subject any Limited Partner or BUC Holder to liability as a general partner in any jurisdiction;

        (m) allocate any Income or Loss (or any item thereof) to any Partner or BUC Holder if, and only to the extent that, such allocation will cause the determinations and allocations of Income or Loss (or any item thereof) provided for in Article IV hereof not to be permitted by Section 704(b) of the Code and the Regulations promulgated thereunder;

        (n) confess a judgment against the Partnership;

        (o) issue equity securities with rights and privileges senior to those of the BUCs;

        (p) make loans to the Partnership or accept loans on behalf of the Partnership from the General Partner or any Affiliates of the General Partner, except as provided in Section 5.03(d)(iii);

        (q) amend this Agreement, except to the extent the right to amend this Agreement is expressly provided for in other provisions of this Agreement; or

        (r) invest Partnership funds in (i) securities of other issuers, except for Mortgage Investments, Tax Exempt Investments and temporary investments pursuant to Section 5.02(a)(xii), (ii) land contracts, or (iii) unimproved real estate not associated with a Property.

    SECTION 5.05.  COMPENSATION AND FEES.

        (a) The Partnership will pay the General Partner an Administrative Fee equal to 0.45% per annum of the outstanding principal balance of any Mortgage Investment or Tax Exempt Investment for which an unaffiliated party is not obligated to pay an "administrative fee" to the General Partner under the terms of such Mortgage Investment or Tax Exempt Investment. The Administrative Fee will be payable in equal monthly installments in arrears based on the average outstanding principal balance of such Mortgage Investments or Tax Exempt Investments held by the Partnership during the previous month.

        (b) Subject to Section 5.05(c), the Partnership will reimburse the General Partner or its Affiliates on a monthly basis for the actual out-of-pocket costs of direct telephone and travel expenses incurred by them on Partnership business, direct out-of-pocket fees, expenses and charges paid by them to third parties for rendering legal, auditing, accounting, bookkeeping, computer, printing and public relations services, expenses of preparing and distributing reports to Limited Partners and BUC Holders, an allocable portion of the salaries and fringe benefits of employees of AFCA or its Affiliates, insurance premiums (including premiums for liability insurance which will cover the Partnership, the General Partner and its general partner), the cost of compliance with all state and federal regulatory requirements and stock exchange or NASDAQ listing fees and charges and other payments to third parties for services rendered to the Partnership.

        (c) The Partnership will not reimburse the General Partner or its Affiliates for the travel expenses of the president of the general partner of the General Partner or for any items of general overhead, including, but not limited to, rent, utilities or the use of computers, office equipment or other capital items owned by the General Partner or its Affiliates. The Partnership will not reimburse the General Partner or its general partner for any salaries or fringe benefits of any partner of the General Partner or of the officers or board of managers of its general partner regardless of whether such persons provide services to the Partnership.

        (d) The Accountants will verify on the basis of generally accepted auditing standards that any amounts reimbursed by the Partnership pursuant to Section 5.05(c) were incurred by the General Partner or its Affiliates in connection with the conduct of the business and affairs of the Partnership or the acquisition and management of its assets and were permissible reimbursements pursuant to Section 5.05(c).

        (e) In the event the Partnership becomes the equity owner of a Property, due to the foreclosure of a Mortgage Investment or otherwise, the Partnership will pay the General Partner an administrative fee of 0.45% of the principal amount of the Mortgage Investment relating to such Property and may pay the General Partner or an Affiliate a reasonable property management fee in the event the General Partner deems it to be in the best interest of the Partnership that it take over active management of the Property. Notwithstanding anything in Section 5.03, the General Partner may charge a property management fee not to exceed the lesser of (i) the competitive price charged for multifamily property management services by independent parties in the same geographic area as the managed Property or
    (ii) 5% of the gross revenues of the managed Property, irrespective of the General Partner's or such Affiliates cost for providing such services.

        (f) Except as provided in this Agreement, the General Partner will receive no compensation from the Partnership.

    SECTION 5.06.  DUTIES AND OBLIGATIONS OF THE GENERAL PARTNER.

        (a) The General Partner shall devote to the affairs of the Partnership such time as it deems necessary for the proper performance of its duties under this Agreement, but neither the General Partner, its general partner nor any officer or manager of its general partners shall be expected to devote full time to the performance of such duties.

        (b) The General Partner shall take such action as may be necessary or appropriate for the classification of the Partnership as a partnership for federal income tax purposes and for the continuation of the Partnership's valid existence under the laws of the State of Delaware and in order to qualify the Partnership under the laws of any jurisdiction in which the Partnership is doing business or in which such qualification is necessary or appropriate to protect the limited liability of the Limited Partners and BUC Holders or in order to continue in effect such qualification. The General Partner shall file or cause to be filed for recordation in the office of the appropriate authorities of the State of Delaware, and in the proper office or offices in each other jurisdiction in which the Partnership is qualified, such certificates, including limited partnership and fictitious name certificates, and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction.

        (c) The General Partner shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any federal, state or local tax returns required to be filed by the Partnership. The General Partner shall cause the Partnership to pay any taxes payable by the Partnership.

        (d) The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner's possession or control. The General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership. The General Partner shall take all steps necessary to insure that the funds of the Partnership are not commingled with the funds of any other entity. The General Partner owes the same fiduciary duty to the BUC Holders as the General Partner owes to the Limited Partners.

    SECTION 5.07.  DELEGATION OF AUTHORITY.  Subject to the provisions of this
Article V, the General Partner may delegate all or any of its powers, rights and obligations under this Agreement and may appoint, employ, contract or otherwise deal with any Person for the transaction of the business of the Partnership, which Person may, under supervision of the General Partner, perform any acts or services for the Partnership as the General Partner may approve. Notwithstanding any such delegation, the General Partner shall remain liable for any acts or omissions by such Person under the standards of responsibility for the General Partner set forth herein.

    SECTION 5.08. OTHER ACTIVITIES. The General Partner and its Affiliates may engage in or possess interests in other business ventures of every kind and description for their own accounts, including, without limitation, serving as general partner of other partnerships which own, either directly or through interests in other partnerships, investments similar in nature to the Mortgage Investments and Tax Exempt Investments. Neither the Partnership nor the Partners or BUC Holders shall have any rights by virtue of this Agreement in or to such other business ventures or to the income or profits derived therefrom, and the pursuit of such ventures, even if competitive with the business of the Partnership, shall not be deemed wrongful, improper or a breach of fiduciary duty.

    SECTION 5.09. LIMITATION ON LIABILITY OF THE GENERAL PARTNER AND INITIAL LIMITED PARTNER; INDEMNIFICATION.

        (a) Neither the General Partner, the Initial Limited Partner nor their Affiliates (including the officers, managers and members of the general partner of AFCA) shall be liable, responsible or accountable in damages or otherwise to the Partnership or to any of the Limited Partners or BUC Holders for any act or omission performed or omitted by such General Partner or Initial Limited Partner in good faith and in a manner reasonably believed by it to be within the scope of the authority granted to it by this Agreement and in the best interests of the Partnership, provided that such General Partner's or Initial Limited Partner's conduct did not constitute Cause. The Partnership shall indemnify and hold harmless the General Partner, the Initial Limited Partner and their Affiliates (including the officers, managers and members of the general partner of AFCA) against and for any loss, liability or damage incurred by any of them or the Partnership by reason of any act performed or omitted to be performed by them in connection with the business of the Partnership, including all judgments, costs and attorneys' fees (which attorneys' fees may be paid as incurred, except as provided in 5.09(b)) and any amounts expended in settlement of any claims of liability, loss or damage, provided that the indemnified Person's conduct did not constitute Cause. The satisfaction of any indemnification obligation shall be from and limited to Partnership assets, and no Limited Partner or BUC Holder shall have any personal liability on account thereof. The termination of any action, suit or proceeding, by judgment or settlement, shall not, of itself, create a presumption that the indemnified Person did not act in good faith and in a manner which is reasonably believed to be in or not opposed to the best interest of the Partnership. Any indemnification under this subsection, unless ordered by a court, shall be made by the Partnership only upon a determination by independent legal counsel in a written opinion that indemnification of the indemnified Person is proper in the circumstances because he has met the applicable standard of conduct set forth in this Agreement. Notwithstanding any provision of this subsection to the contrary, the General Partner shall be presumed to be personally liable to creditors for the debts of the Partnership.

        (b) Notwithstanding the provisions of Section 5.09(a), neither the General Partner, the Initial Limited Partner nor any officer, director, manager, partner, member, employee, agent, Affiliate, subsidiary or assign of the General Partner, the Initial Limited Partner or the Partnership shall be indemnified with regard to any liability, loss or damage incurred by them in connection with any claim or settlement involving allegations that the Securities Act of 1933, as amended, or any state securities laws were violated by the General Partner or by any such other Person unless: (i)(A) the General Partner or other Persons seeking indemnification are successful in defending such action on the merits of each count involving such violation, (B) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction or (C) a court of competent jurisdiction approves a settlement of such claims; and (ii) such indemnification is specifically approved by a court of law which shall have been advised as to the then current position of the Securities and Exchange Commission regarding indemnification for violations of securities laws.

    SECTION 5.10.  SPECIAL AMENDMENTS TO THE AGREEMENT.

        (a) Any provision to the contrary herein notwithstanding, the General Partner may, without the Consent of the Limited Partners or BUC Holders, amend Sections 4.03, 4.04 and 4.05 of this Agreement on the advice of Counsel or the Accountants and upon Notice to the Limited Partners and BUC Holders mailed 10 days prior to the proposed effectiveness of such amendment (unless earlier effectiveness is required by law) to the extent necessary to ensure compliance with the Code and Regulations then in effect, provided that such amendments do not materially adversely affect the interests of the Limited Partners and BUC Holders in the sole determination of the General Partner.

        (b) New allocations made by the General Partner in reliance upon the advice of Counsel or the Accountants pursuant to Section 5.10(a) shall be deemed to be made pursuant to the fiduciary obligation of the General Partner to the Partnership, the Limited Partners and the BUC Holders, and no such new allocation shall give rise to any claim or cause of action by any Limited Partner or BUC Holder.

        (c) The General Partner may take such action as it deems necessary or appropriate, including action with respect to the manner in which BUCs are being or may be transferred or traded, in order to preserve the status of the Partnership as a partnership rather than an association taxable as a corporation for federal income tax purposes or to insure that BUC Holders will be treated as limited partners for federal income tax purposes.

                                   ARTICLE VI

                          CHANGES IN GENERAL PARTNERS

    SECTION 6.01. WITHDRAWAL OF GENERAL PARTNER. The General Partner shall not be entitled to voluntarily withdraw from the Partnership or to sell, transfer or assign all or a portion of its Partnership Interest as General Partner unless a substitute General Partner has been admitted in accordance with the conditions of Section 6.02.

    SECTION 6.02. ADMISSION OF A SUCCESSOR OR ADDITIONAL GENERAL PARTNER. The General Partner may at any time designate additional Persons to be General Partners, whose Partnership Interest in the Partnership shall be such as shall be agreed upon by the General Partner and such additional General Partners, provided that the Partnership Interests of the Limited Partners and the BUC Holders shall not be reduced thereby. A Person shall be admitted as a General Partner of the Partnership only if each of the following conditions is satisfied:

        (a) The admission of such Person shall have been Consented to by a majority in interest of the Limited Partners (including the Initial Limited Partner voting on behalf of the BUC Holders) as a class;

        (b) such Person shall have accepted and agreed to be bound by the terms and provisions of this Agreement by executing a counterpart hereof, and such documents or instruments as may be required or appropriate in order to effect the admission of such Person as a General Partner shall have been filed for recording, and all other actions required by law in connection with such admission shall have been performed;

        (c) if such Person is a corporation, it shall have provided the Partnership evidence satisfactory to Counsel of its authority to become a General Partner and to be bound by the terms and provisions of this Agreement; and

        (d) the Partnership shall have received an opinion of Counsel that the admission of such Person is in conformity with the Act and that none of the actions taken in connection with the admission of such Person is in violation of the Act.


    SECTION 6.03. REMOVAL OF A GENERAL PARTNER. Subject to Section 10.02, a majority in interest of the Limited Partners (including the Initial Limited Partner voting on behalf of the BUC Holders) acting together as a class, without the Consent or other action by the General Partner to be removed, may remove any General Partner and, subject to the provisions of Sections 6.02 and 8.01(a), may elect a replacement therefor. After the Limited Partners vote to remove a General Partner pursuant to this Section 6.03, they shall provide the removed General Partner with Notice thereof, which Notice shall set forth the date upon which such removal is to become effective, which date shall be no earlier than the date upon which the General Partner receives such Notice.


    SECTION 6.04.  EFFECT OF INCAPACITY OF A GENERAL PARTNER.

        (a) Upon the Incapacity of a General Partner, such General Partner shall immediately cease to be a General Partner. If the Incapacitated General Partner is not the sole General Partner, the business of the Partnership shall be continued by the remaining General Partner who shall immediately
    (i) give Notice to the Limited Partners and BUC Holders of such Incapacity and (ii) prepare such amendments to this Agreement and execute and file for recording such amendments or documents or other instruments necessary to reflect the assignment, transfer, termination or conversion (as the case may be) of the Partnership Interest of the Incapacitated General Partner. If the Incapacitated General Partner is the sole General Partner, the provisions of
    Section 8.01(a)(i) shall be applicable.

        (b) Nothing in this Section 6.04 shall affect any rights, including the rights to the payment of any fees under this Agreement, of the Incapacitated General Partner which matured or were earned prior to the Incapacity of such General Partner. Such Incapacitated General Partner shall remain liable for all obligations and liabilities incurred by it as General Partner before such Incapacity shall have become effective, but shall be free from any obligations or liability as General Partner incurred on account of the activities of the Partnership from and after the time such Incapacity shall have become effective.

        (c) The Partnership Interest of an Incapacitated General Partner shall be converted into that of a Limited Partner with the same rights under
    Article IV as such Incapacitated General Partner has prior to its Incapacity to share in Income, Loss, Net Interest Income, Net Residual Proceeds and Liquidation Proceeds. However, any Incapacitated General Partner which becomes a Limited Partner pursuant to this paragraph (c) shall not have the right to participate in the management of the affairs of the Partnership or to vote on any matter requiring the Consent of the Limited Partners and shall not be entitled to any portion of the Income, Loss, Net Interest Income, Net Residual Proceeds or Liquidation Proceeds payable to the class comprised of Limited Partners and BUC Holders. Notwithstanding the conversion of a Incapacitated General Partner's Partnership Interest, a successor or remaining General Partner shall have the right, but not the obligation, to acquire the Partnership Interest of the Incapacitated General Partner at the then fair market value of such Partnership Interest The fair market value of the Incapacitated General Partner's Partnership Interest shall be the sum of (i) the present value of future administrative fees and Net Interest Income which would be paid to the Incapacitated General Partner if the Incapacity had not occurred and (ii) the amount the

    Incapacitated General Partner would receive upon dissolution and termination of the Partnership, assuming that such dissolution or termination occurred on the date of the event causing the Incapacity and the assets of the Partnership were sold for their then fair market value without any compulsion on the part of the Partnership to sell such assets. The fair market value of such Partnership Interest shall be determined by agreement of the Incapacitated General Partner and the successor or remaining General Partner or, if they cannot agree, by arbitration in accordance with the then current rules of the American Arbitration Association. The expense of arbitration shall be borne equally by the Incapacitated General Partner and the successor or remaining General Partner.

        (d) All parties hereto hereby agree to take all actions and to execute all documents necessary or appropriate to effect the foregoing provisions of this Section 6.04.

                                  ARTICLE VII

            TRANSFERABILITY OF BUCS AND LIMITED PARTNERS' INTERESTS

    SECTION 7.01.  FREE TRANSFERABILITY OF BUCS.

        (a) BUCs shall be issued in registered form only and shall be freely transferable (subject to compliance with federal or state securities law and Section 7.02 or 11.04 of this Agreement); provided, however, nothing in this Agreement shall impose any obligation on the General Partner, the Partnership or any transfer agent to restrict or place conditions on the transfer of BUCs.

        (b) BUCs may be transferred only on the books and records of the Partnership.

        (c) A Person shall be recognized as a BUC Holder for all purposes on the books and records of the Partnership as of the day on which the General Partner (or other transfer agent appointed by the General Partner) receives evidence of the transfer of a BUC to such Person which is satisfactory to the General Partner. All BUC Holder rights, including voting rights, rights to receive distributions and rights to receive reports, and all allocations in respect of BUC Holders, including allocations of Income and Loss, will vest in, and be allocable to, each BUC Holder as of the close of business on such day.

        (d) In order to record a transfer of a BUC on the Partnership's books and records, the General Partner may require such evidence of transfer or assignment and authority of the transferor or assignor, including signature guarantees, and such additional documentation as the General Partner may determine.

        (e) The General Partner is hereby authorized to do all things necessary in order to register the BUCs under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, pursuant to the rules and regulations of the Securities and Exchange Commission, to qualify the BUCs with state securities regulatory authorities or to perfect exemptions from qualification, to cause the BUCs to be listed on The NASDAQ Stock Market or a national stock exchange and to any other actions necessary to allow the resale of BUCs by the BUC Holders.

    SECTION 7.02. RESTRICTIONS ON TRANSFERS OF BUCS AND OF INTERESTS OF LIMITED PARTNERS OTHER THAN THE INITIAL LIMITED PARTNER.

        (a) If any sale, assignment, pledge or transfer of a Limited Partnership Interest, other than by the Initial Limited Partner, or of a BUC, when considered with all other sales, assignments, pledges or transfers of Partnership Interests and BUCs within the previous 12-month period, may result in the transfer (within the meaning of Section 708 of the Code and Regulations promulgated thereunder) of more than 45% of the Partnership Interest and BUCs, then the sale, assignment, pledge or transfer of a Limited Partnership Interest or a BUC may be suspended or deferred by the General Partner; provided, however, that the General Partner will have no obligation to suspend or defer any such sale, assignment, pledge or transfer. The seller, assignor, pledgor or transferor shall be notified of such deferral, and any transaction deferred pursuant to this provision shall be effected (in chronological order to the extent practicable) as of the first day of the next succeeding period as of which such transaction can be effected without either termination of the Partnership for tax purposes or any material adverse effects from such termination. In the event transactions are suspended, the General Partner shall give written Notice of such suspension to all Limited Partners and BUC Holders as soon as practicable.

        (b) A Limited Partner (other than the Initial Limited Partner) may assign his Limited Partnership Interests only by a duly executed written instrument of assignment, the terms of which are not in contravention of any of the provisions of this Agreement. Within 30 days after an assignment of Limited Partnership Interests (other than by the Initial Limited Partner) which occurs without a transfer of record ownership of such Limited Partnership Interests, the assignor shall give Notice of such assignment to the General Partner.

        (c) The provisions of this Section 7.02 and of Section 7.03 shall not apply to the transfer and assignment by the Initial Limited Partner of Limited Partnership Interests to BUC Holders in accordance with Section 11.01(a).

    SECTION 7.03. ASSIGNEES OF LIMITED PARTNERS OTHER THAN THE INITIAL LIMITED PARTNER.

        (a) If a Limited Partner other than the Initial Limited Partner dies, his executor, administrator or trustee, or, if he is adjudicated incompetent, his committee, guardian or conservator, or, if he becomes Bankrupt, the trustee or receiver of his estate, shall have all the rights of a Limited Partner for the purpose of settling or managing his estate and such power as the deceased or incompetent Limited Partner possessed to assign all or any part of his Limited Partnership Interests and to join with the assignee thereof in satisfying any conditions precedent to such assignee becoming a Limited Partner. The Incapacity of a Limited Partner shall not dissolve the Partnership.

        (b) The Partnership need not recognize for any purpose any assignment of all or any fraction of the Limited Partnership Interests of a Limited Partner other than the Initial Limited Partner unless there shall have been filed with the Partnership and recorded on the Partnership's books a duly executed and acknowledged counterpart of the instrument effecting such assignment, and unless such instrument evidences the written acceptance by the assignee of all of the terms and provisions of this Agreement, contains a representation that such assignment was made in accordance with all applicable laws and regulations (including any investor suitability requirements) and in all other respects is satisfactory in form and substance to the General Partner.

        (c) Any Limited Partner other than the Initial Limited Partner who shall assign all of his Limited Partnership Interests shall cease to be a Limited Partner of the Partnership, except that unless and until a Limited Partner is admitted in his place, such assigning Limited Partner shall retain the statutory rights and liabilities of an assignor of a limited partnership interest under the Act.

        (d) An assignee of Limited Partnership Interests (other than a BUC Holder) may become a Limited Partner only if each of the following conditions is satisfied:

            (i) the instrument of assignment sets forth the intentions of the assignor that the assignee succeed to the assignor's Limited Partnership Interest in his place;

            (ii) the assignee shall have fulfilled the requirements of Sections 7.03(b) and 12.03(b);

           (iii) the assignee shall have paid all reasonable legal fees and filing costs incurred by the Partnership in connection with his substitution as a Limited Partner; and

            (iv) the assignee shall have received the Consent of the General Partner, which Consent the General Partner may withhold in its sole discretion.

        (e) This Agreement and the Certificate shall be amended as necessary to recognize the admission of any Limited Partners and shall be submitted in a timely manner for filing with the Delaware Secretary of State. Assignees of Limited Partnership Interests (other than a BUC Holder) shall be recognized as such, to the extent set forth in Section 7.03(b) or 7.03(d), as of the day on which the Partnership has received the instrument of assignment and all of the other conditions to the assignment are satisfied.

        (f) An assignee of Limited Partnership Interests (other than a BUC Holder) who does not become a Limited Partner and who desires to make a further assignment of his Limited Partnership Interests shall be subject to all of the provisions of this Article VII to the same extent and in the same manner as a Limited Partner desiring to make an assignment of Limited Partnership Interests.

    SECTION 7.04. JOINT OWNERSHIP OF INTERESTS. Subject to the other provisions of this Agreement, a Limited Partnership Interest or BUC may be acquired by two or more Persons, who shall, at the time they acquire such Limited Partnership Interest or BUC, indicate to the Partnership whether the Limited Partnership Interest or BUC is being held by them as joint tenants with the right of survivorship, as tenants-in-common or as community property. In the absence of any such designation, joint owners shall be presumed to hold such Limited Partnership Interest or BUC as tenants-in-common. The Consent of such joint Limited Partners or BUC Holders shall not require the action or vote of all owners of any such jointly held Limited Partnership Interest or BUC.

                                  ARTICLE VIII

                 DISSOLUTION AND LIQUIDATION OF THE PARTNERSHIP

    SECTION 8.01.  EVENTS CAUSING DISSOLUTION.

        (a) The Partnership shall dissolve upon the happening of any of the following events:

            (i) ninety days following the Incapacity of a General Partner who is at that time the sole General Partner, unless all of the remaining Partners (it being understood that, notwithstanding any other provision herein to the contrary, for purposes of this provision the Initial Limited Partner shall act solely in accordance with the direction of a majority in interest of the BUC Holders) agree in writing to continue the business of the Partnership and a successor General Partner satisfying the standards set forth in Section 6.02 is designated within 90 days of the occurrence of such an Incapacity;

            (ii) the passage of 180 days after the repayment, sale or other disposition of all of the Mortgage Investments and Tax Exempt Investments and substantially all other assets, if any, held by the Partnership;

           (iii) the election by a majority in interest of the Limited Partners (including the Initial Limited Partner voting on behalf of the BUC Holders) pursuant to Section 10.02(a)(iii) or the election by the General Partner to dissolve the Partnership pursuant to Section 5.04(e) with the Consent of a majority in interest of the Limited Partners thereto;

            (iv) the expiration of the term of the Partnership specified in
       Section 2.04; or

            (v) any other event causing the dissolution of the Partnership under the laws of the State of Delaware.

        (b) Dissolution of the Partnership shall be effective on the day on which the event occurs giving rise to the dissolution, but the Partnership shall not terminate until a certificate of cancellation is filed with the Delaware Secretary of State and the assets of the Partnership are distributed as provided in Section 8.02. Notwithstanding the dissolution of the Partnership, prior to the termination of the

    Partnership, the business of the Partnership and the affairs of the Partners shall continue to be governed by this Agreement.

        (c) The obligations imposed on the General Partner by Article IX of the Agreement will cease upon the termination of the Partnership.

    SECTION 8.02.  LIQUIDATION.

        (a) Upon dissolution of the Partnership, unless all of the Partners elect to reform the Partnership (it being understood that, notwithstanding any other provision herein to the contrary, for purposes of this provision the Initial Limited Partner shall act solely in accordance with the direction of a majority in interest of the BUC Holders), the General Partner shall liquidate the assets of the Partnership and shall apply and distribute the proceeds thereof as contemplated by this Section 8.02 and Article IV and cause the cancellation of the Certificate in accordance with the Act. If there is no General Partner, a majority in interest of the Limited Partners (including the Initial Limited Partner voting on behalf of the BUC Holders) may elect a liquidator to liquidate the assets of the Partnership and perform the functions of the General Partner set forth in this Section 8.02.

        (b) After payment of the expenses of the liquidation and of liabilities owing to creditors of the Partnership (including the repayment of any loans from the General Partner or its Affiliates), the General Partner may set aside as a reserve such amount as it deems reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership which may be paid over by the General Partner to a bank, to be held in escrow for the purpose of paying any such contingent or unforeseen liabilities or obligations, and, at the expiration of such period as the General Partner may deem advisable, the amount in such reserve shall be distributed in the manner set forth in Section 4.02(b) among the Partners and BUC Holders who would have been entitled to receive such amounts had such amounts not been placed in such reserves.

        (c) Notwithstanding the foregoing, if the General Partner or liquidator shall determine that an immediate sale of part or all of the Partnership's assets would cause undue loss to the Partners or the BUC Holders, the General Partner or liquidator may, after giving Notice to the Limited Partners and BUC Holders, and to the extent not then prohibited by any applicable law of any jurisdiction in which the Partnership is then formed or qualified, defer liquidation and withhold from distribution for a reasonable time any assets of the Partnership, except those assets necessary to satisfy the Partnership's debts and obligations.

                                   ARTICLE IX

             BOOKS AND RECORDS, ACCOUNTING, REPORTS, TAX ELECTIONS

    SECTION 9.01. BOOKS AND RECORDS. The Partnership shall maintain its books and records at its principal office. The Partnership's books and records shall be available during ordinary business hours for examination and copying there at the reasonable request, and at the expense, of any Partner or BUC Holder or his duly authorized representative, or copies of such books and records may be requested in writing by any Partner or BUC Holder or his duly authorized representative, provided that the reasonable costs of fulfilling such request, including copying expenses, shall be paid by the Partner or BUC Holder making such request. The Partnership's books and records shall include the following:

        (a) a current list of the full name, last known home or business address and Partnership Interest of each Partner and BUC Holder set forth in alphabetical order;

        (b) a copy of this Agreement and the Certificate, together with executed copies of any powers of attorney pursuant to which such Certificate, and any amendments thereto, have been executed;

        (c) copies of the Partnership's federal, state and local income tax returns and reports, if any, for the three most recent years; and

        (d) copies of all financial statements of the Partnership for the three most recent years.

    SECTION 9.02. ACCOUNTING BASIS AND FISCAL YEAR. The books and records of the Partnership initially shall be kept on the accrual method. The Partnership will use a fiscal year identical to its taxable year. Unless permission is granted by the Internal Revenue Service to use a taxable year other than the calendar year, the Partnership will use a calendar year taxable year.

    SECTION 9.03.  REPORTS.

        (a) Within 60 days after the end of each of the first three quarters of each fiscal year, the General Partner shall send to each Person who was a Limited Partner or a BUC Holder during such quarter a balance sheet and statements of income, changes in Partners' capital and cash flow of the Partnership (all prepared in accordance with generally accepted accounting principles but none of which need be audited) and a statement showing distributions of Net Interest Income and Net Residual Proceeds during such quarter, which need not be audited, together with a report of the activities of the Partnership during such quarter.

        (b) Within 75 days after the end of each fiscal year, the General Partner shall send to each Person who was a Limited Partner or a BUC Holder at any time during the year then ended such tax information relating to the Partnership as shall be necessary for the preparation by such Limited Partner or BUC Holder of his federal income tax return and required state income and other tax returns.

        (c) Within 120 days after the end of each fiscal year, the General Partner shall send to each Person who was a Limited Partner or BUC Holder at any time during the year then ended a report including (i) the balance sheet of the Partnership as of the end of such year and statements of income, changes in Partners' capital and cash flow of the Partnership for such year, all of which shall be prepared in accordance with generally accepted accounting principles and accompanied by a report of the Accountants containing an opinion of the Accountants, (ii) a report of the activities of the Partnership during such year and (iii) a statement (which need not be audited) showing cash distributions per Limited Partnership Interest and per BUC during such year in respect of such year, which statement shall identify distributions of (a) Net Interest Income and Net Residual Proceeds received by the Partnership during such year, (b) Net Interest Income and Net Residual Proceeds received during prior years which had been held in the Reserve and (c) cash placed in Reserves during such year. The Partnership's annual report will include a detailed statement of (i) the amount of the fees, if any, paid to the General Partner pursuant to Section 5.05(e) hereof and (ii) the amounts actually reimbursed to the General Partner and its Affiliates pursuant to Section 5.05(b) hereof. The Accountants will certify that the amounts actually reimbursed to the General Partner pursuant to
    Section 5.05(b) were costs incurred by the General Partner in connection with the conduct of the business and affairs of the Partnership or the acquisition and management of its assets and were permissible reimbursements under this Agreement. The methods of verification used by the Accountants will be in accordance with generally accepted auditing standards and include such tests of the accounting records and other auditing procedures which the Accountants consider appropriate.

    SECTION 9.04. DESIGNATION OF TAX MATTERS PARTNER. The General Partner is hereby authorized to designate itself or any other General Partner as Tax Matters Partner of the Partnership, as provided in Section 6231 of the Code and the Regulations promulgated thereunder. Each Partner, by execution of this Agreement, and each BUC Holder, by acceptance of his BUCs, consents to such designation of the General Partner as the Tax Matters Partner and agrees to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence the appointment of the General Partner as such.

    SECTION 9.05. EXPENSES OF TAX MATTERS PARTNER. The Partnership shall reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, and shall indemnify him for claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Partners and BUC Holders. The payment of all such expenses and indemnification shall be made before any distributions are made from Net Interest Income, Net Residual Proceeds or Liquidation Proceeds. Neither the General Partner, nor any Affiliate, nor any other Person shall have any obligation to provide funds for such purpose. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner, and the provisions on limitations of liability of the General Partner and indemnification set forth in Section 5.09 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.

                                   ARTICLE X

                 MEETINGS AND VOTING RIGHTS OF LIMITED PARTNERS
                                AND BUC HOLDERS

    SECTION 10.01.  MEETINGS.

        (a) The General Partner may call a meeting of the Limited Partners and BUC Holders for any purpose or call for a vote of the Limited Partners and BUC Holders without a meeting or otherwise solicit the consent of the Limited Partners and BUC Holders at any time and the General Partner shall call for such a meeting or vote without a meeting or solicit the consents of the Limited Partners and BUC Holders upon receipt of a written request for such a meeting, vote or solicitation signed by 10% or more in interest of the Limited Partners (it being understood that the Initial Limited Partner will act in accordance with the directions of the BUC Holders). Any such meeting shall be held not less than 15 days nor more than 60 days after the receipt of such request. Any such request shall state the purpose of the proposed meeting and the matters proposed to be acted upon at such meeting, and no matter may be acted upon at the meeting other than as set forth in such request or as otherwise permitted by the General Partner. Meetings shall be held at the principal office of the Partnership or at such other place as may be designated by the General Partner or, if the meeting is called upon the request of the Limited Partners (including the Initial Limited Partner acting on behalf of the BUC Holders), as designated by such Limited Partners (including the Initial Limited Partner acting on behalf of the BUC Holders).

        (b) Notice of any meeting to be held pursuant to Section 10.01(a) shall be given (in person or by certified mail) within 10 days of the receipt by the General Partner of the request for such meeting to each Limited Partner at his record address, or at such other address which he may have furnished in writing to the General Partner and to the BUC Holders at the address shown on the Partnership's books and records kept in accordance with Section
    9.01. Such Notice shall state the place, date and hour of the meeting and shall indicate that the Notice is being issued at the direction of, or by, the Partner(s) calling the meeting. The Notice shall state the record date established in Section 10.01(c) and state the purpose of the meeting. If a meeting is adjourned to another time or place, and if an announcement of the adjournment of time or place is made at the meeting, it shall not be necessary to give Notice of the adjourned meeting. The presence in person or by proxy of a majority in interest of the Limited Partners (including the Initial Limited Partner acting for and at the direction of the BUC Holders) considered as a class shall constitute a quorum at all meetings of the Partners and BUC Holders; provided, however, that if no such quorum is present, holders of a majority in interest of the Limited Partners considered as a class (it being understood that the Initial Limited Partner shall be present at the direction of the BUC Holders and only to the extent of such direction) so present or so represented may adjourn the meeting from time to time without further Notice, until a quorum shall have been obtained. No Notice of the time, place or purpose of any meeting of Limited Partners and BUC Holders need be given (i) to any Limited Partner or BUC Holder who attends in person or is represented by proxy, except for a Partner attending a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business on the ground that the meeting is not lawfully called or convened, or (ii) to any Limited Partner or BUC Holder entitled to such Notice who, in writing, executed and filed with the records of the meeting, either before or after the time thereof, waives such Notice.

        (c) For the purpose of determining the Limited Partners entitled to vote at any meeting of the Limited Partners and BUC Holders, and the BUC Holders entitled to receive Notice of and direct the voting of the Initial Limited Partner at any such meeting, or any adjournment thereof, or to act by written Consent without a meeting, the General Partner or the Limited Partners or the BUC Holders requesting such meeting or vote pursuant to
    Section 11.03(a) may fix, in advance, a date as the record date of any such determination of Limited Partners and BUC Holders. Such date shall not be more than 60 days nor less than 15 days before any such meeting or not more than 60 days prior to the initial solicitation of Consents from the Limited Partners and BUC Holders.

        (d) At each meeting of Limited Partners and BUC Holders, the Limited Partners and BUC Holders present or represented by proxy shall elect such officers and adopt such rules for the conduct of such meeting as they shall deem appropriate.

    SECTION 10.02.  VOTING RIGHTS OF LIMITED PARTNERS AND BUC HOLDERS.

        (a) Subject to Section 10.03, a majority in interest of the Limited Partners (it being understood that the Initial Limited Partner shall act at the direction of the BUC Holders), without the concurrence of the General Partner, may: (i) amend this Agreement, provided that the concurrence of the General Partner shall be required for any amendment to this Agreement which modifies the compensation or distributions to which the General Partner is entitled or which affects the duties of the General Partner; (ii) approve or disapprove the sale or other disposition of all or substantially all of the Partnership's assets in a single transaction in the circumstances provided by Section 5.04(c); (iii) dissolve the Partnership; and (iv) remove any General Partner and elect a successor therefor, which successor shall become a General Partner only in accordance with Section 6.02. Amendments to this Agreement may be proposed at any time by a writing signed by 10% or more in interest of the Limited Partners (it being understood that the Initial Limited Partner will act in accordance with the direction of the BUC Holders).

        (b) A Limited Partner shall be entitled to cast one vote for each Limited Partnership Interest which he owns, and a BUC Holder shall be entitled to direct the Initial Limited Partner to cast one vote for each BUC which he owns (it being understood that the Initial Limited Partner will act at the direction of the BUC Holders) at a meeting, in person, by written proxy or by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the General Partner prior to the adjournment SINE DIE of such meeting. In the alternative, BUC Holders may Consent to actions without a meeting, by a signed writing identifying the action taken or proposed to be taken. Every proxy must be signed by the Limited Partner or BUC Holder or his attorney-in-fact. No proxy shall be valid after the expiration of 12 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner or the BUC Holder executing it by Notice to the Person to whom the proxy was given. Written Consents may be irrevocable if stated in a writing delivered to BUC Holders at the time at which their Consent is solicited. Only the votes or Consents of Limited Partners or BUC Holders of record on the record date established pursuant to
    Section 10.01(c), whether at a meeting or otherwise, shall be counted. The General Partner shall not be entitled to vote in its capacity as General Partner. The laws of the State of Delaware pertaining to the validity and use of corporate proxies shall govern the validity and use of proxies given by the Limited Partners and BUC Holders, except to the extent such laws are inconsistent with this Agreement. The BUC Holders may give proxies only to the Initial Limited Partner. The Initial Limited Partner will vote in accordance with the directions of the BUC Holders so that each BUC will be voted separately.

        (c) Reference in this Agreement to a specified percentage in interest of the Limited Partners and BUC Holders means the Limited Partners and BUC Holders whose combined Capital Contributions (it being understood that the BUC Holders' Capital Contributions were made by the Initial Limited Partner) represent the specified percentage of the Capital Contributions of all Limited Partners and BUC Holders.

    SECTION 10.03. OPINION REGARDING EFFECT OF ACTION BY LIMITED PARTNERS AND BUC HOLDERS. Prior to any vote or Consent by Limited Partners or BUC Holders that might (i) materially affect the tax status of the Partnership, (ii) impair the limited liability of the Limited Partners or BUC Holders, or (iii) result in the dissolution or termination of the Partnership, the Partnership will provide Limited Partners and BUC Holders written advice from Counsel as to the possible and most likely consequences of such vote or Consent with respect thereto.

    SECTION 10.04. OTHER ACTIVITIES. The Limited Partners and BUC Holders may engage in or possess interests in other business ventures of every kind and description for their own accounts, including without limitation serving as general or limited partners of other partnerships which own, either directly or through interests in other partnerships, investments similar in nature to the Mortgage Investments and Tax Exempt Investments. Neither the Partnership nor any of the Partners or BUC Holders shall have any rights by virtue of this Agreement in or to such business ventures or to the income or profits derived therefrom.

                                   ARTICLE XI

                 ASSIGNMENT OF LIMITED PARTNERSHIP INTERESTS TO
                     BUC HOLDERS AND RIGHTS OF BUC HOLDERS

    SECTION 11.01.  ASSIGNMENT OF LIMITED PARTNERSHIP INTERESTS TO BUC HOLDERS.

        (a) Except as otherwise provided herein, the Initial Limited Partner, by the execution of this Agreement, irrevocably assigns to the Persons who are BUC Holders of the Prior Partnership as of the Merger Date, all of the Initial Limited Partner's rights and interest in its Partnership Interest. The rights and interest so transferred and assigned shall include, without limitation, the following:

            (i) all rights to receive distributions of Net Interest Income pursuant to Section 4.01;

            (ii) all rights to receive Net Residual Proceeds and Liquidation Proceeds pursuant to Section 4.02;

           (iii) all rights in respect of allocations of Income and Loss pursuant to Sections 4.03 and 4.04;

            (iv) all rights in respect of determinations of allocations and distributions pursuant to Section 4.05;

            (v) all rights to inspect records and to receive reports pursuant to
       Article IX;

            (vi) all rights to vote on Partnership matters pursuant to Article X; and

           (vii) all rights which Limited Partners have, or may have in the future, under the Act, except as otherwise provided herein.

        Notwithstanding the foregoing, the Partnership may issue additional BUCs from time to time as determined by the General Partner, in which case the foregoing assignment will be deemed to include an assignment to the holders of such additional BUCs and such additional BUCs shall participate in the rights and interest of the Initial Limited Partner to the same extent as the BUCs existing on the Merger Date. All Persons becoming BUC Holders shall be bound by the terms and conditions of, and shall be entitled to all rights of, Limited Partners under this Agreement.

        (b) The Initial Limited Partner shall remain as Initial Limited Partner on the books and records of the Partnership notwithstanding the assignment of all of its Limited Partnership Interest until such time as the Initial Limited Partner transfers its position as Initial Limited Partner to another Person with the Consent of the General Partner. Other than pursuant to
    Section 11.01(a), the Initial Limited Partner may not transfer or assign a Limited Partnership Interest without the prior written Consent of the General Partner.

        (c) The General Partner, by the execution of this Agreement, irrevocably Consents to and acknowledges on behalf of itself and the Partnership that
    (i) the foregoing assignment pursuant to Section 11.01(a) by the Initial Limited Partner to the BUC Holders of the Initial Limited Partner's rights and interest in the Limited Partnership Interests is valid and binding on the Partnership and the General Partner, and (ii) the BUC Holders are intended to be third-party beneficiaries of all rights and privileges of the Initial Limited Partner in respect of the Limited Partnership Interests. The General Partner covenants and agrees that, in accordance with the foregoing transfer and assignment, all the Initial Limited Partner's rights and privileges in respect of the Limited Partnership Interests assigned to the BUC Holders may be exercised by the BUC Holders, including, without limitation, those listed in Section 11.01(a).

    SECTION 11.02.  RIGHTS OF BUC HOLDERS.

        (a) Limited Partners (including the Initial Limited Partner but only with respect to its own Limited Partnership Interests) and BUC Holders shall share pari passu on the basis of one Limited Partnership Interest for one BUC, and shall be considered as a single class with respect to all rights to receive distributions of Net Interest Income, Net Residual Proceeds and Liquidation Proceeds, allocations of Income and Loss, and other determinations of allocations and distributions pursuant to this Agreement.

        (b) Limited Partners (including the Initial Limited Partner voting on behalf of the BUC Holders) shall vote on all matters in respect of which they are entitled to vote (either in person, by proxy or by written Consent), as a single class with each entitled to one vote.

        (c) A BUC Holder is entitled to the same duty (including any fiduciary duty created by law) from the General Partner as the General Partner owes to a Limited Partner and may sue the General Partner to enforce the same. A BUC Holder may bring a derivative action against any Person (including the General Partner) to enforce any right of the Partnership to recover a judgment to the same extent as a Limited Partner has such a right under the Act.

        (d) A BUC Holder is not a Limited Partner and has no right to be admitted to the Partnership as such.

    SECTION 11.03.  VOTING BY THE INITIAL LIMITED PARTNER ON BEHALF OF BUC
HOLDERS.

        (a) Subject to Section 8.01(a)(i), the Initial Limited Partner hereby agrees that, with respect to any matter on which a vote of the Limited Partners is taken, the Consent of the Limited Partners is required or any other action of the Limited Partners is required or permitted, it will not vote its Limited Partnership Interest or grant such Consent or take such action (other than solely administrative actions as to which the Initial Limited Partner has no discretion) except for the sole benefit of, and in accordance with the written instructions of, the BUC Holders with respect to their BUCs. The Initial Limited Partner (or the Partnership on behalf of the Initial Limited Partner) will provide Notice to the BUC Holders containing information regarding any matters to be voted upon or as to which any Consent or other action is requested or proposed. The Partnership and the General Partner hereby agree to permit BUC Holders to attend any meetings of Partners and the Initial Limited Partner shall, upon the written request of BUC Holders owning BUCs which represent in the aggregate 10% or more of all of the outstanding BUCs, request the General Partner to call a meeting of Partners pursuant to Section 10.01 or to submit a matter to the Initial Limited Partner without a meeting pursuant to this Agreement. The General Partner shall give the BUC Holders Notice of any meeting to be held pursuant to Section 10.01(a) at the same time and manner as such Notice is required to be given to the Initial Limited Partner pursuant to Section 10.01(b).

        (b) The Initial Limited Partner will exercise its right to vote or Consent to any action under this Agreement in accordance with the written instructions of holders of BUCs outstanding as of the relevant record date. In addition, holders of a majority of the BUCs outstanding may instruct the Initial Limited Partner to take, and upon receipt of such instruction, the Initial Limited Partner shall take, the actions permitted by Section 10.02.

        (c) The Initial Limited Partner will mail to any BUC Holder (at the address shown on the Partnership's records kept in accordance with Section 9.01(a)) any report, financial statement or other communication received from the Partnership or the General Partner with respect to the Limited Partnership Interests held by the Initial Limited Partner (including, without limitation, any financial statement or report or tax information provided pursuant to Section 9.03). In lieu of mailing of any such document by the Initial Limited Partner, the Initial Limited Partner may, at its option, request the General Partner to mail any such communications directly to the BUC Holders, and the Initial Limited Partner shall be deemed to have satisfied its obligations under this Section 11.03(b) upon its receipt of written notification from the General Partner that any such communication has been mailed, postage prepaid, to all of the BUC Holders at the addresses shown on the Partnership's records.

    SECTION 11.04. PRESERVATION OF TAX STATUS. With the Consent of each BUC Holder so affected, the General Partner may at any time cause such BUC Holder to become a Limited Partner and may take such other action with respect to the manner in which BUCs are being or may be transferred or traded as it may deem necessary or appropriate, in order to preserve the status of the Partnership as a partnership rather than an association taxable as a corporation for federal income tax purposes or to insure that BUC Holders will be treated as limited partners for federal income tax purposes.

                                  ARTICLE XII

                            MISCELLANEOUS PROVISIONS

    SECTION 12.01.  APPOINTMENT OF THE GENERAL PARTNER AS ATTORNEY-IN-FACT.

        (a) Each Limited Partner by the execution of this Agreement irrevocably constitutes and appoints, with full power of substitution, the General Partner as his true and lawful attorney-in-fact with full power and authority in his name, place and stead to execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to carry out the provisions of this Agreement, including, but not limited to:

            (i) the Certificate and amendments thereto, and all certificates and other instruments (including counterparts of this Agreement), and any amendments thereof, which any such Person deems appropriate to form, qualify or continue the Partnership as a limited partnership (or a partnership in which the Limited Partners will have limited liability comparable to that provided by the Act on the date thereof) in a jurisdiction in which the Partnership may conduct business or in which such formation, qualification or continuation is, in the opinion of any such Person, necessary to protect the limited liability of the Limited Partners and BUC Holders;

            (ii) any other instrument or document which may be required to be filed by the Partnership under federal law or under the laws of any state in which any such Person deems it advisable to file;

           (iii) all amendments to this Agreement adopted in accordance with the terms hereof and all instruments which any such Person deems appropriate to reflect a change or modification of the Partnership in accordance with the terms of this Agreement; and

            (iv) any instrument or document, including amendments to this Agreement, which may be required to effect the continuation of the Partnership, the admission of a Limited Partner or an additional or successor General Partner or the dissolution and termination of the Partnership (provided such continuation, admission or dissolution and termination are in accordance with the terms of this Agreement) or to reflect any reductions in amount of Capital Accounts.

        (b) The appointment by each Limited Partner of each of such Persons as his attorney-in-fact is irrevocable and shall be deemed to be a power coupled with an interest, in recognition of the fact that each of the Partners under this Agreement will be relying upon the power of such Persons to act as contemplated by this Agreement in any filing and other action by them on behalf of the Partnership, and such power shall survive the Incapacity of any Person hereby giving such power and the transfer or assignment of all or any part of the Limited Partnership Interests of such Person; provided, however, that in the event of a transfer by a Limited Partner of all or any part of his Limited Partnership Interests, the foregoing power of attorney shall survive such transfer only until such time as the transferee is admitted to the Partnership as a Limited Partner and all required documents and instruments are duly executed, filed and recorded to effect such substitution.

    SECTION 12.02. SIGNATURES. Each Limited Partner and any additional or successor General Partner shall become a signatory hereto by signing such number of counterpart signature pages to this Agreement and such other instrument or instruments in such manner and at such time as the General Partner shall determine. By so signing, each Limited Partner, successor General Partner or additional General Partner, as the case may be, shall be deemed to have adopted, and to have agreed to be bound by, all the provisions of this Agreement, as amended from time to time; provided, however, that no such counterpart shall be binding unless and until it has been accepted by the General Partner.

    SECTION 12.03.  AMENDMENTS.

        (a) In addition to any amendments otherwise authorized herein, amendments may be made to this Agreement or the Certificate from time to time by the General Partner, without the Consent of the Limited Partners or the BUC Holders, (i) to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner in this Agreement; (ii) to cure any ambiguity or correct or supplement any provision in this Agreement which may be inconsistent with the manifest intent of this Agreement, if such amendment is not materially adverse to the interests of Limited Partners and BUC Holders in the sole judgment of the General Partner; (iii) to delete or add to any provision of this Agreement required to be deleted or added to based upon comments by the staff of the Securities and Exchange Commission or other federal agency or by a state securities commissioner; (iv) to delete, add or revise any provision of this Agreement that may be necessary or appropriate, in the General Partner's judgment, to insure that the Partnership will be treated as a partnership, and that each BUC Holder and each Limited Partner will be treated as a limited partner, for federal income tax purposes; (v) to reflect the withdrawal, removal or admission of Partners; and (vi) to reflect a change in the name or address of the Partnership's registered agent in the State of Delaware; provided, however, that no amendment shall be adopted pursuant to this Section 12.03(a) unless the adoption thereof (A) is consistent with Section 5.01 and is not prohibited by Section 5.04; (B) does not affect the distribution of Net Interest Income, Net Residual Proceeds or Liquidation Proceeds or the allocation of Income or Loss (except as provided in Section 5.10); (C) does not, in the sole judgment of the General Partner after consultation with Counsel, affect the limited liability of the Limited Partners or the BUC Holders or cause the Partnership not to be treated as a partnership for federal income tax purposes; and (D) does not amend this Section 12.03(a).

        (b) If this Agreement shall be amended as a result of substituting a Limited Partner, the amendment to this Agreement shall be signed by the General Partner, the Person to be substituted and the assigning Limited Partner. If this Agreement shall be amended to reflect the designation of an additional General Partner, such amendment shall be signed by the other General Partners and by such additional General Partner. If this Agreement shall be amended to reflect the withdrawal of a General Partner when the business of the Partnership is being continued, such amendment shall be signed by the withdrawing General Partner and by the remaining or successor General Partner. In the event the withdrawing General Partner or the assigning Limited Partner does not sign such an amendment within 30 days following its withdrawal or substitution, the remaining or successor General Partners are hereby appointed by the withdrawing General Partner or the assigning Limited Partner as its attorney-in-fact for purposes of signing such amendment.

        (c) In making any amendments, there shall be prepared and filed by the General Partner for recording such documents and certificates as shall be required to be prepared and filed under the Act and in any other jurisdictions under the laws of which the Partnership is then qualified.

    SECTION 12.04. BINDING PROVISIONS. The covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the heirs, executors, administrators, personal representatives, successors and assigns of the respective parties hereto.

    SECTION 12.05. APPLICABLE LAW. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware.

    SECTION 12.06. SEPARABILITY OF PROVISIONS. Each provision of this Agreement shall be considered separable and if for any reason any provision or provisions hereof are determined to be invalid and contrary to any law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

    SECTION 12.07. CAPTIONS. Article and Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

    SECTION 12.08. ENTIRE AGREEMENT. This Agreement, together with Schedule A hereto, sets forth all, and is intended by all parties to be an integration of all, of the promises, agreements and understandings among the parties hereto with respect to the Partnership, the Partnership business and the property of the Partnership, and there are no promises, agreements, or understandings, oral or written, express or implied, among them other than as set forth, incorporated or contemplated in this Agreement.

    IN WITNESS WHEREOF, the parties have signed this Agreement as of the [  ]
day of [      ], 1998.

                                GENERAL PARTNER:

                                AMERICA FIRST CAPITAL ASSOCIATES LIMITED
                                PARTNERSHIP TWO

                                By America First Companies L.L.C.,
                                  General Partner

                                By
                                     ------------------------------------------
                                            Michael B. Yanney, President

                                INITIAL LIMITED PARTNER:

                                AMERICA FIRST FIDUCIARY
                                CORPORATION NUMBER FIVE

                                By
                                     ------------------------------------------
                                            Michael B. Yanney, President

                                   SCHEDULE A

GENERAL PARTNER:

   America First Capital                      $       []
    Associates Limited
    Partnership Two
    Suite 400
    1004 Farnam Street
    Omaha, NE 68102

INITIAL LIMITED PARTNER:

   America First Fiduciary                    $       []
    Corporation Number Five
    Suite 400
    1004 Farnam Street
    Omaha, NE 68102

                                                                      APPENDIX B

                          AMENDED AGREEMENT OF MERGER

    THIS AMENDED AGREEMENT OF MERGER (this "Agreement") is entered into as of June 12, 1998 by and between AMERICA FIRST TAX EXEMPT MORTGAGE FUND LIMITED PARTNERSHIP, a Delaware limited partnership (the "the Existing Fund") whose principal office is located at Suite 400, 1004 Farnam Street, Omaha, Nebraska 68102 and AMERICA FIRST TAX EXEMPT INVESTORS L.P., a Delaware limited partnership (the New Fund") whose principal office is located at Suite 400, 1004 Farnam Street, Omaha, Nebraska 68102 and supercedes in its entirety the Agreement of Merger entered into by the same parties on April 10, 1998.

    WHEREAS, the Existing Fund is a limited partnership duly formed and existing under the laws of the State of Delaware, having been formed on November 11, 1985, whose sole general partner is America First Capital Associates Limited Partnership Two ("AFCA 2") and whose sole limited partner is America First Fiduciary Corporation Number Five ("AFFC 5"); and

    WHEREAS, the New Fund is a limited partnership duly formed and existing under the laws of the State of Delaware, having been formed on April 2, 1998, whose sole general partner is AFCA 2 and whose sole limited partner is AFFC 5; and

    WHEREAS, upon the terms and conditions set forth herein, the Existing Fund and the New Fund agree to merge, with the New Fund as the surviving limited partnership;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations, warranties and undertakings of the parties set forth below, the parties agree as follows:

    SECTION 1. THE MERGER. At the effective time, the separate existence of the Existing Fund shall cease and the Existing Fund shall be merged with and into the New Fund, which shall continue its existence and be the limited partnership surviving the merger (the "Merger"). Consummation of the Merger shall be effected by the filing of a Certificate of Merger (the "Merger Certificate") in the State of Delaware, in substantially the form attached hereto as Exhibit A.

    SECTION 2. GOVERNING LAWS. The laws that shall govern the New Fund as the surviving limited partnership are the laws of the State of Delaware.

    SECTION 3. CERTIFICATE OF LIMITED PARTNERSHIP AND AGREEMENT OF LIMITED PARTNERSHIP.

        (a) The certificate of limited partnership of the New Fund at the effective time of the Merger shall become and continue to be the certificate of limited partnership of the New Fund as the surviving limited partnership until changed as provided therein and by law.

        (b) The agreement of limited partnership of the New Fund at the effective time of the Merger (the "Partnership Agreement") shall become and continue to be the agreement of limited partnership of the New Fund as the surviving limited partnership until altered or amended in accordance with the provisions thereof.

    SECTION 4. PARTNERS. AFCA 2 and AFFC 5 shall continue to be the general partner and initial limited partner, respectively, of the New Fund at the effective time of the Merger.

    SECTION 5. TERMS OF CONVERSION OF BUCS. Upon the effective time of the Merger, by virtue of the Merger and without any action on the part of the parties, each beneficial unit certificate representing an assignment of a beneficial interest in a limited partnership interest in the Existing Fund ("the Existing Fund BUCs") outstanding immediately prior to the effective time of the Merger shall be cancelled and extinguished and the Existing Fund shall be merged with and into the New Fund. Holders of the Existing Fund BUCs shall each receive one beneficial unit certificate representing an assignment of a beneficial interest in a limited partnership interest in the New Fund ("the New Fund BUCs") for each Existing Fund BUC they own immediately prior to the effective date of the Merger.

    SECTION 6. RIGHTS AND LIABILITIES. At the effective time of the merger, the New Fund shall succeed to, without other transfer, and shall possess and enjoy, all the rights, privileges, powers and franchises both of a public and a private nature and be subject to all the restrictions, disabilities and duties of the Existing Fund; and all rights, privileges, powers and franchises of the Existing Fund and all property, real, personal and mixed, and all debts due to said the Existing Fund on whatever account, for the Existing Fund BUC subscriptions as well as for all other things in action or belonging to said limited partnership, shall be vested in the New Fund; and all property, rights, privileges, powers, franchises and interests shall be thereafter as effectively the property of the New Fund as they were of the Existing Fund, and the title to any real estate vested by deed or otherwise in said the Existing Fund shall not revert or be in any way impaired by reason of the Merger; provided, however, that all rights of creditors and all liens upon any property of said the Existing Fund shall be preserved unimpaired, and all debts, liabilities and duties of said the Existing Fund shall thenceforth attach to the New Fund and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by the New Fund.

    SECTION 7. CONDITIONS TO MERGER. The obligation of the Existing Fund and of the New Fund to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the effective date of the Merger of each of the following conditions:

        (a) The holders of at least a majority of the outstanding Existing Fund BUCs consent to the Merger by the date established by AFCA 2 as the date upon which such consent must be received and which shall be no earlier than 60 days after the effective date of the registration statement referred to in (b) below or such later date as AFCA 2 may subsequently establish in its sole discretion;

        (b) A registration statement on Form S-4 filed under the Securities Act of 1933, as amended (the "Act"), relating to the distribution of the the New Fund BUCs pursuant to the Merger has been declared effective under the Act by the Securities and Exchange Commission;

        (c) Appropriate clearance of the distribution of the the New Fund BUCs pursuant to the Merger has been obtained from each applicable state securities commission or administrator;

        (d) AFCA 2 shall have received, in form and substance acceptable to it, an opinion to the effect that for federal income tax purposes that holders of the Existing Fund BUCs as of the record date will not recognize any income, gain or loss as a result of the Merger; and

        (e) The New Fund BUCs have been approved for listing on The NASDAQ Stock Market (NASDAQ National Market System).

    SECTION 8. SIGNATURES. This Agreement shall be signed on behalf of the Existing Fund and the New Fund by a duly authorized officer of the general partner of AFCA 2 and attested by the secretary of the general partner of AFCA 2.

    SECTION 9. TERMINATION. This Agreement may be terminated by the action of the board of managers of the general partner of AFCA 2 acting in its capacity as the general partner of the general partner of the Existing Fund and of the New Fund before or after the date that holders of a majority in interest of the Existing Fund BUCs consent to the Merger.

    SECTION 10. FURTHER ASSURANCES. The Existing Fund agrees that from time to time, as and when requested by the New Fund or by its successors or assigns, it will execute and deliver, or cause to be executed and delivered, all such deeds and other instruments, and will take or cause to be taken such further or other action, as the New Fund may deem necessary or desirable in order to more fully vest in and confirm to the New Fund title to and possession of all said property, rights, privileges, powers and franchises and otherwise to carry out the intent and purposes of this Agreement.

    IN WITNESS WHEREOF, this Agreement has been duly authorized, executed and delivered by the parties on the date first set forth above.

                                AMERICA FIRST TAX EXEMPT MORTGAGE FUND LIMITED
                                PARTNERSHIP, a Delaware limited partnership

                                By America First Capital Associates Limited
                                   Partnership Two, General Partner

                                By America First Companies L.L.C., General
                                   Partner

                                By               /s/ MICHAEL YANNEY
                                     ------------------------------------------
                                             Michael Yanney, President

Attest:

     /s/ MICHAEL THESING
------------------------------
  Michael Thesing, Secretary

                                AMERICA FIRST TAX EXEMPT INVESTORS L.P., a
                                Delaware limited partnership

                                By America First Capital Associates Limited
                                   Partnership Two, General Partner

                                By America First Companies L.L.C., General
                                   Partner

                                By             /s/ MICHAEL B. YANNEY
                                     ------------------------------------------
                                            Michael B. Yanney, President

Attest:

     /s/ MICHAEL THESING
------------------------------
  Michael Thesing, Secretary

                                   EXHIBIT A

                             CERTIFICATE OF MERGER
                                       OF
          AMERICA FIRST TAX EXEMPT MORTGAGE FUND LIMITED PARTNERSHIP,
                         A DELAWARE LIMITED PARTNERSHIP
                                 WITH AND INTO
                    AMERICA FIRST TAX EXEMPT INVESTORS L.P.,
                         A DELAWARE LIMITED PARTNERSHIP

    This certificate is prepared pursuant to Section 17-211 of the Revised Uniform Limited Partnership Act of the State of Delaware.

    It is hereby certified that:

        1. The constituent limited partnerships participating in the merger herein certified are: (i) America First Tax Exempt Mortgage Fund Limited Partnership, which is formed under the laws of the State of Delaware ("the Existing Fund"), and (ii) America First Tax Exempt Investors L.P., which is formed under the laws of the State of Delaware ("the New Fund").

    In accordance with Section 17-211 of the Revised Uniform Limited Partnership Act of the State of Delaware, an agreement of merger (the "Merger Agreement") has been duly approved and executed by the Existing Fund and the New Fund.

    The name of the surviving limited partnership in the merger herein certified is America First Tax Exempt Investors L.P., which will continue its existence as said surviving limited partnership upon the effective time of said merger.

    The merger herein certified shall be effective upon the filing of this Certificate with the Secretary of State of the State of Delaware.

    The executed Merger Agreement between the aforesaid constituent limited partnerships is on file at the principal place of business of the aforesaid surviving limited partnership, the address of which is Suite 400, 1004 Farnam Street, Omaha, Nebraska 68102.

    A copy of the Merger Agreement will be furnished by the the New Fund, on request and without cost, to any partner of the Existing Fund or the New Fund or any person holding a beneficial unit certificate of the Existing Fund at the effective time of the merger.

Dated: [          ], 1998.

                                AMERICA FIRST TAX EXEMPT MORTGAGE FUND LIMITED
                                PARTNERSHIP, a Delaware limited partnership

                                By America First Capital Associates Limited
                                   Partnership Two, General Partner

                                By America First Companies L.L.C., General
                                   Partner

                                By
                                     ------------------------------------------
                                            Michael B. Yanney, President

Attest:

------------------------------
  Michael Thesing, Secretary

                                AMERICA FIRST TAX EXEMPT INVESTORS L.P.,a
                                Delaware limited partnership

                                By America First Capital Associates Limited
                                   Partnership Two, General Partner

                                By America First Companies L.L.C., General
                                   Partner

                                By
                                     ------------------------------------------
                                            Michael B. Yanney, President

Attest:

------------------------------
  Michael Thesing, Secretary

STATE OF NEBRASKA     )
                      ) SS.
COUNTY OF DOUGLAS     )

    Before me this [  ] day of [          ], 1998, Michael Yanney, personally
known to me to be the President of America First Companies L.L.C., a Delaware limited liability company in its capacity as the general partner of America First Capital Associates Limited Partnership Two which is the general partner of both the constituent parties to the subject merger, appeared and, being first duly sworn, did acknowledge the execution of the foregoing instrument on behalf of such companies.

                                          --------------------------------------

                                          Notary Public

                                      A-3